As filed with the Securities and Exchange Commission on August 3, 2021

Registration No. 333-[ ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VICTORYSHARES HASHDEX NASDAQ CRYPTO INDEX ETF

(Exact name of registrant as specified in its charter)

Delaware	[_]
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

c/o Victory Capital Digital Assets, LLC

Erin G. Wagner, Esq.

15935 La Cantera Parkway

San Antonio, TX 78256

(216) 898-2526

(Address, including zip code, and telephone number,

including area code, of registrant's principal executive offices and for service of process purposes)

Copy to:

Mark C. Amorosi, Esq.

Stacy L. Fuller, Esq.

K&L Gates LLP

1601 K Street, N.W

Washington, DC 20006

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non- accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company 
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
	Proposed
	Maximum
Title of Each Class of	Aggregate	Amount of
Securities to be Registered	Offering Price(1)	Registration Fee(1)
Common shares of beneficial interest	$1,000,000	$109.10

(1)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Preliminary Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated August 3, 2021

Common Shares of Beneficial Interest

VictoryShares Hashdex Nasdaq Crypto Index ETF

The VictoryShares Hashdex Nasdaq Crypto Index ETF ("Trust") is an exchange-traded fund ("ETF") that issues common shares of beneficial interest (the "Shares") that trade on the Nasdaq Stock Market, LLC ("Exchange"). The Trust's investment objective is to match, before fees and expenses, the investment returns of the Nasdaq Crypto IndexTM ("Index"). In seeking to achieve its investment objective, the Trust will invest substantially all of its assets directly in the digital assets, blockchain-based assets and other digital assets ("Cryptocurrencies") that are components of the Index and will invest in such Cryptocurrencies in approximately the same weight as they represent in the Index.

Victory Capital Digital Assets, LLC ("Sponsor") is the sponsor of the Trust. Hashdex Asset Management Ltd. ("Manager") is the investment manager of the Trust. Nasdaq, Inc. ("Index Provider") has licensed the use of the Index to the Trust. Delaware Trust Company ("Trustee") is the trustee of the Trust. [ ] ("Administrator") serves as administrator of the Trust, and [ ] ("Cash Custodian") serves as custodian of the Trust's U.S. dollar-denominated cash assets ("cash") and maintains a safekeeping account for the Trust. [_], [_], and [_] ("Cryptocurrency Custodians") serve as custodians of the Trust's Cryptocurrency assets. The Cash Custodian and Cryptocurrency Custodians are referred to collectively, as the "Custodians."

The Trust is an exchange-traded fund. In general (i) the Trust may accept cash subscriptions and may purchase Cryptocurrencies directly in such cases and (ii) the Manager may sell Cryptocurrencies to pay redemptions or certain Trust expenses. Alternatively, when the Trust sells or redeems its Shares, it may do so through in "in-kind" transactions in blocks of 25,000 Shares (a "Basket") at the Trust's net asset value. Financial firms that are authorized to purchase or redeem Shares with the Trust (known as "Authorized Participants") will deliver, or facilitate the delivery of, Cryptocurrencies to the Trust's account with the Cryptocurrency Custodians in exchange for Shares when they purchase Shares; and the Trust, through the Cryptocurrency Custodians, will deliver Cryptocurrencies to Authorized Participants when they redeem Shares with the Trust. Authorized Participants may then offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust's assets, and market conditions at the time of a transaction. In the event an Authorized Participant is unable to purchase all necessary Cryptocurrencies to deliver a complete Basket, such Authorized Participant may complete the relevant Basket in cash, in which case the Trust shall use such cash to acquire the necessary Cryptocurrencies to track the Index and/or cover Trust fees, expenses, and liabilities (including taxes). The initial Authorized Participant is expected to be [ ]. Shareholders who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the net asset value of Shares.

The Manager typically will cause the Trust to purchase and sell Cryptocurrencies (i) in order to rebalance the portfolio of the Trust to reflect revised weightings of Index constituents as of an Index rebalancing date or (ii) to account for flows of capital into or out of the Trust as a result of subscriptions or redemptions. All or a portion of the Company's target positions in Cryptocurrencies, however, may be generated by a proprietary algorithm developed by affiliates of the Manager to optimize representative sampling of the Index. Additionally, purchase and sale transactions in such Cryptocurrencies may be executed via such automated systems. The Manager retains discretion over the use of such systems, and it is expected that in many circumstances target positions will be generated, and purchase and sale transactions will be executed, directly by the Manager's personnel. Additionally, the Manager reserves the right to not invest in certain Cryptocurrencies tracked by the Index if the Sponsor and the Manager, in their sole discretion, believe that investing in such Cryptocurrencies would be likely to have a material and adverse legal, regulatory or operational impact on the Trust, the Sponsor, the Manager or any of their respective affiliates or in other extraordinary circumstances, such as periods of severe market dislocations. In such circumstances, the Trust's performance would likely fail to track that of the Index. However, as the Trust's investment objective is to track the Index, it will not generally engage, or decline to engage, in trading activities for the purposes of hedging or otherwise seeking to avoid losses resulting from the performance of Index constituents.

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and may incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under a ticker symbol to be announced prior to commencement of trading. Investing in the Trust involves risks similar to those involved with an investment directly in Cryptocurrencies and other significant risks. See "Risk Factors" beginning on page 22.

The offering of the Trust's Shares is registered with the Securities and Exchange Commission ("SEC") in accordance with the Securities Act of 1933, as amended ("1933 Act"). The offering is intended to be a continuous offering and is not expected to terminate until all of the registered Shares have been sold or three years from the date of the original offering, whichever is earlier, unless extended as permitted by applicable rules under the 1933 Act. The Trust is not a mutual fund registered under the Investment Company Act of 1940, as amended ("1940 Act"), and is not subject to regulation under the 1940 Act. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended ("CEA"), and neither the Sponsor nor the Manager is subject to regulation by the Commodity Futures Trading Commission ("CFTC") as a commodity pool operator or a commodity trading advisor. See "Shareholders do not have the protections associated with ownership of Shares in an investment company registered under the 1940 Act or the protections afforded by the Commodity Exchange Act" on page 45. The Trust's Shares are neither interests in nor obligations of the Sponsor or the Trustee.

AN INVESTMENT IN THE TRUST INVOLVES SIGNIFICANT RISKS AND MAY NOT BE SUITABLE FOR SHAREHOLDERS THAT ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH OTHER EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD DIGITAL ASSETS SUCH AS CRYPTOCURRENCIES. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE [_].

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE TRUST IS AN "EMERGING GROWTH COMPANY" AS THAT TERM IS USED IN THE JUMPSTART OUR BUSINESS STARTUPS ACT (THE "JOBS ACT") AND, AS SUCH, MAY ELECT TO COMPLY WITH CERTAIN REDUCED REPORTING REQUIREMENTS.

The date of this Prospectus is August 3, 2021

WHERE YOU CAN FIND MORE INFORMATION	81
PRIVACY POLICY	82
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	83
APPENDIX A	A-1

This Prospectus contains information you should consider when making an investment decision about Shares. You may rely on the information contained in this Prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares of the Trust are not registered for public sale in any jurisdiction other than the United States.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes "forward-looking statements" which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "intend", "plan," "anticipate," "believe," "estimate," "predict," "potential" or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the Cryptocurrency markets and indexes that track such movements, the Trust's operations, the Sponsor's plans and references to the Trust's future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor's expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust's operations or the value of its Shares.

PROSPECTUS SUMMARY

This following is a summary of the Prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares that is material and/or which may be important to you. You should read this entire Prospectus before making an investment decision about the Shares.

Overview of the Trust

The VictoryShares Hashdex Nasdaq Crypto Index ETF ("Trust") is an exchange-traded fund ("ETF") that issues common shares of beneficial interest (the "Shares") that trade on the Nasdaq Stock Market, LLC ("Exchange"). The Trust's investment objective is to match, before fees and expenses, the investment returns of the Nasdaq Crypto IndexTM ("Index"). In seeking to achieve its investment objective, the Trust will invest substantially all of its assets directly in the digital assets, blockchain-based assets and other digital assets ("Cryptocurrencies") that are components of the Index and will invest in such Cryptocurrencies in approximately the same weight as they represent in the Index.

Victory Capital Digital Assets, LLC ("Sponsor") is the sponsor of the Trust. Hashdex Asset Management Ltd. ("Manager") is the investment manager of the Trust. Nasdaq, Inc. ("Index Provider") has licensed the use of the Index to the Trust. Delaware Trust Company ("Trustee") is the trustee of the Trust. [ ] ("Administrator") serves as administrator of the Trust, and [ ] ("Cash Custodian") serves as custodian of the Trust's U.S. dollar-denominated cash assets ("cash") and maintains a safekeeping account for the Trust. [_], [_], and [_] ("Cryptocurrency Custodians") serve as custodians of the Trust's Cryptocurrency assets. The Cash Custodian and Cryptocurrency Custodians are referred to collectively, as the "Custodians."

Digital assets are systems for decentralized digital value exchange that are designed to enable units of various digital assets to be transferred across borders without the need for currency conversion. Digital assets are not legal tender in most countries. The supply of any digital asset is not determined by a central government, but rather by an open-source software program that limits both the total amount of a specific digital asset that will be produced and the rate at which it is released into the network.

Because transfers of specific digital assets are recorded on that digital assets' blockchain or equivalent for non-blockchain based digital assets (e.g., a cryptographic distributed ledger) (generically, "blockchain"), which is a digital public recordkeeping system or ledger, buying, holding and selling digital assets is very different than buying, holding and selling more conventional instruments like cash, stocks or bonds. For example, particular digital assets may only be (i) acquired through the process of "mining," (ii) obtained in a peer-to-peer transaction, or (iii) purchased through an online digital assets trading platform (a "digital assets exchange") or other intermediary, such as a broker in the institutional over-the-counter ("OTC") market. Peer-to-peer transactions may be difficult to arrange, and involve complex and potentially risky procedures around safekeeping, transferring and holding the digital assets. However, purchasing digital assets on digital assets exchanges requires choosing a digital assets exchange, opening an account, and transferring money from a bank account or credit card to the digital assets exchange in order to purchase the digital assets. There are also currently numerous digital assets exchanges from which to choose, and the quality and reliability of them varies significantly. Some digital assets exchanges have been subject to unauthorized cybersecurity breaches ("hacks"), resulting in significant losses to end users.

The Trust provides direct exposure to certain digital assets ("Cryptocurrencies"), namely, those included in the Nasdaq Crypto IndexTM ("Index"). The Index is designed to measure the performance of a material portion of the overall digital assets market. As of June 30, 2021, the Cryptocurrencies in the Index and their weightings were as follows:

Components	Weight
Bitcoin (BTC)	62.39%
Ethereum (ETH)	31.7%
Litecoin (LTC)	1.34%
Chainlink (LINK)	1.25%
Bitcoin Cash (BCH)	1.01%
Uniswap (UNI)	0.9%
Stellar Lumens (XLM)	0.75%
Filecoin (FIL)	0.66%

The Shares of the Trust are valued daily based on the value of the Cryptocurrencies held by the Trust by reference to orderly transactions in the principal active market for each such Cryptocurrency, as described below in "Net Asset Value." The Trust provides investors with the opportunity to indirectly access the market for certain digital assets, namely the Cryptocurrencies, through a traditional brokerage account without the potential barriers to entry or risks involved with holding or transferring digital assets directly, acquiring them from a digital assets exchange, or mining them. The Trust will custody its Cryptocurrencies at the Cryptocurrency Custodians, each of which is a regulated third-party custodian that carries insurance. The Sponsor believes that the Trust will enable investors to more effectively and efficiently implement strategic and tactical asset allocation strategies that provide exposure to digital assets by investing in the Shares, rather than purchasing, holding and trading digital assets directly.

Cryptocurrencies and Cryptocurrency Networks

Cryptocurrencies are not issued by governments, banks or any other centralized authority. Rather, digital assets typically are created in decentralized, peer-to- peer electronic networks with open source protocols ("networks").

Key Concept to Understand

Decentralized network - digital assets network in which no single entity formally owns or operates the network. The infrastructure of each digital assets network is collectively maintained on a distributed basis by the network's participants, including (1) in certain cases "miners," who run special software to validate transactions, (2) developers, who maintain and contribute updates to the digital assets network's source code, and (3) users, who download and maintain certain software on their individual computer to access the digital assets network and a full or partial copy of the digital assets blockchain. Anyone can be a user, developer, or miner.

Networks are accessed through software, and software governs the relevant digital assets' creation, movement and ownership. Each digital assets coin is associated with a set of unique cryptographic "keys", in the form of a string of numbers and letters, which allow whoever is in possession of the private key to assign that digital assets coin in a transfer that the digital assets network will recognize.

The source code for a network and related software protocol typically is open-source, and anyone can contribute to its development. The value of digital assets is in part determined by the supply of, and demand for, the particular digital assets in the global markets, market expectations for the adoption of the digital assets as a decentralized store of value, the number of merchants and/or institutions that accept that specific digital assets as a form of payment, and the volume of peer-to-peer transactions, among other factors. Investing in digital assets is highly speculative.

Digital asset transactions and ownership records are reflected on	Key Concept to Understand
that digital assets' blockchain. Miners, to the extent that they are part of a digital assets' ecosystem, authenticate and bundle digital assets transactions sequentially into files called "blocks," which requires performing computational work to solve a cryptographic puzzle set by the digital assets network's software protocol. Because each solved block contains a reference to the previous block, they form a chronological "chain" back to the first transaction. This is the origin of the term "blockchain." Copies of a digital assets blockchain are then stored in a decentralized manner on the computers of each full node in the relevant digital assets network.

Full node - a full copy of the blockchain and related software for a particular digital assets. A full node can be established by any user who chooses to maintain a full copy of the blockchain and related software on their computer.

The Sponsor, Manager and Exchange believe that certain digital assets markets have matured such that they are operating at a level of efficiency and scale similar in material respects to established global equity, fixed income and commodity markets. The Sponsor and Manager believe that this maturation is indicated by various objective factors, including, but not limited to:

•the launch of futures contracts for certain digital assets (e.g., "Bitcoin Futures" and "Ether Futures") on major, established and regulated commodity futures exchanges in the United States;

•the subsequent growth of significant trading volume in those futures contracts;

•the public offering of shares in a registered investment company investing in Bitcoin Futures pursuant to a registration statement declared effective by the U.S. Securities and Exchange Commission ("SEC"), and the offering of interests in private investment vehicles that invest in digital assets by numerous investment managers;

•the arrival of major, established market makers that rely on sophisticated and technologically enabled trading systems to arbitrage price discrepancies that may appear between digital assets prices on different digital assets exchanges;

•the development of a robust digital assets lending market;

•a significant expansion in the availability of institutional-quality custody services from regulated third-party custodians;

•The offer of well-functioning Cryptocurrency ETFs and ETPs in several jurisdictions, including Canada, Brazil, Switzerland, Sweden, Germany and others.

•the confirmation by the Office of the Comptroller of the Currency that national banks may provide custody services for virtual currencies; and

•the advent and increasing prevalence of significant insurance on custodied digital assets held at third-party custodians.

The Sponsor and Manager believe that these, as well as other, factors have combined to improve the quality of digital assets markets, creating a dynamic, institutional-quality, two-sided market. For more information see "Cryptocurrencies, Cryptocurrency Markets, Cryptocurrency Exchanges and the Regulation of Cryptocurrency" below.

The Trust's Investment Objective

The Trust's investment objective is to match, before fees, expenses, and liabilities (including taxes) the investment returns of the Nasdaq Crypto IndexTM. The Index is designed to measure the performance of a material portion of the overall digital assets market. This Prospectus refers to the digital assets included in the Index as "Cryptocurrencies." The Trust will obtain exposure to the Cryptocurrencies by investing directly in such Cryptocurrencies on digital assets exchanges or through institutional over-the-counter ("OTC") transactions.

The Nasdaq Crypto IndexTM

The Index is designed to measure the performance of a material portion of the overall digital assets market. The Index does not track the overall performance of all digital assets generally, nor the performance of any specific digital assets. The Index is owned and administered by Nasdaq, Inc. ("Index Provider") and calculated by CF Benchmarks Limited or other agent designated by the Index Provider ("Calculation Agent") that is experienced in calculating and administering digital assets indices. The Calculation Agent publishes daily the Index constituents, the Index constituents' weightings, the intraday value of the Index (under the ticker NCI) and the daily settlement value of the Index (under the ticker NCIS), which is effectively the Index's closing value.

The Index is derived from a rules-based methodology ("Index Rules"), which is overseen by the Nasdaq Crypto Index Oversight Committee ("Committee"). The Committee governs the Index and is responsible for the implementation, administration, and general oversight of the Index, including assessing digital assets for eligibility, adjustments to account for regulatory changes, and periodic methodology reviews. The Index Rules may only be changed by the Index Provider with the approval of the Committee. Neither the Trust, nor the Sponsor or Manager have control over the Index Rules; and changes to Index Rules may result in adverse effects to the Trust and/or in the ability of the Sponsor and Manager to implement the Trust's investment program. Although the Index was created jointly by the Index Provider and the Manager, the Manager has no participation in the Index administration.

Pursuant to the Index Rules, to be eligible for inclusion in the Index, digital assets must meet the following criteria as of the Reconstitution and Rebalance Date (defined below):

(1)Have been traded actively on at least three Core Exchanges since the last Reconstitution and Rebalance Date;

Why? The involvement of three Core Exchanges evidences relevance and liquidity, and facilitates price discovery. Core Exchanges trading digital assets provide data used by the Index to support a number of fundamental tasks, including price discovery and liquidity measurements. The Index rules defining the list of Core Exchanges are meant to select exchanges aligned with the broad economic realities the Index seeks to represent.

(2)Have been custodied by at least two Core Custodians since the last Reconstitution and Rebalance Date;

Why? Custodians typically evaluate the security and legal risks of digital assets before agreeing to custody them. Accordingly, the presence of two Core Custodians reflects positively on a digital asset. Digital assets exist within the codebase of an underlying software protocol. Accordingly, digital assets require special services to hold them in storage. Eligible digital assets must have a secure institutional custody solution by a licensed and reputable service provider. This type of service is essential to facilitate the implementation of the Index by investment funds. The requirement that a digital asset is supported by at least two Core Custodians ensures a digital asset pool with superior market maturity. Custodians usually evaluate security and legal risks, as well as market demand, when deciding to provide custody services to an asset. Requiring an asset to pass the vetting process of two custodians enhances the robustness of the eligible asset pool. The restriction also makes the Index more investable as competition between the different custody providers tends to drive prices down, which helps avoid excessive costs for funds replicating the Index.

(3)During the 40 days immediately following the last Reconstitution and Rebalance Date, the median daily trading volume in the U.S.-dollar pair of a digital asset that is not yet in the Index, across all Core Exchanges, has been no less than 0.5% of the digital asset with the highest median trading volume, and the median daily trading volume in the U.S.-dollar pair of a digital asset that is currently in the Index, across all Core Exchanges, has been no less than 0.5% of the digital asset with the highest median trading volume;

Why? Digital assets that satisfy this liquidity constraint provide better price discovery and investability. This puts funds replicating the Index in a better position to find enough liquidity in the Core Exchanges to trade the Cryptocurrencies while minimizing the impact on pricing, i.e., providing a minimum level of price discovery and liquidity for the digital asset to be considered to be tradable and considered to be priced in a way that accurately reflects its market value. Where an existing Index constituent falls below this threshold, its trading volume shall be assessed by the Committee for potential removal from the Index.

(4)Their price free floats (i.e., is not pegged to the value of any other asset).

Why? By excluding digital assets that are pegged to the value of other assets, through fiat or crypto collateralization, algorithmic strategy, or any other means, the Index better reflects the values of its components.

Key Concepts to Understand

Core Exchange - a digital assets	Core Custodian - each a digital	U.S. Dollar Pair -
exchange that, in the opinion of the	assets custodian that, in the	the quoted price of
Committee, exhibits the following	opinion of the Committee, as	a digital asset in
characteristics:	determined on at least an annual	U.S. dollars
basis, exhibits the following
• Has forking controls that are clear	characteristics:	Fork - a
and documented and that subject	• Protects customers from its	modification in the
forks to a consistent evaluation		source code of a
framework.	insolvency by making	digital asset to
• Has effective anti-money laundering	customers the legal	which less than a
("AML") controls that are updated to	beneficiaries of their	substantial majority
reflect any changes to applicable	accounts and segregating	of users and miners
laws, including know-your-customer	customers' assets into	consent, resulting in
requirements that allow the Core	individual accounts, rather	two parallel, but
Exchange to confirm the identity,	than in an omnibus account.	incompatible,
jurisdiction and purpose of each of its	• Generates account-	digital assets
customers. In addition, the	segregated private keys using	networks, where
exchange's AML program must	high entropy random number	users of the pre-
include a Customer Acceptance	generation, stores private	forked network have
Policy, a Customer Identification	keys in offline digital vaults,	duplicative tokens.
Program, and ongoing monitoring for	and applies security measures
suspicious transactions.	(such as private key
11

• Has a reliable and transparent	segmentation, multi-signature	Forking Policy -
application processing interface that	authorization, etc.) to restrict	following a fork, the
provides real-time and historical	access to private keys.	Index will recognize
trading data.	• Offers secure but timely	as the original
• Charge fees for trading and structure	redemption processes so	digital asset the one
trading incentives that do not	customers can withdraw	that maintains the
interfere with the forces of supply and	digital assets, when desired.	trading symbol on
demand.	• Has a comprehensive and	the majority of Core
• Is verifiably licensed by a public,	formal risk management and	Exchanges and has
independent governing body.	business continuity policy.	the largest market
• Surveils trading for manipulative	• Is verifiably licensed, by a	capitalization.
practices and erroneous transactions.	public, independent
• Has a robust information technology	governing body.
infrastructure that is designed to	• Provides the Committee a
protect the operations of the Core	third-party audit report, such
Exchange and accommodate sudden	as a SOC2 or similar
increases in trading volume.	attestation, on an annual
• Requires customers, pursuant to its	basis.
user agreement, to allow it to share	• Maintains an insurance
confidential, identifying and trading	policy that covers, at least
information with regulators and law	partially, thefts and losses of
enforcement agencies.	private keys.
• Conducts at least 0.05% of the total	• Supports the Index's Forking
USD August trading volume in	Policy (as described herein).
eligible "digital asset —- USD".

The Index will be reconstituted and rebalanced on a quarterly basis, on the first Business Day (as defined herein) in March, June, September, and December (each, a "Reconstitution and Rebalance Date"). The term "Business Day" is defined as a day when U.S. equity markets are open for trading according to the Financial Industry Regulatory Authority calendar. Four Business Days prior to the Reconstitution and Rebalance Day (the "Index Announcement Day"), Index constituents are selected and overall market capitalization for the following quarter is determined. The list of Core Custodians is determined by the Committee on an annual basis, with updates announced in September and effective for the December Reconstitution. Otherwise, the Committee may only make changes to the list of Core Custodians in order to maintain the integrity of the Index or in light of exceptional events.

If a digital asset, including a fork or an "airdrop" in a digital asset already in the Index, meets the four (4) criteria above, it will be eligible for inclusion in the Index as of the next Reconstitution and Rebalance Date. However, the Committee may still exclude them based on, for example, fraud, manipulation, or security concerns and may include other digital assets so as to ensure that the Index includes at least 75% of the market capitalization of all eligible digital assets. The digital assets to be included in the Index as of the next Reconstitution and Rebalance Date (i.e., Cryptocurrencies) are thus established and weighted by relative free float market capitalization.

Key Concept to Understand

Airdrop - In an airdrop, the promotors of a new digital asset announce to holders of an existing digital asset that they will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold the existing digital asset.

The Index has adopted procedures to address situations involving a fork or an airdrop that results in the issuance of new alternative digital assets, and the Trust will follow such procedures pursuant to the Trust Agreement.

The following general guidelines generally would be followed by the Index Provider when a fork or an airdrop occurs:

•The asset that inherits the pre-fork or pre-airdrop trading symbol on the majority of Core Exchanges with the larger post-fork or pre-airdrop market capitalization will be considered the original asset and the asset that trades with a new trading symbol on the majority of Core Exchanges will be considered the new asset.

•The original asset will inherit the price and liquidity history from the pre-fork or pre-airdrop asset, the new asset will not inherit the price and liquidity history and will be treated as a new listing.

•A reference price should be calculated for the new assets as soon as possible using the Index's methodology.

•If a reliable price source for an asset could not be found, the asset will be priced as 0 until there is a price.

•Such new assets will be considered for eligibility on a quarterly basis.

oThe Index Oversight Committee may review eligibility of such new forked or airdropped assets in the case of exceptional events.

The Trust's Investment Strategies

The Trust will seek to match, before fees, expenses and liabilities (including taxes), the investment returns of the Index by directly holding the Cryptocurrencies. The Trust may establish positions in the Cryptocurrencies by obtaining them through in-kind sales of its Shares. To the extent that the Trust receives cash in connection with sales of its Shares , the Manager will typically cause the Trust to purchase and sell the Cryptocurrencies on digital assets exchanges or through institutional over-the-counter ("OTC") transactions in order to (i) cause the Trust's portfolio of Cryptocurrencies to reflect the weightings of Index constituents as of the most recent Index Reconstitution and Rebalance Date or (ii) account for flows of capital into or out of the Trust as a result of subscriptions or redemptions. All or a portion of the Company's target positions in Cryptocurrencies, however, may be generated by a proprietary algorithm developed by affiliates of the Manager to optimize representative sampling of the Index. Additionally, purchase and sale transactions in such Cryptocurrencies may be executed via such automated systems. The Manager retains discretion over the use of such systems, and it is expected that in many circumstances target positions will be generated, and purchase and sale transactions will be executed, directly by the Manager's personnel. Additionally, the Manager reserves the right to not invest in certain Cryptocurrencies tracked by the Index if the Sponsor and the Manager, in their sole discretion, believe that investing in such Cryptocurrencies would be likely to have a material and adverse legal, regulatory or operational impact on the Trust, the Sponsor, the Manager or any of their respective affiliates or in other extraordinary circumstances, such as periods of severe market dislocations. In such circumstances, the Trust's performance would likely fail to track that of the Index. The Trust will not generally engage, or decline to engage, in trading activities for the purposes of hedging or otherwise seeking to avoid losses resulting from the performance of the Index or any Cryptocurrency.

Pricing Information Available on the Exchange and Other Sources

With respect to the Shares and the Index, the following table lists their trading symbols and descriptions:

Shares

Ticker	Description

[_]	Market price per Share on the Exchange
Index
Ticker	Description

[_]	Indicative intra-day value per Share
[_]	End of day NAV
[_]	Number of outstanding Shares

The intra-day data in the above table is published once every 15 seconds throughout each trading day.

The current market price per Share (symbol: "[_]") will be published continuously as trades occur throughout each trading day on the consolidated tape by market data vendors.

The intra-day indicative value per Share (symbol: "[_]") will be published by the Exchange once every 15 seconds throughout each trading day on the consolidated tape by market data vendors.

The most recent end-of-day net asset value per Share ("NAV") (symbol: "[_]") will be published as of the close of business on the consolidated tape by market data vendors and available on the Sponsor's website at [_].

Any adjustments made to the Index, and the intra-day and closing levels of the Index will be published on the Index Provider's website at https://indexes.nasdaqomx.com/Index/Overview/NCIS or any successor thereto.

The Shares are not issued, sponsored, endorsed, sold or promoted by the Exchange, and the Exchange makes no representation regarding the advisability of investing in the Shares.

The Index Provider makes no warranty, express or implied, as to the results to be obtained by any person or entity from the use of the Index for any purpose. Index information and any other data calculated and/or disseminated, in whole or part, by Index Provider is for informational purposes only, not intended for trading purposes, and provided on an "as is" basis. The Index Provider does not warrant that the index information will be uninterrupted or error-free, or that defects will be corrected. The Index Provider also does not recommend or make any representation as to possible benefits from any securities or investments, or third-party products or services. Shareholders should undertake their own due diligence regarding securities and investment practices.

For more information on the Index and Index Provider, see "The Trust and Digital Assets Prices" below.

The Trust's Legal Structure

The Trust is a Delaware statutory trust, formed on July 30, 2021 pursuant to the Delaware Statutory Trust Act. The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust operates pursuant to the Agreement and Declaration of Trust (the "Trust Agreement"), dated as of July 30, 2021. The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on July 16, 2021.

The Trust's Service Providers

The Sponsor

Victory Capital Digital Assets serves as the Sponsor of the Trust. The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and for the listing of Shares on the Exchange. The Sponsor will oversee the affairs of the Trust, develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares, and will implement the marketing plan of the Trust on an ongoing basis. For its services, the Sponsor receives a Sponsor Fee equal to an annual rate of [__]% of the Trust's average daily net assets.

The Sponsor is a wholly-owned subsidiary of Victory Capital Management Inc. ("Victory Capital"). Victory Capital is in turn an affiliate of Victory Capital Holdings, Inc. ("Victory Capital Holdings"), a diversified global asset management firm with $161.9 billion in assets under management as of June 30, 2021. Victory Capital operates a next-generation business model combining boutique investment qualities with the benefits of a fully integrated, centralized operating and distribution platform. Victory Capital provides specialized investment strategies to institutions, intermediaries, retirement platforms and individual investors, and offers a wide array of investment styles and investment vehicles, including actively managed mutual funds, separately managed accounts, active and passive exchange-traded funds ("ETFs"), multi-asset class strategies, custom-designed solutions and a 529 College Savings Plan.

The Manager

Hashdex Asset Management is the Manager of the Trust. The Manager provides investment support and Cryptocurrency trading services to the Trust. The Manager also provides certain administrative, accounting, investor relations and other services to the Trust. The Manager has filed as an exempt reporting advisor with the SEC pursuant to the Investment Advisers Act of 1940, and is registered as a "Securities – Registered Person" with the Cayman Islands Monetary Authority ("CIMA"). The Manager is a subsidiary of Hashdex, Ltd. ("Hashdex"), a holding company that controls different entities focused on the management of digital assets.

In February 2021, the Manager launched the world's first cryptocurrency ETF, the Hashdex Nasdaq Crypto Index ETF, which is currently available for trading at the Bermuda Stock Exchange ("BSX"). Subsequently, with the approval of the Brazilian Securities and Exchange Commission, a subsidiary of Hashdex launched the first cryptocurrency ETF in Latin America, known as HASH11, which is currently available for trading at the Brazilian Stock Exchange ("B3") and is among the largest and most traded crypto ETFs worldwide. More recently, Hashdex announced Bitcoin-only and Ethereum-only ETFs in Brazil, which should begin trading at B3 in the third quarter of 2021. For its services, the Manager is compensated by the Sponsor (not the Trust).

The Trustee

Delaware Trust Company is the Trustee of the Trust. The Trustee, a Delaware trust company, acts as the trustee of the Trust as required to create a Delaware statutory trust in accordance with the Trust Agreement and the Delaware Statutory Trust Act.

The Administrator

[ ] serves as the Administrator of the Trust. The Administrator's principal address is [_____]. Under the Administration and Accounting Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust, including valuing the Trust's Cryptocurrency investments and calculating the net asset value per Share of the Trust and supplying information to the Sponsor for the Trust's website. In addition, the Administrator makes available the office space, equipment, personnel and facilities required to provide such services.

The Marketing Agent

Victory Capital Services, Inc., an affiliate of the Sponsor, (the "Marketing Agent") is responsible for: (1) in conjunction with the Manager and the Administrator, reviewing and approving, or rejecting, purchase and redemption orders of Baskets placed by Authorized Participants with the Administrator; and (2) reviewing and approving the marketing materials prepared by the Trust for compliance with applicable SEC and Financial Industry Regulatory Authority ("FINRA") advertising laws, rules, and regulations.

The Transfer Agent

[ ], [address], serves as the transfer agent for the Trust pursuant to a Transfer Agency Services Agreement. Under its agreement with the Trust, [_] has agreed, among other things, to (1) perform and facilitate the performance of purchases and redemptions of Creation Units by Authorized Participants; (2) record and calculate the number of outstanding Trust shares; (3) maintain shareholder accounts; (4) perform duties relating to anti-money laundering and identity theft prevention; and (5) make periodic reports to the Board and regulators regarding its operations.

The Custodians

Cash Custodian. [ ] serves as the Trust's Cash Custodian. The Cash Custodian is authorized to serve as such under the Trust Agreement and pursuant to the terms and provisions of the Custodial Services Agreement by and among the Cash Custodian and the Trust (the "Cash Custodial Agreement"). Under the Cash Custodial Agreement, the Cash Custodian is responsible for safekeeping all of the cash, whether denominated in U.S. dollars or otherwise, owned by the Trust. Although the Trust generally does not intend to hold cash or cash equivalents, there may be situations where the Trust will hold cash on a temporary basis. For example, the Manager may choose for the Trust temporarily not to hold a given Cryptocurrency if appropriate custody arrangements for it cannot be made. In that case, the Cash Custodian would custody the cash.

Cryptocurrency Custodians. The following entities serve as the Trust's Cryptocurrency Custodians.

[Custodian]	[Custodian]	[Custodian]	[Custodian]

They serve as custodians of the Trust's Cryptocurrency assets pursuant to separate contractual arrangements with each Cryptocurrency Custodian ("Cryptocurrency Custodial Agreements"). The Cryptocurrency Custodians are responsible for keeping private keys, passwords, or phrases that allow transfers of digital assets ("Security Factors") safe, secure and confidential. Pursuant to a request from the Trust, the Cryptocurrency Custodians will establish accounts and any necessary subaccounts on the digital assets networks solely for the Trust (together, the "Cryptocurrency Accounts"). The Cryptocurrency Custodians will follow valid instructions given by the Trust or the Manager to use its Security Factors to effect transfers from the Cryptocurrency Accounts, in accordance with the approval protocols established jointly by the Trust, the Manager and the Cryptocurrency Custodians. The Manager may choose, at its discretion, to add or remove Cryptocurrency Custodians at any time.

A single type of Cryptocurrency held by the Trust may be custodied or secured in different ways (e.g., with respect to a particular Cryptocurrency, a portion of the Trust's holdings may be custodied by one Cryptocurrency Custodian while another portion is custodied by another Cryptocurrency Custodian), and different types of Cryptocurrencies may have different custody or security arrangements. Over time, the Trust may choose to change a custody or security arrangement for a particular Cryptocurrency. The Manager will decide the appropriate security and custody arrangements for a particular Cryptocurrency, if necessary (i.e., in the case of cash creations that require the Manager to invest cash in the Cryptocurrencies), based on the availability the Cryptocurrency Custodians and the Manager's judgment at that time of the Cryptocurrency Custodians to safeguard the relevant Cryptocurrencies.

In general, the Cryptocurrency Custodial Agreements require the	Key Concepts to Understand
Cryptocurrency Custodians to hold the Trust's digital assets investments	Hot storage (or hot wallet) — a
in cold storage, unless required to facilitate withdrawals as a temporary
measure. Each Cryptocurrency Custodian will use segregated cold	means	of	storing	a
storage digital asset investments addresses for the Trust which are	Cryptocurrency		private	key
separate from the Cryptocurrency investment addresses that it uses for	whereby the private keys are
its other customers and that are directly verifiable. Each Cryptocurrency	stored on secure, internet-
Custodian will at all times record and identify in its books and records	connected	devices (a		"hot
that such Cryptocurrency investments constitute the property of the	wallet")
Trust. The Cryptocurrency Custodian will not withdraw the Trust's	Cold storage — a means of
Cryptocurrency investments from the Trust's account, or loan,
	storing	a	Cryptocurrency

hypothecate, pledge or otherwise encumber the Trust's Cryptocurrency	private key whereby the private
investments, without the Trust's instruction.	keys are stored offline

Each Cryptocurrency Custodian has adopted several security policies and practices with respect to digital assets held in cold storage, which may include the following: hardware security modules ("HSMs") are used to generate, store and manage cold storage private keys; multi-signature technology is used to provide both security against attacks and tolerance for losing access to a key or facility, eliminating single points of failure; all HSMs are stored offline in air-gapped environments within a diverse network of guarded, monitored and access-controlled facilities that are geographically distributed; multiple levels of physical security and monitoring controls are implemented to safeguard HSMs within storage facilities; and all fund transfers require the coordinated actions of multiple employees. Such procedures may change and/or evolve over time, in accordance with the development of new storage and management techniques and standards.

The Trust expects that it would pay its Custodians such customary fees for its services as the Trust and such parties negotiate from time to time. The Trust reserves the right, in its sole discretion, to change the custodial arrangements and procedures without further notice to Investors.

The Trust's Fees and Expenses

The Trust will pay the Sponsor a fee equal to an annual rate of [_]% of the Trust's average daily net assets (the "Sponsor Fee"). The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement. The Administrator will make its determination regarding the Sponsor Fee in respect of each day by reference to the Trust's NAV as of that day. The Sponsor Fee will be accrued and be payable in U.S. dollars. The Sponsor has agreed to pay the fees owed to the Manager and the Index Provider with respect to the Trust.

In addition to the Sponsor Fee, the Trust will bear and be charged with all its ongoing administrative and operating expenses as incurred, and will pay all other out-of-pocket and extraordinary expenses arising from the conduct of the Trust's business, including portfolio transaction costs, including any brokerage commissions and exchange fees; costs and expenses in respect of custody and administration of cash and cash equivalents and Trust investments; costs and fees of legal counsel, tax advisors, auditors and accountants; insurance costs; indemnification obligations; taxes, fees or government charges assessed against or in respect of Fund investments; costs and expenses related to the Trust's compliance with applicable laws; costs and expenses in respect of any material change in the legal, tax or regulatory system in which the Trust operates; marketing and distribution fees and expenses in respect to the Shares; other normal or recurring day-to-day expenses related to the operations and activities of the Trust; and any extraordinary expense of the Fund, including fees and expenses associated with any actual or threatened tax or other audit, investigation, litigation, administrative or other proceeding, regulatory matter, settlement or review of the Trust.

The Manager from time to time will sell Cryptocurrency, in such quantity as is necessary to permit payment of the Sponsor Fee and of Trust expenses and liabilities not assumed by the Sponsor. The Manager is authorized to sell Cryptocurrency investments, at such times and in the smallest amounts required to permit such payments as they become due, it being the intention to avoid or minimize the Trust's holdings of assets other than the Cryptocurrencies. Accordingly, the amount of Cryptocurrency investments to be sold may vary from time to time depending on the level of the Trust's expenses and liabilities and the market price of Cryptocurrencies.

Net Asset Value

NAV means the total assets of the Trust, including, but not limited to, all Cryptocurrencies and cash, less total liabilities of the Trust, each determined on the basis of U.S. generally accepted accounting principles.

The Administrator determines the NAV of the Trust on each day that the Exchange is open for regular trading, as promptly as practical after [4:00] p.m. EST. In determining the Trust's NAV, the Administrator values the Cryptocurrencies held by the Trust by reference to orderly transactions in the principal active market for each such Cryptocurrency as of [4:00] p.m. EST. The Administrator also calculates the NAV per Share, which is calculated by dividing the NAV by the total number of Shares outstanding as of the NAV calculation time.

Plan of Distribution
The Trust is an exchange-traded fund (or ETF). In general, (i) the Trust may accept
Key Concepts to
cash subscriptions for Shares from time to time and may purchase Cryptocurrencies	Understand
directly in such cases and (ii) the Manager may sell Cryptocurrencies to pay	Premium - a term
redemptions or certain Trust expenses. Alternatively, when the Trust sells or
redeems its Shares, it may do so through "in-kind" transactions in blocks of 25,000	used to describe the
Shares (a "Basket") at the Trust's NAV per Share. Only Authorized Participants	market price of an
may purchase or redeem Shares with the Trust, and they will do so by delivering,	ETF share when
or facilitating the delivery of, Cryptocurrencies to the Trust's account with a	such market price
Cryptocurrency Custodian in exchange for Shares when they purchase Shares;	exceeds its net asset
conversely, the Trust, through a Cryptocurrency Custodian, will deliver	value per share
Cryptocurrencies to such Authorized Participants when they redeem Shares from	Discount - a term
the Trust. Authorized Participants may then offer Shares to the public, namely by
selling them on the Exchange, at prices that depend on various factors, including	used to describe the
the supply and demand for Shares, the Trust's NAV and market conditions. In the	market price of an
event an Authorized Participant is unable to purchase all necessary	ETF share when
Cryptocurrencies to deliver a complete Basket, such Authorized Participant may	such market price is
complete the relevant Basket in cash, in which case the Trust shall use such cash to	less than its net
acquire the necessary Cryptocurrencies to track the Index and/or cover Trust	asset value per
expenses. The initial Authorized Participant is expected to be [_]. Shareholders who	share
buy or sell Shares during the day from their broker may do so at a premium or discount relative to the NAV per Share.

The Manager typically will cause the Trust to purchase and sell Cryptocurrencies (i) in order to rebalance the portfolio of the Trust to reflect revised weightings of Index constituents as of an Index rebalancing date or (ii) to account for flows of capital into or out of the Trust as a result of subscriptions or redemptions. All or a portion of the Company's target positions in Cryptocurrencies, however, may be generated by a proprietary algorithm developed by affiliates of the Manager to optimize representative sampling of the Index. Additionally, purchase and sale transactions in such Cryptocurrencies may be executed via such automated systems. The Manager retains discretion over the use of such systems, and it is expected that in many circumstances target positions will be generated, and purchase and sale transactions will be executed, directly by the Manager's personnel. Additionally, the Manager reserves the right to not invest in certain Cryptocurrencies tracked by the Index if the Sponsor and the Manager, in their sole discretion, believe that investing in such Cryptocurrencies would be likely to have a material and adverse legal, regulatory or operational impact on the Trust, the Sponsor, the Manager or any of their respective affiliates or in other extraordinary circumstances, such as periods of severe market dislocations. In such circumstances, the Trust's performance would likely fail to track that of the Index. However, as the Trust's investment objective is to track the Index, it will not generally engage, or decline to engage, in trading activities for the purposes of hedging or otherwise seeking to avoid losses resulting from the performance of Index constituents.

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and may incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under a ticker symbol to be announced prior to commencement of trading.

Federal Income Tax Considerations

[To be provided by subsequent amendment.]

Use of Proceeds

Proceeds received by the Trust from the issuance of Baskets will consist of cash and/or Cryptocurrencies. The Trust will invest cash proceeds in Cryptocurrencies and deposit any residual cash with the Cash Custodian. All of the Trust's Cryptocurrencies, including Cryptocurrency proceeds, will be held by the Cryptocurrency Custodians on behalf of the Trust until (i) delivered out in connection with redemptions of Baskets or (ii) sold by the Sponsor in order to rebalance the Trust's portfolio or, to pay fees due to the Sponsor and Trust expenses and liabilities (including taxes) not assumed by the Sponsor under the Sponsor Agreement.

Principal Investment Risks of an Investment in the Trust

An investment in the Trust involves a high degree of risk. Investing in Cryptocurrencies is highly speculative. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page [_].

Risks Associated with Cryptocurrency and Cryptocurrency Networks

•Digital assets were only introduced within the past decade, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets that are uncertain and difficult to evaluate.

•The value of the Shares relates directly to the value of the Cryptocurrencies, the value of which may be highly volatile and subject to fluctuations due to a number of factors.

•The value of the Shares depends on the development and acceptance of digital assets networks. The slowing or stopping of the development or acceptance of networks may adversely affect an investment in the Trust.

•Due to the nature of private keys, digital assets transactions are irrevocable and stolen or incorrectly transferred digital assets may be irretrievable. As a result, any incorrectly executed digital assets transactions could adversely affect an investment in the Trust.

•Security threats to the Trust's accounts with a Custodian could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

•Potential amendments to digital assets networks' protocols and software could, if accepted and authorized by the applicable digital assets network community, adversely affect an investment in the Trust.

•A temporary or permanent fork of a digital asset's blockchain could adversely affect an investment in the Trust.

•Blockchain and ledger technologies are based on the theoretical conjectures as to the impossibility of solving certain cryptographical puzzles quickly. These premises may be incorrect or may become incorrect due to technological advances.

•The prices of digital assets have exhibited periods of extreme volatility, which could have a negative impact on the performance of the Trust.

•The exchanges on which digital assets trade are relatively new and, in some cases, unregulated, and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust.

•New competing digital assets may pose a challenge to the current market position of one or more digital assets, resulting in a reduction in demand for the digital assets, which could have a negative impact on the price of digital assets and may have a negative impact on the performance of the Trust.

Risks Associated with Investing in the Trust

•The value of the Shares may be influenced by a variety of factors not directly related to the value of the Cryptocurrencies held by the Trust.

•The NAV may not always correspond to the market price of the Cryptocurrencies which the Trust holds and, as a result, Baskets may be created or redeemed at a value that is different from the market price of the Shares. A limited number of financial institutions may be responsible for all or a significant portion of the creation and redemption activity for the Trust. If these firms exit the business or are unable or unwilling to process creation and/or redemption orders, shares may trade at a premium or discount to NAV.

•The inability of Authorized Participants and market makers to hedge their Cryptocurrency exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

•The Trust is subject to risks due to its concentration of investments in a single asset class.

•Possible illiquid markets may exacerbate losses or increase the variability between the Trust's NAV per Share and its market price.

•The amount of Cryptocurrency represented by the Shares will decline over time.

•The Administrator is responsible for determining the value of the Cryptocurrency holdings and Cryptocurrency holdings per Share, and any errors, discontinuance or changes in such valuation calculations may have an adverse effect on the value of the Shares.

•Redemptions of shares may be effected for cash, rather than in kind, which means that the Trust may need to sell Cryptocurrency holdings in order to complete an in-cash redemption, and may recognize net gains on these sales. As a result, investments in the shares may be less tax-efficient than investments in ETFs that redeem solely or principally in kind.

Risks Associated with the Regulatory Environment of Cryptocurrency

•Future and current regulations by the United States or a foreign government or quasi- governmental agency could have an adverse effect on an investment in the Trust.

•Shareholders do not have the protections associated with ownership of Shares in an investment company registered under the Investment Company Act of 1940 (the "1940 Act") or the protections afforded by the Commodity Exchange Act (the "CEA").

•Future legal or regulatory developments may negatively affect the value of Cryptocurrencies or require the Trust, the Sponsor or the Manager to become registered with the SEC or Commodity Futures Trading Commission ("CFTC"), which may cause the Trust to liquidate.

•If regulatory changes or interpretations of an Authorized Participant's, the Trust's, the Sponsor's or the Manager's activities require the regulation of an Authorized Participant, the Trust, the Sponsor or the Manager as a money service business under the regulations promulgated by the U.S. Department of Treasury Financial Crimes Enforcement Network ("FinCEN"), an Authorized Participant, the Trust, the Sponsor or the Manager may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses and/or liquidation of the Trust.

Risks Associated with the Tax Treatment of Cryptocurrencies

•The tax treatment of digital assets and transactions involving digital assets for state and local tax purposes is not settled.

•A fork of a digital asset's blockchain could result in the Trust incurring a tax liability.

Other Risks

•The Exchange on which the Shares are listed may halt trading in the Trust's Shares, which would adversely impact a Shareholder's ability to sell Shares.

•The market infrastructure of a Cryptocurrency's spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust.

•Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect Shareholders' investment in the Shares. Such trading may incur brokerage costs.

•The Sponsor and the Manager each relies heavily on key personnel.

•Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

•The liability of the Sponsor and the Trustee is limited, and the value of the Shares will be adversely affected if the Trust is required to indemnify the Trustee or the Sponsor.

•Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks.

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus, before you decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, Prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future.

Risks Associated with Cryptocurrency and Cryptocurrency Networks

Cryptocurrencies, were only introduced within the past decade, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain and cryptographic ledger technologies and to the fundamental investment characteristics of digital assets that are uncertain and difficult to evaluate.

Cryptocurrencies, were only introduced within the past decade, and the medium-to-long term value of the Shares is influenced by a wide variety of factors that are uncertain and difficult to evaluate, such as the infancy of their development, their dependence on technologies such as cryptographic protocols, their dependence on the role played by miners and developers and the potential for malicious activity. For example, the following are some of the risks could materially adversely affect the value of the Shares:

•The trading prices of many digital assets have experienced extreme volatility in recent periods and may continue to do so. For example, there were steep increases in the value of certain digital assets, including Bitcoin, over the course of 2017, and multiple market observers asserted that digital assets were experiencing a "bubble." These increases were followed by steep drawdowns throughout 2018 in digital assets trading prices, including for Bitcoin. Following the drawdowns, Bitcoin prices increased during 2019, then decreased significantly again in early 2020 before increasing later in the year. Bitcoin prices continued to increase in early 2021 to reach all-time highs, followed by substantial drawdowns in May 2021. Other Cryptocurrencies behaved similarly. There can be no assurance that prices for digital assets will increase in the future or re-attain the levels reached previously, or that any future increases that do occur will not be offset by declines. Markets for digital assets may still be experiencing a bubble or may experience a bubble again in the future. Extreme volatility in the future, including further declines in the trading prices of digital assets, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

•Digital assets networks and the software used to operate them are in the early stages of development. Digital assets have experienced, and the Sponsor expects will experience in the future, sharp fluctuations in value. Given the infancy of the development of digital assets networks, parties, other than speculators, may be unwilling to transact in digital assets, which would dampen the growth, if any, of digital assets networks.

•Digital assets networks are dependent upon the internet. A disruption of the internet or digital assets network would affect the ability to transfer digital assets and, consequently, adversely affect their value.

•Digital assets networks face significant scaling challenges and efforts to increase the volume and speed of transactions may not be successful.

•The acceptance of software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in digital assets network could result in a fork in such network's blockchain, resulting in the creation of multiple separate networks, which could compete with one another for users, miners, and developers. This could adversely affect a network and digital assets prices.

•Governance of many digital assets networks is by voluntary consensus and open competition. There is no central decision-making body or clear manner in which participants can come to an agreement other than through widespread, voluntary consensus. A lack of consensus may stymie a digital assets network's utility, operations, and ability to grow and solve challenges. In particular, it may be difficult to find solutions or martial sufficient effort to overcome current or future problems on the network, such as technical and scaling challenges, which could adversely affect digital assets prices.

•The foregoing notwithstanding, a network's software protocol is typically informally managed by a group of core developers that propose amendments to the network's source code. The core developers evolve over time, largely based on self-determined participation. To the extent that a significant majority of users and miners adopt amendments to a network, the network will be subject to new protocols that may adversely affect the value of digital assets.

•The open-source structure of many digital assets network protocols means that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital assets may lack a financial incentive to maintain or develop the network, or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with other participants in a particular digital assets network. A failure to properly monitor and upgrade the software protocol of a network could damage the network, and adversely affect the value of digital assets.

•The loss or destruction of a private key required to access digital assets may be irreversible. If a private key is lost, destroyed or otherwise compromised, including by the Custodian, the Trust will be unable to access the digital assets corresponding to that private key, resulting in loss.

•Digital assets have only recently become selectively accepted as a means of payment by some merchants and retail and commercial businesses, and use of digital assets by consumers to pay such merchants and businesses remains limited. The price volatility and other characteristics of digital assets may make merchants and businesses less likely to accept it as a form of payment in the future.

•Miners, developers and users may switch to or adopt certain digital assets networks at the expense of their engagement with other digital assets networks, which may negatively impact those networks.

•Over the past several years, digital assets mining operations have become more costly as they have evolved from individual users mining with computer processors, graphics processing units and first generation application specific integrated circuit machines to "professionalized" mining operations using specialized hardware or sophisticated machines. If the profit margins of digital assets mining operations are not sufficiently high, digital assets miners are more likely to immediately sell tokens earned by mining, resulting in an increase in liquid supply of that digital assets, which would generally tend to reduce that digital assets' market price. Furthermore, regulatory restrictions on mining activities (such as those imposed by Chinese authorities in the second calendar quarter of 2021) could lead to disruptions in the activities of miners, which may negatively impact those networks and adversely affect the value of digital assets.

•To the extent that any miners cease to record transactions that do not include the payment of a transaction fee in solved blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the blockchain until a block is solved by a miner who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays in the recording of transactions could result in a loss of confidence in a digital assets network.

•In the past, flaws in the source code for digital assets networks have been exposed and exploited, including flaws that disabled some functionality for users, exposed users' personal information and/or resulted in the theft of users' digital assets. The cryptography underlying digital assets could prove to be flawed or ineffective, or developments in mathematics and/or technology, such as advances in algebraic geometry and quantum computing, could result in such cryptography becoming ineffective, enabling a malicious actor to take the Trust's Cryptocurrency, which would adversely affect the value of the Shares. Any reduction in confidence in the robustness of the source code or cryptography underlying digital assets generally could negatively affect the demand for all digital assets and therefore adversely affect the value of the Shares.

•Banks and other established financial institutions may refuse to process funds for digital assets transactions; process wire transfers to or from digital assets exchanges, digital asset- related companies or service providers; or maintain accounts for persons or entities transacting in digital assets. This could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital assets in particular and their or its utility as a payment system, which could decrease the price of digital assets generally or individually.

•Certain privacy-preserving features have been or may be introduced to digital assets networks, and exchanges or businesses that facilitate transactions in digital assets may be at an increased risk of having banking services cut off if there is a concern that these features might interfere with the banks' performance of measures required to comply with applicable law, such as anti-money laundering duties and economic sanctions checks.

Moreover, because digital assets have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict or evaluate as of the date of this registration statement.

The value of the Shares relates directly to the value of the Cryptocurrencies, the value of which may be highly volatile and subject to fluctuations due to a number of factors.

The value of the Shares relates directly to the value of the Cryptocurrencies held by the Trust and fluctuations in the price of a Cryptocurrency could adversely affect the value of the Shares. The market price of a Cryptocurrency may be highly volatile, and may be influenced by a wide variety of factors, some of which could include:

•Market conditions, including an increase in the Cryptocurrency's global supply;

•The adoption of the Cryptocurrency as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of the particular network, and speculative expectations related thereto;

•Forks in the digital assets network;

•Investors' expectations with respect to interest rates, the rates of inflation of fiat currencies or digital assets, and digital assets and fiat currency conversion and exchange rates;

•Monetary policies of governments, trade restrictions, currency devaluations and revaluations and governmental or regulatory measures or enforcement actions, if any, that restrict digital assets mining, the use of digital assets as a form of payment, or the holding, purchase or trading of digital assets;

•Increased competition from other forms of digital assets or payment services, including digital currencies constituting legal tender that may be issued in the future by central banks, digital assets meant to serve as a medium of exchange by major private companies or other institutions, or other digital assets that are perceived to exhibit better transaction processing speed, security, scalability, or other characteristics relative to other digital assets;

•Global or regional political, economic or financial conditions, events and situations, such as the novel coronavirus outbreak;

•Consumer and investor preferences and perceptions of each digital asset specifically, digital assets generally, the network for particular digital assets relative to competing blockchain protocols, or competing digital assets;

•Decreased confidence in digital assets exchanges generally due to the failure of certain digital assets exchanges or their being subject to regulatory or governmental enforcement actions or investigations, hacks, service outages, or manipulative trading activity, as well as to the lack of regulation and transparency associated with some of them;

•Negative publicity and events relating to digital assets, the digital assets network, or other digital assets or their associated networks or protocols;

•Fiat currency withdrawal and deposit policies on digital assets exchanges;

•The liquidity of digital assets markets;

•Levels of speculative interest and trading activity in digital assets and other digital assets markets;

•Investment and trading activities of large holders of digital assets;

•A "short squeeze" resulting from speculation on the price of digital assets, if aggregate short exposure exceeds the number of Shares available for purchase;

•An active derivatives market for digital assets; and

•Fees associated with processing a digital assets transaction and the speed at which digital assets transactions are settled.

The value of a Cryptocurrency as represented by the Index may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for future appreciation in value, if any.

The Sponsor and Manager believe that momentum pricing of Cryptocurrencies has resulted, and may continue to result, in speculation regarding future appreciation in the value of any Cryptocurrency, inflating and making the Index more volatile. As a result, any Cryptocurrency may be more likely to fluctuate in value due to changing investor confidence, which could impact future appreciation or depreciation in the Index and could adversely affect the value of the Trust.

The Trust is not actively managed and does not and will not have any strategy relating to the development of a Cryptocurrency network. Furthermore, the impact of the expansion of the Trust's Cryptocurrency holdings on the digital assets industry and digital assets networks is uncertain. A decline in the popularity or acceptance of the digital assets networks, or the value of Cryptocurrency, would harm the value of the Trust.

The value of the Shares depends on the development and acceptance of assets network. The slowing or stopping of the development or acceptance of a network may adversely affect an investment in the Trust.

Each assets network, including the cryptographic and algorithmic protocols associated with the operation of a blockchain, has only been in existence for a limited number of years, and digital assets markets have a limited performance record, making them part of a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the following are some of the risks could materially adversely affect the value of the Shares:

•As a digital assets network continues to develop and grow, certain technical issues might be uncovered and the trouble shooting and resolution of such issues requires the attention and efforts of digital assets' global development community. Like all software, digital assets networks are at risk of vulnerabilities and bugs that can potentially be exploited by malicious actors. For example, in 2010, the Bitcoin network underwent a fork to reverse the effects of a hack in which an unknown attacker took advantage of a software vulnerability in the early source code of the Bitcoin network to fraudulently mint a large amount of digital assets.

•The Bitcoin network currently is in the process of considering the implementation of the proposed Taproot upgrade, a soft fork which is intended to make complex transactions (e.g., multi-signature transactions) similar to ordinary transactions in terms of their on- chain footprint, enhancing privacy and reducing their data size, which is expected to make them cheaper and easier to execute. These upgrades may fail to achieve the expected benefits or widespread adoption, leading to a decline in public support for, and the price of, digital assets.

•As of the date of this registration statement, the largest 100 Bitcoin wallets held a substantial amount of the outstanding supply of Bitcoin, and it is possible that some of these wallets are controlled by the same person or entity. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of a certain type of digital assets, even if each wallet individually only holds a small amount. As a result of this concentration of ownership, large sales by such holders could have an adverse effect on the market price of a specific digital assets.

•Different digital assets networks are subject to material changes in their structure as technology and markets for digital assets evolve, and such changes may lead to adverse consequences. As an example, the Ethereum network expects to complete, by the end of 2021, a change from the "proof-of-work" consensus method to a "proof-of-stake"

consensus method. The consequences of such change cannot be entirely foreseen, and flaws resulting from that transition could negatively affect the Ethereum network, the market price of ETH (its native Cryptocurrency) and the prices of other digital assets somehow related to the Ethereum network.

•ETH has only recently become selectively accepted by retail and commercial outlets, and use of ETH by consumers remains limited. Banks and other established financial institutions may refuse to process funds for ETH transactions; process wire transfers to or from Digital Asset Exchanges, ETH-related companies or service providers; or maintain accounts for persons or entities transacting in ETH. As a result, the prices of ETH are largely determined by speculators and miners, thus contributing to price volatility that makes retailers less likely to accept ETH in the future.

•Certain privacy-preserving features have been or are expected to be introduced to digital assets networks, such as the Ethereum network, and exchanges or businesses that facilitate transactions in ETH may be at an increased risk of having banking services cut off if there is a concern that these features interfere with the performance of anti-money laundering duties and economic sanctions checks. This could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as ETH, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually.

Due to the nature of private keys, digital assets transactions are irrevocable and stolen or incorrectly transferred digital assets may be irretrievable. As a result, any incorrectly executed digital assets transactions could adversely affect an investment in the Trust.

Digital asset transactions are not reversible. Once a transaction has been signed with private keys, verified and recorded in a block that is added to the blockchain, an incorrect transfer of digital assets or a theft of digital assets generally will not be reversible and the Trust may not be capable of seeking compensation for any such transfer or theft. To the extent that the Trust is unable to successfully seek redress for such error or theft, such loss could adversely affect an investment in the Trust.

The custody of the Trust's Cryptocurrency is handled by its Cryptocurrency Custodians, and the transfer of Cryptocurrency to and from Authorized Participants is directed by the Manager. The Sponsor and Manager evaluated the procedures and internal controls of the Trust's Cryptocurrency Custodians to safeguard the Trust's Cryptocurrency holdings, as well as the procedures and internal controls of the Trust's Administrator. However, if the Cryptocurrency Custodians' internal procedures and controls are inadequate to safeguard the Trust's Cryptocurrency holdings, and the Trust's private key(s) is (are) lost, destroyed or otherwise compromised and no backup of the private key(s) is (are) accessible, the Trust will be unable to access its Cryptocurrency, which should be expect to adversely affect an investment in Shares. In addition, if the Trust's private key(s) is (are) misappropriated and the Trust's Cryptocurrency holdings are stolen, including from or by a Cryptocurrency Custodian, the Trust could lose some or all of its Cryptocurrency holdings, which should be expected to adversely impact an investment in Shares.

Security threats to the Trust's account with any Cryptocurrency Custodian could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. The Sponsor believes that the Cryptocurrencies held in the Trust's account with the Cryptocurrency Custodians will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust's digital assets and will only become more appealing as the Trust's assets grow. To the extent that the Trust, Sponsor, Manager or the Cryptocurrency Custodians are unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital assets industry, the Trust's Cryptocurrencies may be subject to theft, loss, destruction or other attack.

The Sponsor and Manager have evaluated the security procedures in place for safeguarding the Trust's digital assets. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, hack, software defect or act of God that may be borne by the Trust.

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, Manager, Cryptocurrency Custodians, or otherwise, and, as a result, an unauthorized party may obtain access to the Trust's account with the Cryptocurrency Custodians, the private keys (and therefore digital assets) or other data of the Trust. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor, Manager, Cryptocurrency Custodians, or the Trust's other service providers to disclose sensitive information in order to gain access to the Trust's infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor, Manager and Cryptocurrency Custodians may be unable to anticipate these techniques or implement adequate preventative measures. The Cryptocurrency Custodians are also dependent on key service providers, including, without limitation, its data centers, and if these were to cease operation or be the subject of operational problems or security threats, it could affect the Trust's custody accounts with them.

An actual or perceived breach of the Trust's account with a Cryptocurrency Custodian could harm the Trust's operations, result in partial or total loss of the Trust's assets, damage the Trust's reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares.

A disruption of the internet may affect digital assets operations, which may adversely affect the digital assets industry and an investment in the Trust.

Networks rely on the internet. A significant disruption of internet connectivity (i.e., one that affects large numbers of users or geographic regions) could disrupt the digital assets networks' functionality and operations until the disruption in the internet is resolved. A disruption in the internet could adversely affect an investment in the Trust or the ability of the Trust to operate.

A relevant network's decentralized governance structure may negatively affect its ability to grow and respond to challenges.

The governance of decentralized networks, such as certain of the Cryptocurrencies' networks, is by voluntary consensus and open competition. In other words, a typical network has no central decision- making body or clear manner in which participants can come to an agreement other than through voluntary, widespread consensus. As a result, a lack of widespread consensus in the governance of a network may adversely affect the network's utility and ability to adapt and face challenges, including technical and scaling challenges. Historically the development of the source code of a network has been overseen by the core developers. However, a typical network would cease to operate successfully without both miners and users, and the core developers cannot formally compel them to adopt the changes to the source code desired by core developers, or to continue to render services or participate in the network. As a general matter, the governance of a network generally depends on the majority of all members of the digital assets community ultimately reaching some form of voluntary agreement on significant changes.

The decentralized governance of a network may make it difficult to find or implement solutions or marshal sufficient effort to overcome existing or future problems, especially protracted ones requiring substantial directed effort and resource commitment over a long period of time, such as scaling challenges. Deeply- held differences of the opinion have led to network forks in the past, such as between Bitcoin and Bitcoin Cash, and could lead to additional forks in the future, with potentially divisive effects. A network's failure to overcome governance challenges could exacerbate problems experienced by the network or cause the network to fail to meet the needs of its users, and could cause users, miners, and developer talent to abandon the network or lead to a drop in speculative interest, which could cause the value of a Cryptocurrency to decline. If the network community is unable to reach consensus in the future, it could have adverse consequences for the network or lead to a fork, which could affect the value of digital assets.

Potential amendments to a network's protocols and software could, if accepted and authorized by the network community, adversely affect an investment in the Trust.

A network may use a cryptographic protocol to govern the interactions within it. In the case of Bitcoin, a loose community known as the "core developers" has evolved to informally manage the source code for the protocol. Membership in the community of core developers evolves over time, largely based on self- determined participation in the resource section dedicated to digital assets on Github.com. The core developers can propose amendments to the network's source code that, if accepted by miners and users, could alter the protocols and software of the network and the properties of digital assets. These alterations would occur through software upgrades, and could potentially include changes to the irreversibility of transactions and limitations on the mining of new digital assets, which could undermine the appeal and market value of digital assets. Alternatively, software upgrades and other changes to the protocols of the network could fail to work as intended or could introduce bugs, security risks, or otherwise adversely affect, the network. Similar dynamics occur in the networks of different digital assets. As a result, the network could be subject to new protocols and software in the future that may adversely affect an investment in the Trust.

The open-source structure of network protocols means that the core developers and other contributors are generally not directly compensated for their contributions in maintaining and developing a Cryptocurrency's network protocol. A failure to properly monitor and upgrade the network protocol could damage the network and an investment in the Trust.

Networks that operate based on an open-source protocol are often maintained by the core developers and other contributor. As Cryptocurrency network protocols generally are not sold or made available subject to licensing or subscription fees and their use does not generate revenues for their development team, the core developers are generally not compensated for maintaining and updating the source code for the network protocol. Consequently, there is a lack of financial incentive for developers to maintain or develop a digital assets network and the core developers may lack the resources to adequately address emerging issues with the network protocol. Although digital assets networks are typically supported by core developers, there can be no guarantee that such support will continue or be sufficient in the future. Alternatively, some developers may be funded by entities, such as foundations or corporations, whose interests are at odds with other participants in the network. In addition, a bad actor could also attempt to interfere with the operation of a network by attempting to exercise a malign influence over a core developer. To the extent that material issues arise with a network protocol and the core developers and open-source contributors are unable to address the issues adequately or in a timely manner, a Cryptocurrency network and an investment in the Trust may be adversely affected.

A temporary or permanent fork of the blockchain could adversely affect an investment in the Trust.

Digital asset software is generally open source. Any user can download the software, modify it and then propose that the core developers, users and miners adopt the modification. When a modification is introduced by the core developers and a substantial majority of users and miners consent to the modification, the change is implemented and the digital assets network continues to operate uninterrupted on a single blockchain. However, if less than a substantial majority of users and miners consent to the proposed modification, but the modification is nonetheless implemented by some users and miners and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a fork in the network and blockchain, with one version running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two (or more) versions of the network running in parallel, but with each version's digital assets lacking interchangeability, and with different blockchains. Such a fork in the blockchain typically would be addressed by community- led efforts to merge the forked blockchains, and several prior forks have been so merged. For example, since the Bitcoin network's inception, modifications to the Bitcoin network have generally been accepted by the majority of users and miners, ensuring that the Bitcoin network remains a coherent economic system and the focal point of the majority of developer activity. There is no assurance, however, that this will continue to be the case, and if it is not, then the price of digital assets could be negatively affected. The original blockchain and the forked blockchain could potentially compete with each other for users, developers, and miners, leading to a loss of these for the original blockchain. A fork of any kind with respect to any Cryptocurrency could adversely affect an investment in the Trust or the ability of the Trust to operate and the Trust's procedures may be inadequate to address the effects of a fork.

Additionally, a fork could be introduced by an unintentional, unanticipated software flaw in the multiple versions of otherwise compatible software miners and users run. It is also possible that, in a future accidental or unintentional fork, a substantial number of users and miners could adopt an incompatible version of the digital assets while resisting community-led efforts to merge the two blockchains, resulting in a permanent fork. Any of these events could cause digital assets to decline in value.

Furthermore, a fork can lead to new security concerns. For example, when the Ethereum and Ethereum Classic networks split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued digital assets exchanges through at least October 2016. A digital assets exchange announced in July 2016 that it had lost 40,000 Ether Classic, worth about $100,000 at that time, as a result of replay attacks. Another possible result of a fork is an inherent decrease in the level of security due to significant amounts of mining power remaining on one network or migrating instead to the new forked network. After a fork, it may become easier for an individual miner or mining pool's hashing power to exceed 50% of the processing power of the network that retained or attracted less mining power, thereby making digital assets that rely on that network, which could include digital assets, more susceptible to attack. Any of these events could cause a digital assets network to be less attractive to potential users, or cause a decline in speculative interest, and thereby cause digital assets to decline in value.

Forks have occurred, for example, also to the Bitcoin network, including, but not limited to, forks resulting in the creation of Bitcoin Cash (August 1, 2017), Bitcoin Gold (October 24, 2017) and Bitcoin SegWit2X (December 28, 2017), among others. If another fork occurs, the Trust would hold equal amounts of both the original digital assets and the alternative forked asset. Typically, the holder of digital assets has no discretion in a fork; it merely has the right to claim the new forked asset on a pro rata basis while it continues to hold the same number of digital assets. The Index has adopted procedures to address situations involving a fork that results in the issuance of new alternative digital assets, and the Trust will follow such procedures pursuant to the Trust Agreement.

The following general guidelines generally would be followed by the Index Provider when a fork occurs

•The asset that inherits the pre-fork trading symbol on the majority of Core Exchanges with the larger post-fork market capitalization will be considered the original asset and the asset that trades with a new trading symbol on the majority of Core Exchanges will be considered the new asset.

•The original asset will inherit the price and liquidity history from the pre-fork asset, the new asset will not inherit the price and liquidity history and will be treated as a new listing.

•A reference price should be calculated for the new assets as soon as possible using the Index's methodology.

•If a reliable price source for an asset could not be found, the asset will be priced as 0 until there is a price.

•Such new assets will be considered for eligibility on a quarterly basis.

oThe Index Oversight Committee may review eligibility of such new forked assets in the case of exceptional events.

Shareholders may not receive the benefits of any forks or airdrops.

A digital asset may become subject to a fork or an airdrop. Shareholders may not receive the benefits of any forks, the Trust may not choose, or be able, to participate in an airdrop, and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain. We refer to the right to receive any such benefit as an "Incidental Right" and any such virtual currency acquired through an Incidental Right as "IR Virtual Currency."

There are likely to be operational, tax, securities law, regulatory, legal and practical issues that significantly limit, or prevent entirely, shareholders' ability to realize a benefit, through their interests in the Trust, from any such Incidental Rights or IR Virtual Currency. For instance, the Cryptocurrency Custodian may not agree to provide access to the IR Virtual Currency. In addition, the Sponsor or Manager may determine that there is no safe or practical way to custody the IR Virtual Currency, or that trying to do so may pose an unacceptable risk to the Trust's holdings in ETH, or that the costs of taking possession and/or maintaining ownership of the IR Virtual Currency exceed the benefits of owning the IR Virtual Currency. Additionally, laws, regulation or other factors may prevent shareholders from benefitting from the Incidental Right or IR Virtual Currency even if there is a safe and practical way to custody and secure the IR Virtual Currency. For example, it may be illegal to sell or otherwise dispose of the Incidental Right or IR Virtual Currency, or there may not be a suitable market into which the Incidental Right or IR Virtual Currency can be sold (immediately after the fork or airdrop, or ever). The Sponsor or Manager may also determine, in consultation with its legal advisors, that the Incidental Right or IR Virtual Currency is, or is likely to be deemed, a security under federal or state securities laws. In such a case, the Sponsor would irrevocably abandon, as of any date on which the Trust creates Shares, such Incidental Right or IR Virtual Currency if holding it would have an adverse effect on the Trust and it would not be practicable to avoid such effect by disposing of the Incidental Right or IR Virtual Currency in a manner that would result in shareholders receiving more than insignificant value thereof.

The blockchain could be vulnerable to a "51% attack", which could adversely affect an investment in the Trust or the ability of the Trust to operate.

If the majority of the processing power dedicated to mining on a network is controlled by a bad actor (often referred to as a "51% attack"), it may be able to alter the blockchain on which a network and transactions rely. This could occur if the bad actor were to construct fraudulent blocks or prevent certain transactions from completing in a timely manner, or at all. It could be possible for the malicious actor to control, exclude or modify the ordering of transactions. Further, a bad actor could "double-spend" its own digital assets (i.e., spend the same digital assets in more than one transaction) and prevent the confirmation of other users' transactions, while continuing to mine new digital assets and confirm its own blocks, for so long as it maintained control. If the digital assets community did not reject the fraudulent blocks as malicious or to the extent that such bad actor did not yield its control of processing power, reversing any changes made to the blockchain may be impossible.

Recently, some digital assets networks have been subject to malicious activity achieved through control over 50% of the processing power on the network. For example, on May 24, 2018, it was reported that attackers compromised the Bitcoin Gold network in this manner and were successfully able to double-spend units of the network's native digital assets in a series of transactions that over the course of at least one week reportedly amounted to $18 million. Other digital assets and networks such as Ethereum Classic, Litecoin, and Verge have also reportedly suffered similar attacks.

On a network, certain mining pools may have exceeded the 50% threshold in the past, although there are no known reports of malicious activity having occurred. The possible crossing of this threshold indicates a greater risk that a single mining pool could exert authority over the validation of transactions. Also, it is believed that more than 50% of the processing power in certain networks is now or at one time was located in China. If over 50% of the processing power on a network falls within the jurisdiction of a single governmental authority, a risk may exist of that government authority one day seeking to interfere with the processing of transactions. If a bad actor gains control of a majority of the processing power on a network, or there is a public perception that a single actor exerts a controlling influence over a majority of such processing power, it could cause a loss of confidence in a network, which may lead to a negative effect on an investment in the Trust.

If miners expend less processing power on a network, it could increase the likelihood of a malicious actor obtaining control.

Miners ceasing operations would reduce the collective processing power on a network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the blockchain until the next scheduled adjustment in difficulty for block solutions). If a reduction in processing power occurs, a network may be more vulnerable to a malicious actor obtaining control in excess of fifty percent (50%) of the processing power on a network, which would enable them to manipulate the blockchain and hinder transactions. Any reduction in confidence in the transaction confirmation process or processing power of a network may adversely affect an investment in the Trust.

Blockchain technologies are based on theoretical conjectures as to the impossibility of solving certain cryptographical puzzles quickly. These premises may be incorrect or may become incorrect due to technological advances.

Blockchain technologies are premised on theoretical conjectures as to the impossibility, in practice, of solving certain mathematical problems quickly. Those conjectures remain unproven, however, and mathematical or technological advances could conceivably prove them to be incorrect. Blockchain technology companies may also be negatively affected by cryptography or other technological or mathematical advances, such as the development of quantum computers with significantly more power than computers presently available, that undermine or vitiate the cryptographic consensus mechanism underpinning the blockchain and other distributed ledger protocols. If either of these events were to happen, markets that rely on blockchain technologies, such as a network, could quickly collapse, and an investment in the Trust may be adversely affected.

The price of digital assets has exhibited periods of extreme volatility, which could have a negative impact on the performance of the Trust.

The price of digital assets as determined by the digital assets market has experienced periods of extreme volatility and may be influenced by a wide variety of factors. Speculators and investors who seek to profit from trading and holding digital assets generate a significant portion of digital assets demand. Such speculation regarding the potential future appreciation in the value of digital assets may cause the price of digital assets to increase. Conversely, a decrease in demand for or speculative interest regarding digital assets may cause the price to decline. The volatility of the price of digital assets, particularly arising from speculative activity, may have a negative impact on the performance of the Trust.

Currently, there is relatively small use of digital assets in the retail and commercial marketplace in comparison to relatively large use by speculators and those perceiving digital assets as a store of value, thus contributing to price volatility that could adversely affect an investment in the Trust.

Certain merchants and major retail and commercial businesses have only recently begun accepting digital assets as a means of payment for goods and services. Consumer use of digital assets to pay such retail and commercial outlets, however, remains limited. Yet, market speculators and investors seeking to profit from the short- or long-term holding of digital assets generate a significant portion of demand for digital assets, which can contribute to price volatility, which in turn can make digital assets less attractive to merchants and commercial parties as a means of payment. A lack of expansion by digital assets into retail and commercial markets or a contraction of such use may result in a reduction in the price of digital assets, which could adversely affect an investment in the Trust.

Smart contracts are a new technology and ongoing development may magnify initial problems, cause volatility on the networks that use smart contracts and reduce interest in them, which could have an adverse impact on the value of ETH.

Smart contracts are programs that run on a blockchain that execute automatically when certain conditions are met. Since smart contracts typically cannot be stopped or reversed, vulnerabilities in their programming can have damaging effects. For example, in June 2016, a vulnerability in the smart contracts underlying The DAO, a distributed autonomous organization for venture capital funding, allowed an attack by a hacker to syphon approximately $60 million worth of ETH from The DAO's accounts into a segregated account. In the aftermath of the theft, certain developers and core contributors pursued a "fork" of the Ethereum network in order to erase any record of the theft. Despite these efforts, the price of ETH dropped approximately 35% in the aftermath of the attack and subsequent fork. In addition, in July 2017, a vulnerability in a smart contract for a multi-signature wallet software developed by Parity led to a $30 million theft of ETH, and in November 2017, a new vulnerability in Parity's wallet software led to roughly $160 million worth of ETH being indefinitely frozen in an account. Initial problems and continued problems with the development and deployment of smart contracts may have an adverse effect on the value of ETH.

Digital asset exchanges are relatively new and, in some cases, unregulated, and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust.

Over the past several years, a number of digital assets exchanges have been closed or faced issues due to fraud, failure, security breaches or governmental regulations. The nature of the assets held at digital assets exchanges makes them appealing targets for hackers and a number of digital assets exchanges have been victims of cybercrimes. In many of these instances, the customers of such digital assets exchanges were not compensated or made whole for the partial or complete losses of their account balances in such digital assets exchanges. No digital assets exchange is immune from these risks. Also, while many prominent digital assets exchanges provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many digital assets exchanges do not provide this information. As a result, the marketplace may lose confidence in digital assets exchanges, including prominent digital assets exchanges that handle a significant volume of digital assets trading.

For example, in 2019 there were reports claiming that a significant majority of Bitcoin trading volume on digital assets exchanges was false or non-economic in nature, with specific focus on unregulated exchanges located outside of the U.S. Such reports may indicate that the digital assets exchange market is significantly smaller than expected and that the U.S. makes up a significantly larger percentage of the Bitcoin exchange market than is commonly understood. Nonetheless, any actual or perceived false trading in the digital assets exchange market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of digital assets and/or negatively affect the market perception of digital assets.

The closure or temporary shutdown of digital assets exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation or enforcement actions may reduce public confidence in a network and can slow down the mass adoption of digital assets. Further, such digital assets exchange failures or that of any other major component of the overall digital assets ecosystem can have an adverse effect on digital assets markets and the price of digital assets and could therefore have a negative impact on the performance of the Trust.

Index Provider has analyzed certain digital assets exchange data and certain digital assets' characteristics and developed insights that have informed its understanding of the digital assets market, its determination of various digital assets' status as securities under the federal securities laws and/or commodities under the federal commodities laws, and the design of the Index, which has in turn informed the design of the Trust. If such data, analyses or insights are inaccurate or incorrect, the value of an investment in the Trust is likely to be adversely affected.

The Index Provider has relied upon digital assets market data in analyzing the digital assets market and various digital assets. This analysis has informed Index Provider's understanding of the digital assets, the trading markets for them, the design of the Index and, indirectly, the design of the Trust. The viability of the Trust relies upon access to accurate data and information about the digital assets that are included in and/or may be included in the Index, and Index Provider's ability to effectively analyze such data and information, including as to whether a digital asset in the Index may reasonably be deemed to be a "security" within the meaning of the federal securities laws or a commodity under the federal commodities laws. If the data or information reviewed by the Index Provider for these purposes is inaccurate or becomes unavailable, or if Index Provider's analysis of such data or information is incorrect, the value of an investment in the Trust is likely to be adversely affected. For example, if any digital asset included in the Index (i.e., any Cryptocurrency) is deemed by the SEC to be a "security," within the meaning of the federal securities laws, the value of such Cryptocurrency is likely to be adversely affected, which will have an adverse affect on the value of the Index.

Sales of new digital assets may cause the price of digital assets to decline, which could negatively affect an investment in the Trust.

Newly created tokens of digital assets are generated through a process referred to as "mining." If entities engaged in digital assets mining choose not to hold the newly mined digital assets, and, instead, make them available for sale, there can be downward pressure on the price of digital assets. Digital assets mining operation may be more likely to sell a higher percentage of its newly created digital assets, and more rapidly so, if it is operating at a low profit margin, thus reducing the price of digital assets. Lower digital assets prices may result in further tightening of profit margins for miners and decreasing profitability, thereby potentially causing even further selling pressure. Diminishing profit margins and increasing sales of newly mined digital assets could result in a reduction in the price of digital assets, which could adversely impact an investment in the Shares.

Digital assets networks face significant scaling challenges and efforts to increase the volume of transactions may not be successful.

Many digital assets networks face significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital assets network is less susceptible to manipulation or capture. Achieving decentralization may mean that every single node on a given digital assets network is responsible for securing the system by processing every transaction and maintaining a copy of the entire state of the network. However, this may involve tradeoffs from an efficiency perspective, and impose constraints on transaction processing speed ("throughput").

If increases in throughput on a network lag behind growth in usage of the digital assets, average fees and settlement times may increase considerably. For example, the Bitcoin network has been, at times, at capacity, which has led to increased transaction fees. During the period from January 1, 2017 to January 31, 2021, average Bitcoin transaction fees reportedly ranged from approximately $0.39 per transaction to approximately $11.56 per transaction, reportedly reaching a high of approximately $54.83 per transaction on December 12, 2017. Since January 1, 2018, ETH transaction fees have increased from $0.64 per ETH transaction, on average, to a high of $14.58 per transaction, on average, on September 2, 2020. Increased fees and decreased settlement speeds could preclude certain uses for digital assets (e.g., micropayments), and could reduce demand for, and the price of, digital assets, which could adversely impact the value of the Shares.

Many developers are actively researching and testing scalability solutions for public blockchains. However, there is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of the networks associated with the Cryptocurrencies, or if pursued, how long these mechanisms will take to become effective, which could adversely impact the value of the Shares.

New competing digital assets may pose a challenge to digital assets' current market position, resulting in a reduction in demand for digital assets, which could have a negative impact on the price of digital assets and may have a negative impact on the performance of the Trust.

Bitcoin, as an asset, holds a "first-to-market" advantage over other digital assets. This first-to-market advantage has resulted in the Bitcoin network evolving into the most well-developed network of any digital assets. The relevant network enjoys the largest user base and has more mining power in use to secure the blockchain than any other digital assets. Having a large mining network provides users confidence regarding the security and long-term stability of a network. This in turn creates a domino effect that inures to the benefit of a network – namely, the advantage of more users and miners makes digital assets more secure, which potentially makes it more attractive to new users and miners, resulting in a network effect that potentially strengthens the first-to-market advantage. However, despite the first-mover advantage of a network over other digital assets, it is possible that real or perceived shortcomings in a network, or technological, regulatory or other developments, could result in a decline in popularity and acceptance of the digital assets, and other digital currencies and trading systems could become more widely accepted and used than the Bitcoin network, which could lead to a decline in the value of digital assets.

Competition from central bank digital currencies ("CBDCs") and emerging payments initiatives involving financial institutions could adversely affect the value of digital assets and other digital assets.

Central banks have introduced digital forms of legal tender, which are referred to herein as CBDCs. China's CBDC project, known as Digital Currency Electronic Payment ("DC/EP"), has reportedly been tested in a live pilot program conducted in multiple cities in China. A recent study published by the Bank for International Settlements estimated that at least 36 central banks have published retail or wholesale CBDC work ranging from research to pilot projects. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace other digital assets as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, digital assets. As a result of any of the foregoing factors, the value of digital assets could decrease, which could adversely affect an investment in the Trust.

Because Facebook is seeking to develop digital assets, it may adversely affect the value of digital assets and digital assets.

In May 2019, Facebook announced its plans for digital assets called Libra. Facebook and its partners in the Libra Association have touted the Libra digital token and Facebook's corresponding digital wallet, Calibra, as a way to make cross-border payments cheaper and easier. In July 2019, Facebook announced that Libra will not launch until all regulatory concerns have been met. In October 2019, many partners left the Libra Association including Paypal, eBay, Mastercard, Stripe, and Visa, although certain other new members have since joined. In December 2020, Facebook announced that the Libra digital assets had been renamed Diem. In May 2021, the Diem Association announced a partnership between its wholly-owned subsidiary Diem Network US and Silvergate Capital Corporation, under which Silvergate Bank will become the issuer of the Diem USD stablecoin. The Diem Association also announced a strategic shift to the United States, which it says will result in a move of Diem's primary operations from Switzerland to the United States. Because Facebook is a leading technology company with substantial resources, when and if it or a consortium launches digital assets, it could adversely affect the value of digital assets and digital assets.

Operational cost may exceed the award for solving blocks or transaction fees. Increased transaction fees may adversely affect the usage of a digital assets network.

Networks may be designed to periodically reduce the block reward. For example,	Key Concept to
most recently in May 2020, the block reward reduced from 12.5 to 6.25 Bitcoin for	Understand
miners. As the block reward continues to decrease over time, the mining incentive	Block reward - the
structure may transition to a higher reliance on transaction confirmation fees in order
to incentivize miners to continue to dedicate processing power to the blockchain. If	fixed award given
transaction confirmation fees become too high, the marketplace may be reluctant to	to miners for
use digital assets. Increased transaction fees may motivate market participants, such	solving new blocks
as merchants or commercial institutions, to switch from digital assets to another	(the "block
digital assets or back to fiat currency as their preferred medium of exchange.	reward")
Decreased demand for digital assets may adversely affect its price, which may adversely affect an investment in the Trust.

Ultimately, if the awards of new digital assets for solving blocks declines and transaction fees for recording transactions are not sufficiently high to exceed the costs of mining, miners may operate at a loss or cease operations. If the award does not exceed the costs of mining in the long-term, miners may have to cease operations entirely. If miners cease their operations, this could have a negative impact on the network and could adversely affect the value of the digital assets held by the Trust.

Miners could act in collusion to raise transaction fees, which may adversely affect the usage of a network.

Miners collect fees for each transaction they confirm. Miners validate unconfirmed transactions by adding the previously unconfirmed transactions to new blocks in the blockchain. Miners are not forced to confirm any specific transaction, but they are economically incentivized to confirm valid transactions as a means of collecting fees. To the extent that any miners cease to record transactions in solved blocks, such transactions will not be recorded on the blockchain until a block is solved by a miner who does not require the payment of transaction fees. Miners have historically accepted relatively low transaction confirmation fees, because miners have a low marginal cost of validating unconfirmed transactions. If miners collude in an anticompetitive manner to reject low transaction fees, then digital assets users could be forced to pay higher fees, thus reducing the attractiveness of a network, or to wait longer times for their transactions to be validated by a miner who does not require the payment of a transaction fee. digital assets mining occurs globally and it may be difficult for authorities to apply antitrust regulations across multiple jurisdictions. Any collusion among miners may adversely impact an investment in the Trust or the ability of the Trust to operate.

As technology advances, miners may be unable to acquire the digital assets mining hardware necessary to develop and launch their operations. A decline in the digital assets mining population could adversely affect a network and an investment in the Trust.

Due to the increasing demand for digital assets mining hardware, miners may be unable to acquire the proper mining equipment or suitable amount of equipment necessary to continue their operations or develop and launch their operations. In addition, because successful mining of digital assets that uses "proof of work" validation requires maintaining or exceeding a certain level of computing power relative to other validators, miners will need to upgrade their mining hardware periodically to keep up with their competition. The development of supercomputers with disproportionate computing power may threaten the integrity of the digital assets market by concentrating mining power, which would make it unprofitable for other miners to mine. The expense of purchasing or upgrading new equipment may be substantial and diminish returns to miners dramatically. A decline in miners may result in a decrease in the value of digital assets and the value of the Trust.

If profit margins of digital assets mining operations are not high, miners may elect to immediately sell digital assets earned by mining, resulting in a reduction in the price of digital assets that could adversely affect an investment in the Trust.

Network mining operations have rapidly evolved over the past several years from individual users mining with computer processors, graphics processing units and first-generation ASIC (application-specific integrated circuit) machines. New processing power is predominantly added to a network currently by "professionalized" mining operations. Such operations may use proprietary hardware or sophisticated ASIC machines acquired from ASIC manufacturers. Significant capital is necessary for mining operations to acquire this hardware, lease operating space (often in data centers or warehousing facilities), afford electricity costs and employ technicians to operate the mining farms. As a result, professionalized mining operations are of a greater scale than prior relevant network validators and have more defined, regular expenses and liabilities. In addition, mining operations may choose to immediately sell digital assets earned from their operations into the global digital assets market. In past years, individual miners are believed to have been more likely to hold newly mined digital assets for more extended periods. The immediate selling of newly mined digital assets would increase the supply of digital assets on the digital assets market, creating downward pressure on the price of digital assets.

A professional mining operation operating at a low profit margin may be more likely to sell a higher percentage of its newly mined digital assets rapidly, and it may partially or completely cease operations if its profit margin is negative. In a low profit margin environment, a higher percentage of the new digital assets mined each day will be sold into the digital assets market more rapidly, thereby reducing digital assets prices. The network effect of reduced profit margins resulting in greater sales of newly mined digital assets could result in a reduction in the price of digital assets that could adversely affect an investment in the Trust.

Congestion or delay in a network may delay purchases or sales of a Cryptocurrency by the Trust.

The size of each block on a blockchain may be limited and significantly below the level that centralized systems can provide. Increased transaction volume could result in delays in the recording of transactions due to congestion in the network. Moreover, unforeseen system failures, disruptions in operations, or poor connectivity may also result in delays in the recording of transactions on the network. Any delay in the network could affect the Trust's ability to buy or sell digital assets at an advantageous price, or may create the opportunity for a bad actor to double spend digital assets, resulting in decreased confidence in the network. Over the longer term, delays in confirming transactions could reduce the attractiveness to merchants and other commercial parties as a means of payment. As a result, the network and the value of the Trust would be adversely affected.

Failure of funds, including ETFs, that hold digital assets to receive SEC approval to list their shares on national securities exchanges could adversely affect the value of the Shares.

There have been growing a number of attempts to list on national securities exchanges the shares of funds that hold digital assets. These investment vehicles attempt to provide institutional and retail investors exposure to markets for digital assets and related products. The exchange listing of shares of digital assets funds would create more opportunities for institutional and retail investors to invest in the digital assets market. However, the SEC has repeatedly denied such requests. If exchange-listing requests continue to be denied by the SEC, increased investment interest by institutional or retail investors could fail to materialize, which could reduce the demand for digital assets generally and therefore adversely affect the value of the Shares.

Risks Associated with the Index

The Index is operated by the Index Provider, which has no obligation to the Trust or Shareholders in administering the Index. Further, the Index Provider has limited experience with the digital assets markets and the Index has a limited history.

The Index was developed by Index Provider and has a limited history. The Index Provider has substantial discretion at any time to change the methodology used to calculate the Index, including the exchanges that contribute prices to the Trust's NAV. The Index Provider does not have any obligation to take the needs of the Trust, the Trust's Shareholders, or anyone else into consideration in connection with such changes. There is no guarantee that the methodology currently used in calculating the Index will appropriately track the price of the Cryptocurrencies in the Index, which price may affect the Trust's NAV and NAV per Share.

The Index is based on various inputs which includes price data from various third-party digital assets exchanges, namely the Core Exchanges. The Index Provider does not guarantee the validity of any of these inputs, which may be subject to technological error, manipulative activity, or fraudulent reporting from their initial source. The Index could be calculated now or in the future in a way that adversely affects an investment in the Trust.

Risk Associated with Investing in the Trust

The value of the Shares may be influenced by a variety of factors unrelated to the value of the Cryptocurrencies it holds.

The value of the Shares may be influenced by a variety of factors unrelated to the price of the Cryptocurrencies included in the Index that may have an adverse effect on the price of the Shares. These factors include the following factors:

•Unanticipated problems or issues with respect to the mechanics of the Trust's operations and the trading of the Shares may arise, in particular due to the fact that the mechanisms and procedures governing the creation and offering of the Shares and storage of digital assets have been developed specifically for this product;

•The Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

•The Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Trust's account with the Custodian, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust's technical infrastructure, which could result in theft, loss or damage of its assets; or

•Service providers may decide to terminate their relationships with the Trust due to concerns that the introduction of privacy enhancing features to a network may increase the potential for digital assets to be used to facilitate crime, exposing such service providers to potential reputational harm.

The Trust is subject to market risk.

Market risk refers to the risk that the market price of Cryptocurrencies held by the Trust will rise or fall, sometimes rapidly or unpredictably. An investment in the Shares is subject to market risk, including the possible loss of the entire principal of the investment.

The NAV may not always correspond to what is perceived to be the market prices of the Cryptocurrencies and, as a result, Baskets may be created or redeemed at a NAV per Share that is different from the market price of the Shares.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust's Cryptocurrency holdings. Shareholders should be aware that the public trading price per Share may be different from the NAV per Share for a number of reasons, including price volatility, trading activity, the closing of Cryptocurrency trading platforms due to fraud, failure, security breaches or otherwise, and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of digital assets.

An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share, and the Trust will therefore maintain fractional exposure to a specific amount of Cryptocurrencies per Share.

Shareholders also should note that the size of the Trust in terms of total Cryptocurrencies held may change substantially over time and as Baskets are created and redeemed.

Authorized Participants' buying and selling activity associated with the creation and redemption of Baskets may adversely affect an investment in Shares.

Authorized Participants' purchase of Cryptocurrency in connection with Basket creation orders may cause the price of Cryptocurrency to increase, which will result in higher prices for the Shares. Increases in the Cryptocurrency prices may also occur as a result of Cryptocurrency purchases by other market participants who attempt to benefit from an increase in the market price of Cryptocurrency when Baskets are created. The market price of Cryptocurrency may therefore decline immediately after Baskets are created.

Selling activity associated with sales of Cryptocurrencies by Authorized Participants in connection with redemption orders may decrease the Cryptocurrency prices, which will result in lower prices for the Shares. Decreases in Cryptocurrency prices may also occur as a result of selling activity by other market participants.

In addition to the effect that purchases and sales of Cryptocurrencies by Authorized Participants may have on its price, sales and purchases of Cryptocurrencies by similar investment vehicles (if developed) could impact the price of any Cryptocurrency. If the price of a Cryptocurrency declines, the trading price of the Shares will generally also decline.

The inability of Authorized Participants and market makers to hedge their digital assets exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Basket creation and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient Cryptocurrency liquidity in the market, inability to locate an appropriate hedge counterparty, etc.), such conditions may make it difficult to create or redeem Baskets or cause them to not create or redeem Baskets. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to Cryptocurrencies may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of the Trust and the spread at which the Trust trades on the open market. The market for exchange-traded digital assets futures has limited trading history and operational experience and may be less liquid, more volatile and more vulnerable to economic, market and industry changes than more established futures markets. The liquidity of the market will depend on, among other things, the adoption of digital assets and the commercial and speculative interest in the market for the ability to hedge against the price of digital assets with exchange-traded digital assets futures.

Arbitrage transactions intended to keep the price of Shares closely linked to the price of Cryptocurrency may be problematic if the process for the creation and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of the Shares encounter any unanticipated difficulties, including, but not limited to, the Trust's inability in the future to obtain regulatory approvals for the offer and sale of additional Shares after the present offering is completed, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying Cryptocurrencies may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of Shares may decline and the price of the Shares may fluctuate independently of the price of digital assets and may fall.

The Trust is subject to risks due to its concentration of investments in a single asset class.

Unlike other funds that may invest in diversified assets, the Trust's investment strategy is concentrated in a single asset class: digital assets. This concentration maximizes the degree of the Trust's exposure to a variety of market risks associated with digital assets. By concentrating its investment strategy solely in digital assets, any losses suffered as a result of a decrease in the value of digital assets can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.

The lack of active trading markets for Shares may result in losses on Shareholders' investments at the time of disposition of Shares.

Although Shares of the Trust are expected to be publicly listed and traded on a national securities exchange, there can be no guarantee that an active trading market for the Trust will develop or be maintained. If Shareholders need to sell their Shares at a time when no active market for them exists, the price Shareholders receive for their Shares, assuming that Shareholders are able to sell them, likely will be lower than the price that Shareholders would receive if an active market did exist and, accordingly, a Shareholder may suffer losses.

Possible illiquid markets may exacerbate losses or increase the variability between the Trust's NAV and its market price.

Digital assets are a new asset class with a very limited trading and performance history. Therefore, the markets for digital assets may be less liquid and more volatile than other markets for more established products. It may be difficult to execute digital assets trade at a specific price when there is a relatively small volume of buy and sell orders in the digital assets market. A market disruption can also make it more difficult to liquidate a position or find a suitable counterparty at a reasonable cost.

Market illiquidity may cause losses for the Trust. The large size of the Cryptocurrency positions that the Trust may acquire will increase the risk of illiquidity by both making the positions more difficult to liquidate and increasing the losses incurred while trying to do so should the Trust need to liquidate its positions, or making it more difficult for Authorized Participants to acquire or liquidate Cryptocurrencies as part of the creation and/or redemption of Shares of the Trust. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that the Trust will typically invest only in digital assets, which is highly concentrated.

Several factors may affect the Trust's ability to achieve its investment objective on a consistent basis.

There is no guarantee that the Trust will meet its investment objective. Factors that may affect the Trust's ability to meet its investment objective include: (1) Authorized Participants' ability to purchase and sell Cryptocurrencies in an efficient manner to effectuate creation and redemption orders; (2) transaction fees associated with a network; (3) the Cryptocurrency market becoming illiquid or disrupted; (4) the Trust's Share prices being rounded to the nearest cent and/or valuation methodologies; (5) the need to conform the Trust's portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (6) early or unanticipated closings of the markets on which digital assets trades, resulting in the inability of Authorized Participants to execute intended portfolio transactions; and (7) accounting standards.

The amount of digital assets represented by the Shares will decline over time.

The amount of Cryptocurrencies represented by the Shares will continue to be reduced during the life of the Trust due to the transfer of the Trust's Cryptocurrencies to pay for the Sponsor Fee, and to pay for litigation expenses or other extraordinary expenses. This is also true with respect to Shares that are issued in exchange for additional deposits of Cryptocurrencies over time, as the amount of Cryptocurrencies required to create Shares proportionally reflects the amount of Cryptocurrencies represented by the Shares outstanding at the time of such creation unit being created. Assuming a constant Cryptocurrencies price, the trading price of the Shares is expected to gradually decline relative to the price of Cryptocurrencies as the amount of them represented by the Shares gradually declines. Shareholders should be aware that the gradual decline in the amount of Cryptocurrencies represented by the Shares will occur regardless of whether the trading price of the Shares rises or falls in response to changes in the price of Cryptocurrencies.

The development and commercialization of the Trust is subject to competitive pressures.

The Trust and the Sponsor face competition with respect to the creation of competing products. The Sponsor's competitors may have greater financial, technical and human resources than the Sponsor. These competitors may also compete with the Sponsor or Index Provider in recruiting and retaining qualified personnel. Smaller or early stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. Accordingly, the Sponsor's competitors may commercialize a product involving digital assets, including Cryptocurrencies, more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor's competitive position, the likelihood that the Trust will achieve initial market acceptance and the Sponsor's ability to generate meaningful revenues from the Trust.

The Sponsor may need to find and appoint replacement Cryptocurrency Custodians quickly, which could pose a challenge to the safekeeping of the Trust's digital assets.

The Sponsor could decide to replace any Cryptocurrency Custodian at any time. Transferring maintenance responsibilities of the Trust's account with a Cryptocurrency Custodian to another party will likely be complex and could subject the Trust's Cryptocurrencies to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust's assets.

The Sponsor may not be able to find a party willing to serve as a Cryptocurrency Custodian under the same terms as the current Cryptocurrency Custodian. To the extent that the Sponsor is not able to find a suitable party, the Sponsor may be required to terminate the Trust and liquidate the Trust's Cryptocurrencies. In addition, to the extent that the Sponsor finds a suitable party but must enter into a modified custody agreement that is less favorable for the Trust or Sponsor, the value of the Shares could be adversely affected.

The Administrator is solely responsible for determining the value of the digital assets holdings and digital assets holdings per Share, and any errors, discontinuance or changes in such valuation calculations may have an adverse effect on the value of the Shares.

The Administrator will cause the Trust's Cryptocurrency holdings per Share, and therefore its NAV per Share, to be calculated on a daily basis as soon as practicable after 4:00 p.m. EST on each business day. The Sponsor's determination is made utilizing data from the operations of the Trust and the Index, calculated at 4:00 p.m. EST on such day. To the extent that the Cryptocurrencies per Share are incorrectly calculated, the Sponsor may not be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Trustee, the Transfer Agent or a Custodian under the Trust Documents.

Under the Trust Agreement and other agreements into which the Trust enters with its service providers ("Trust Documents"), each of the Sponsor, Trustee, Transfer Agent and Custodians have a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without gross negligence, bad faith or willful misconduct on its part. Therefore, the Sponsor, Trustee, Transfer Agent or Custodians may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the Cryptocurrencies held by the Trust and the value of the Shares.

Regulatory Risk

Future and current laws and regulations by a United States or foreign government or quasi- governmental agency, and their application to any digital assets, could have an adverse effect on an investment in the Trust.

The regulation of digital assets and related products and services continues to evolve, may take many different forms and will, therefore, impact digital assets and their usage in a variety of manners. The inconsistent and sometimes conflicting regulatory landscape may make it more difficult for digital assets businesses to provide services, which may impede the growth of the digital assets economy and have an adverse effect on consumer adoption of digital assets. There is a possibility of future legal developments or regulatory change altering, perhaps to a material extent, the nature of an investment in the Trust or the ability of the Trust to continue to operate. Additionally, changes to current regulatory determinations of digital assets' status as not being a security, changes to regulations surrounding digital assets futures or related products, or actions by a United States or foreign government or quasi-governmental agency exerting regulatory authority over digital assets, a network, digital assets trading, or related activities impacting other parts of the digital assets market, may adversely impact digital assets and therefore may have an adverse effect on the value of your investment in the Trust. For example, in December 2020, FinCEN proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called "unhosted" wallets, also commonly referred to as self-hosted wallets. Some have argued that, if the rule is implemented, it could increase the regulatory burden on digital assets exchanges while decreasing their appeal relative to pure peer-to-peer transactions, which could have a chilling effect on digital assets transactions conducted through exchanges and result in decreased transparency and liquidity in digital assets markets.

A number of jurisdictions worldwide have adopted prohibitions or restrictions on digital assets trading and other activity relating to virtual currencies and digital assets, which could negatively affect digital assets prices or demand. For instance, some observers believe that Chinese governmental regulatory actions regarding digital assets mining and trading activity were one factor that contributed to the drawdowns in global Bitcoin prices in May 2021. See "Cryptocurrencies, Cryptocurrency Markets, Cryptocurrency Exchanges, and the Regulation of Cryptocurrencies."

Furthermore, legal claims have been filed in the United Kingdom by an entity associated with an individual named Craig Wright. The plaintiff alleges that the private keys to Bitcoin purportedly worth several billion dollars were rendered inaccessible in a hack, and advances a series of novel legal theories in support of its request that the court compel certain core developers associated with the network to either somehow transfer the Bitcoin out of the Bitcoin address to which the entity no longer can access the private keys to a new Bitcoin address that it currently does control, or alternatively amend the source code to the network itself to restore its access to the stranded Bitcoin. If a court decides to grant the relief requested, wide-ranging and fundamental changes to the source code, operations, and governance of, and basic principles underlying, the network might be required, and a loss of public confidence in the network could result, leading to a decrease in the value of digital assets, which could negatively impact the value of the Shares.

Shareholders do not have the protections associated with ownership of Shares in an investment company registered under the 1940 Act or the protections afforded by the CEA.

The 1940 Act is designed to protect investors by preventing insiders from managing investment companies to their benefit and to the detriment of public investors, such as: the issuance of securities having inequitable or discriminatory provisions; the management of investment companies by irresponsible persons; the use of unsound or misleading methods of computing earnings and asset value; changes in the character of investment companies without the consent of investors; and investment companies from engaging in excessive leveraging. To accomplish these ends, the 1940 Act requires the safekeeping and proper valuation of fund assets, restricts greatly transactions with affiliates, limits leveraging, and imposes governance requirements as a check on fund management.

The Trust is not registered as an investment company under the 1940 Act, and the Sponsor believes that the Trust is not required to register under such act. Consequently, Shareholders do not have the regulatory protections provided to investors in registered investment companies.

The Trust will not hold or trade in commodity interests regulated by the CEA, as administered by the CFTC. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor, the Manager, nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Trust. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

Future legal or regulatory developments may negatively affect the value of digital assets, including Cryptocurrencies, or require the Trust, Sponsor and/or Manager to become registered with the SEC or CFTC, which may cause the Trust to liquidate.

Current and future legislation, SEC and CFTC rulemaking, and other regulatory developments may impact the manner in which digital assets are treated for classification and clearing purposes. In particular, although certain digital assets are currently understood to be a commodity when transacted on a spot basis, other digital assets in the future might be classified by the CFTC as a "commodity interest" under the CEA, subjecting all transactions involving such digital assets to full CFTC regulatory jurisdiction. Alternatively, certain digital assets might be classified by the SEC as a "security" under U.S. federal securities laws. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. If the Sponsor decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to Shareholders.

The SEC has stated that certain digital assets may be considered "securities" under the federal securities laws. The test for determining whether a particular digital assets is a "security" is complex and the outcome is difficult to predict. If any Cryptocurrency is in the future determined to be a "security" under federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it would likely have material adverse consequences for the value of digital assets. For example, it may become more difficult or impossible for digital assets to be traded, cleared or custodied in the United States as compared to other digital assets that are not considered to be securities, which could in turn negatively affect the liquidity and general acceptance of digital assets and cause users to migrate to other digital assets.

To the extent that some digital assets are determined to be a security, the Trust, the Manager and the Sponsor may also be subject to additional regulatory requirements, including under the 1940 Act, and the Sponsor and the Manager may be required to register as an investment adviser under the Investment Advisers Act. If the Sponsor or the Manager determines not to comply with such additional regulatory and registration requirements, they may: (i) sell the relevant digital assets considered to be securities, which could potentially lead to tracking errors if the Index still carries such assets; or (ii) the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust's digital assets at a time that is disadvantageous to Shareholders.

To the extent that any Cryptocurrency is deemed to fall within the definition of a "commodity interest" under the CEA, the Trust, the Manager, and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor, Manager and/or the Trust determines not to comply with such additional regulatory and registration requirements, they may: (i) sell the relevant digital assets considered to be commodity interests, which could potentially lead to tracking errors if the Index still carries such assets; or (ii) the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust's digital assets at a time that is disadvantageous to Shareholders.

If regulatory changes or interpretations of an Authorized Participant's, the Trust's, Sponsor's or Manager's activities require the regulation of an Authorized Participant, the Trust, Sponsor or Manager as a money service business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as a money transmitter or digital assets business under state regimes for the licensing of such businesses, an Authorized Participant, the Trust, Sponsor or Manager may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses to the Authorized Participant, Trust, Sponsor or Manager or increased commissions for the Authorized Participant's clients, thereby reducing the liquidity of the Shares.

To the extent that the activities of any Authorized Participant, the Trust, Sponsor or Manager cause it to be deemed a "money services business" under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, such Authorized Participant, the Trust, Sponsor or Manager may be required to comply with FinCEN regulations, including those that would mandate the Authorized Participant to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records. Similarly, the activities of an Authorized Participant, the Trust, Sponsor or Manager may require it to be licensed as a money transmitter or as a digital assets business, such as under NYDFS' BitLicense regulation.

Such additional regulatory obligations may cause the Authorized Participant, the Trust, Sponsor or Manager to incur extraordinary expenses. If the Authorized Participant, the Trust, Sponsor or Manager decide to seek the required licenses, there is no guarantee that they will timely receive them. The Authorized Participant may also instead decide to terminate its role as Authorized Participant of the Trust, or the Sponsor may decide to terminate the Trust. Termination by the Authorized Participant may decrease the liquidity of the Shares, which may adversely affect the value of the Shares, and any termination of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Shareholders.

Trading on digital assets exchanges outside the United States is not subject to U.S. regulation and may be less reliable than U.S. exchanges.

To the extent the Trust's purchase or sale of Cryptocurrencies is conducted on digital assets exchanges outside the U.S., trading on such exchanges is not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. exchanges. Certain foreign markets may be more susceptible to disruption than U.S. exchanges. These factors could adversely affect the performance of the Trust.

Intellectual property rights claims may adversely affect the Trust and the value of the Shares.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Trust from operating and holding digital assets. However, third parties may assert intellectual property rights claims relating to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of digital assets. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extraordinary expenses that would be borne by the Trust through the sale or transfer of its digital assets. Additionally, a meritorious intellectual property rights claim could prevent the Trust from operating and force the Sponsor to terminate the Trust and liquidate its digital assets. As a result, an intellectual property rights claim against the Trust could adversely affect the value of the Shares.

Tax Risk

The tax treatment of digital assets and transactions involving digital assets for United States federal income tax purposes may change.

Current IRS guidance indicates that digital assets should be treated as property for U.S. federal income tax purposes and that transactions involving the exchange of digital assets in return for goods and services should be treated as barter exchanges. Such guidance allows transactions in digital assets to qualify for beneficial capital gains treatment. However, because digital assets are a new technological innovation, the U.S. federal income tax treatment of an investment in digital assets or in transactions relating to investments in digital assets, including without limitation the tax treatment of a fork, may evolve and change from those described in this prospectus, possibly with retroactive effect. Any such change in the U.S. federal income tax treatment of digital assets may have a negative effect on prices of digital assets and may adversely affect the value of the Shares. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving digital assets. While it has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in digital assets or in transactions relating to investments in digital assets is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes.

The tax treatment of digital assets and transactions involving digital assets for state and local tax purposes is not settled.

Because digital assets are new, the tax treatment of digital assets for state and local tax purposes, including without limitation state and local income and sales and use taxes, is not settled. It is uncertain what guidance, if any, on the treatment of digital assets for state and local tax purposes may be issued in the future. A state or local government authority's treatment of digital assets may have negative consequences, including the imposition of a greater tax burden on investors in digital assets or the imposition of a greater cost on the acquisition and disposition of digital assets generally. Any such treatment may have a negative effect on prices of digital assets and may adversely affect the value of the Shares.

A "fork" or an "airdrop" could result in the Trust incurring a tax liability.

If a fork occurs, the Trust could hold both the original digital assets and the alternative new digital assets. The IRS has held that a fork resulting in the creation of new units of digital assets is a taxable event giving rise to ordinary income. Similarly, if the Trust is the beneficiary on an airdrop (e.g, a free distribution of digital assets to certain network participants), such receipt of new digital assets could be considered a taxable event giving rise to ordinary income. The receipt, distribution and/or sale of the alternative digital assets may cause the Trust to incur a United States federal, state, local, or foreign tax liability. Any tax liability could adversely impact an investment in the Shares and may require Shareholders to prepare and file tax returns.

Other Risks

The Exchange may halt trading in the Shares, which would adversely impact a Shareholder's ability to sell Shares.

The Trust's Shares are listed for trading on the Exchange under the market symbol "[ ]." Trading in Shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to "circuit breaker" rules that require trading to be halted for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Trust's Shares will continue to be met or will remain unchanged.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants or market makers that have substantial interests in the Trust's Shares withdraw or "step away" from participation in the purchase (creation) or sale (redemption) of the Trust's Shares, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in Shareholders incurring a loss on their investment.

The market infrastructure of the Cryptocurrency spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust.

The Cryptocurrencies are extremely volatile, and concerns exist about the stability, reliability and robustness of many exchanges where digital assets trade. In a highly volatile market, or if one or more exchanges supporting their markets face an issue, it could be extremely challenging for any Authorized Participants to provide continuous liquidity in the Shares. There can be no guarantee that the Sponsor will be able to find an Authorized Participant to actively and continuously support the Trust.

Cryptocurrency spot markets are not subject to same regulatory oversight as national securities exchanges or futures exchanges, which could negatively impact the ability of Authorized Participants to implement arbitrage mechanisms.

The trading for "spot" Cryptocurrencies occurs on multiple	Key Concept to Understand
trading venues that have various levels and types of regulation,	Spot market - when an investor or
but are not regulated in the same manner as traditional stock
exchanges and futures exchanges. If these exchanges do not	trader makes a buy or sell on the
operate smoothly or face technical, security or regulatory issues,	spot market, the assets in question
that could impact the ability of Authorized Participants to make	are transferred close to the same
markets in the Shares. In such an event, trading in the Shares	time as the money changes hands,
could occur at a material premium or discount against the NAV	and at the "spot price" which is the
per Share.	prevailing market price at the time of
the transaction.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect Shareholders' investment in the Shares.

Only Authorized Participants may create or redeem Baskets. All other Shareholders that desire to purchase or sell Shares must do so through the Exchange or otherwise in the secondary market or another market, if any, in which the Shares may be traded. Shares may trade at a premium or discount to the NAV per Share.

Key Concept to Understand

Secondary market - a market or exchange for existing owners and prospective purchasers to buy and sell assets from each other

The Sponsor and the Manage rely heavily on key personnel.

The Sponsor and Manager each relies heavily on key personnel to manage its activities. These key personnel intend to allocate their time managing the Trust in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the Trust.

The Trust is new, and if it is not profitable to Sponsor, the Sponsor may terminate and liquidate the Trust at anytime, including a time that is disadvantageous to Shareholders.

The Trust is new. If the Trust does not attract sufficient assets to remain open, then the Trust could be terminated and liquidated at the direction of the Sponsor. Termination and liquidation of the Trust could occur at a time that is disadvantageous to Shareholders. When the Trust's assets are sold as part of the Trust's liquidation, the resulting proceeds distributed to Shareholders may be less than those that may be realized in a sale outside of a liquidation context. Shareholders may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights. For example, Shareholders do not have the right to elect directors, the Trust may enact splits or reverse splits without Shareholder approval and the Trust is not required to pay regular distributions, although the Trust may pay distributions at the discretion of the Sponsor.

An investment in the Trust may be adversely affected by competition from other investment vehicles focused on digital assets or other digital assets.

The Trust will compete with direct investments in digital assets, digital assets futures, and other potential financial vehicles, possibly including securities backed by or linked to digital assets and other investment vehicles that focus on other digital assets. Market and financial conditions, and other conditions beyond the Trust's control, may make it more attractive to invest in other vehicles, which could adversely affect the performance of the Trust.

Shareholders cannot be assured of the Sponsor's or Manager's continued services, the discontinuance of which may be detrimental to the Trust.

Shareholders cannot be assured that the Sponsor or Manager will be able to continue to service the Trust for any length of time. If the Sponsor or Manager discontinues its activities on behalf of the Trust, the Trust may be adversely affected, as there may be no entity servicing the Trust for a period of time. Such an event could result in termination and liquidation of the Trust.

Shareholders may be adversely affected by creation or redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right of creation or redemption or	Key Concept to
may postpone the redemption or purchase settlement date, for (1) any period	Understand
during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (2) such other
50

period as the Sponsor determines to be necessary for the protection of the	Bid-ask spread -
Shareholders of the Trust. In addition, the Trust may reject a redemption order if	the midpoint
the order is not in proper form as described in the Authorized Participant	between the
Agreement or if the fulfillment of the order might be unlawful. Any such	national best bid
postponement, suspension or rejection could adversely affect a redeeming	and the national
Authorized Participant. Suspension of creation privileges may adversely impact	best offer.
how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from their NAV per Share. The suspension of rights of creation or redemption may also discourage the active participation of Authorized Participants in the market for
Shares, which may have longer-term effects on the market price for Shares, causing them to trade at wider bid-ask spreads and premiums and discounts.

Shareholders may be adversely affected by an overstatement or understatement of the NAV calculation of the Trust due to the valuation method employed on the date of the NAV calculation.

The Trust's Cryptocurrency investments may be valued using techniques that are different than those used by the Index. The value established by the Index may be different from what would be produced through the use of another methodology. Digital asset investments that are valued using techniques other than those employed by the Index, including digital assets investments that are "fair valued," may be subject to greater fluctuation in their value from one day to the next than would be the case if market-price valuation techniques were used.

The liability of the Sponsor, Manager and the Trustee is limited, and the value of the Shares will be adversely affected if the Trust is required to indemnify the Trustee, Sponsor or Manager.

Under the Trust Agreement, the Trustee, Sponsor and Manager are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the Sponsor may require the assets of the Trust to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the NAV of the Trust and the value of its Shares.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that the Index or Index Provider, and/or Sponsor or Trust has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

It is possible that third parties might utilize the intellectual property or technology of the Index, Index Provider, Trust or Sponsor, including the use of its business methods and trademarks, without permission. However, the Index, Index Provider, Trust or Sponsor may not have adequate resources to implement procedures for monitoring unauthorized uses of their trademarks, proprietary software and other technology. Also, third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of the Index, Index Provider, Trust or Sponsor, or claim that one of them has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, any or all of them may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties' proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties' rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if successful and regardless of the merits, may result in significant costs, divert its resources from the Trust or Trust matters, or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks.

With the increased use of technologies such as the internet and the dependence on computer systems to perform necessary business functions, the Trust and its service providers are susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber-attacks include, but are not limited to, gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of one or more of the Trust's service providers (including, but not limited to, Index Provider, the Administrator, Transfer Agent, and Custodians) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of the Shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. The Trust and its Shareholders could be negatively impacted as a result. While the Trust has established business continuity plans, there are inherent limitations in such plans.

CRYPTOCURRENCIES, CRYPTOCURRENCY MARKETS, CRYPTOCURRENCY

EXCHANGES AND THE REGULATION OF CRYPTOCURRENCY

This section of the prospectus provides a more detailed description of the Cryptocurrencies in which the Fund may invest, with particular focus on Bitcoin and Ethereum, which together represented over 94% of the Index as of June 30, 2021. This discussion includes information about the historical development of each Cryptocurrency and its network, how a person holds, trades and transacts using the Cryptocurrency, the "exchange" market where Cryptocurrency can be bought, held and sold, the Cryptocurrency OTC market and Cryptocurrency mining. The category and protocols for each Cryptocurrency are still being defined and evolving.

Bitcoin

Bitcoin is a digital asset that can be transferred among participants on the Bitcoin network on a peer-to- peer basis via the internet. Unlike other means of electronic payments, Bitcoin can be transferred without the use of a central administrator or clearing agency. Because a central party is not necessary to administer Bitcoin transactions or maintain the Bitcoin ledger, the term decentralized is often used in descriptions of Bitcoin.

An Overview

Bitcoin was first described in a white paper released in 2008 and published under the name "Satoshi Nakamoto." The protocol underlying Bitcoin was subsequently released in 2009 as open source software and currently operates on a worldwide network of computers.

The first step in using Bitcoin for transactions is to download specialized software referred to as a "Bitcoin wallet." A user's Bitcoin wallet can run on a computer or smartphone, and can be used both to send and to receive Bitcoin. Within a Bitcoin wallet, a user can generate one or more unique "Bitcoin addresses," which are conceptually similar to bank account numbers on the blockchain and are associated with a pair of public and private keys. After establishing a Bitcoin address, a user can send or receive Bitcoin from his or her Bitcoin address to another user's address using the public and private keys. Sending Bitcoin from one Bitcoin address to another is similar in concept to sending a bank wire from one person's bank account to another person's bank account.

The amount of Bitcoin associated with each Bitcoin address is listed in a public ledger, referred to as a "blockchain." Copies of the blockchain exist on thousands of computers on the Bitcoin network throughout the internet. A user's Bitcoin wallet will either contain a copy of the blockchain or be able to connect with another computer that holds a copy of the blockchain.

When a Bitcoin user wishes to transfer Bitcoin to another user, the sender must first request a Bitcoin address from the recipient. The sender then uses his or her Bitcoin wallet software to create a data packet containing the proposed addition (often referred to as a "transaction") to the blockchain. The proposed transaction would reduce the sender's address and increase the recipient's address by the amount of Bitcoin desired to be transferred, and is sent on a peer-to-peer basis to other computers participating in the Bitcoin network.

Bitcoin Protocol Development and Modifications

Bitcoin is an open source project with no central authority that controls the Bitcoin network, and anyone can review the underlying code and suggest changes. There are, however, a number of individual developers that regularly contribute to a specific distribution of Bitcoin software known as the "Bitcoin Core," and who loosely oversee the development of its source code. There are many other compatible versions of Bitcoin software, but Bitcoin Core is the most widely adopted and currently provides the de facto standard for the Bitcoin protocol. The core developers are able to access, and can alter, the Bitcoin network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Bitcoin network's source code. However, because digital assets has no central authority, the release of updates to the Bitcoin network's source code by the core developers does not guarantee that the updates will be automatically adopted by the other participants in the Bitcoin network. Users and miners must accept any changes made to the Bitcoin source code by downloading the proposed modification of the Bitcoin network's source code. A modification of the Bitcoin network's source code is effective only with respect to those Bitcoin users and miners who choose to download it. If a modification is accepted by only a percentage of users and miners, a division in the Bitcoin network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a "fork." See "Risk Factors— Risks Associated with Bitcoin and the Bitcoin network—A temporary or permanent fork could adversely affect an investment in the Trust." Consequently, as a practical matter, a modification to the source code becomes part of the Bitcoin network only if accepted by participants collectively having most of the processing power on the Bitcoin network. In recent years, there have been several forks in the Bitcoin network for Bitcoin, including, but not limited to, forks resulting in the creation of Bitcoin Cash (August 1, 2017), Bitcoin Gold (October 24, 2017) and Bitcoin SegWit2X (December 28, 2017), among others. For example, on August 1, 2017, a group of developers and miners accepted certain changes to the network software intended to increase transaction capacity, while the rest of the network did not, causing a fork. Blocks mined on this new network, called Bitcoin Cash, now diverge from blocks mined on the network, which has resulted in the creation of a new blockchain whose digital assets is referred to as "Bitcoin cash." Bitcoin and Bitcoin Cash now operate as separate, independent networks, and have different native digital assets (Bitcoin versus Bitcoin cash).

Core development of the digital assets network source code has increasingly focused on modifications of the Bitcoin network protocol to increase speed and scalability and also allow for non-financial, next generation uses. For example, following the activation of Segregated Witness on the Bitcoin network, an alpha version of the Lightning Network was released. The Lightning Network is an open-source decentralized network that enables instant off-blockchain transfers of the ownership of Bitcoin without the need of a trusted third party. The system utilizes bidirectional payment channels that consist of multi- signature addresses. One transaction on the blockchain is needed to open a channel and another on- blockchain transaction can close the channel. Once a channel is open, value can be transferred instantly between counterparties, who are engaging in real Bitcoin transactions without broadcasting them to the Bitcoin network. New transactions will replace previous transactions and the counterparties will store everything locally as long as the channel stays open to increase transaction throughput and reduce computational burden on the Bitcoin network. Other efforts include increased use of smart contracts and distributed registers built into, built atop or pegged alongside the blockchain. The Trust's activities will not directly relate to such projects, though such projects may utilize Bitcoin as tokens for the facilitation of their non-financial uses, thereby potentially increasing demand for Bitcoin and the utility of the Bitcoin network as a whole. Conversely, projects that operate and are built within the blockchain may increase the data flow on the Bitcoin network and could either bloat the size of the blockchain or slow confirmation times. At this time, such projects remain in early stages and have not been materially integrated into the blockchain or the Bitcoin network.

Currently, the Bitcoin network is in the process of considering the implementation of the proposed Taproot upgrade, a soft fork which is intended to enhance smart contract functionality on the blockchain and make complex transactions (e.g., multi-signature transactions) similar to ordinary transactions in terms of their on-chain footprint. The Taproot upgrade will reduce the size of complex Bitcoin transactions and will replace the on-blockchain storage of such data with a single cryptographic hash for the entire transaction, thereby enhancing privacy while also reducing the data size for complex transactions. This is expected to result in making complex transactions cheaper and easier to execute. Following a lengthy debate among the core developers, the code for the Taproot upgrades was merged into the Bitcoin Core software on a temporary trial basis. A supermajority of miners must signal their approval for the adoption of the Taproot upgrade during a specified time window, or the Taproot upgrade will not become permanently activated.

Bitcoin Transactions

A Bitcoin transaction is similar in concept to an irreversible digital check. The transaction contains the sender's Bitcoin address, the recipient's Bitcoin address, the amount of Bitcoin to be sent, a transaction fee and the sender's digital signature. The sender's use of his or her digital signature enables participants on the Bitcoin network to verify the authenticity of the Bitcoin transaction.

A user's digital signature is generated via usage of the user's so-called "private key," one of two numbers in a so-called cryptographic "key pair." A key pair consists of a "public key" and its corresponding private key, both of which are lengthy alphanumeric codes, derived together and possessing a unique relationship.

Public keys are associated with Bitcoin addresses that are publicly known and can accept a Bitcoin transfer. Private keys are used to sign transactions that initiate the transfer of Bitcoin from a sender's Bitcoin address to a recipient's Bitcoin address. Only the holder of the private key associated with a particular Bitcoin address can digitally sign a transaction proposing a transfer of Bitcoin from that particular Bitcoin address.

A user's Bitcoin address may be safely distributed, but a user's private key must be kept in accordance with appropriate controls and procedures to ensure it is used only for legitimate and intended transactions. Only by using a private key can a Bitcoin user create a digital signature to transfer Bitcoin to another user. In addition, if an unauthorized third person learns of a user's private key, that third person could forge the user's digital signature and send the user's Bitcoin to any arbitrary Bitcoin address, thereby stealing the user's Bitcoin.

The usage of key pairs is a cornerstone of the Bitcoin network. This is because the use of a private key is the only mechanism by which a Bitcoin transaction can be signed. If a private key is lost, the corresponding Bitcoin is thereafter permanently non-transferable. Moreover, the theft of a private key enables the thief immediate and unfettered access to the corresponding Bitcoin. Bitcoin users must therefore understand that in this regard, Bitcoin is a bearer asset, similar to cash: that is, the person or entity in control of the private key corresponding to a particular quantity of Bitcoin has de facto control of the Bitcoin. For large quantities of Bitcoin, holders often employ sophisticated security measures. For a discussion of how the Trust secures its Bitcoin, see "The Custodian" below.

The relevant network incorporates a system to prevent double-spending of a single Bitcoin whereby each validated transaction is recorded, time stamped and publicly displayed in a "block" in the blockchain, which is publicly available. Thus, the Bitcoin network memorializes every transaction in the blockchain, which is publicly accessible and downloaded in part or in whole by all users of the Bitcoin network software program.

Bitcoin Mining

The process by which Bitcoin are created and Bitcoin transactions are verified is called mining. To begin mining, a user, or "miner," can download and special mining software, which, like regular relevant network software programs, turns the user's computer into a "node" on the Bitcoin network, and also has the ability to validate transactions and add new blocks of transactions to the blockchain.

Miners, through the use of the Bitcoin software program, engage in a set of prescribed complex mathematical calculations imposed by the Bitcoin network's software protocol, called "proof of work", in order to validate proposed transactions and bundle them into a data packet known as a "block". The first miner who successfully solves the cryptographic puzzle imposed by the Bitcoin network's software protocol is permitted to add a block of transactions to the blockchain and is rewarded by a grant of 6.25 newly-issued Bitcoin, known as the "block reward". Bitcoin is created and allocated by the Bitcoin network protocol and distributed through a "mining" process subject to a strict, well-known issuance schedule. Block rewards for mining are the method by which new Bitcoin is issued. The supply of Bitcoin is limited to 21 million by the Bitcoin network's software protocol. Miners may also be paid an optional transaction fee by the users whose transactions are contained in the mined block.

Confirmed and validated Bitcoin transactions are recorded in blocks added to the blockchain. Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, as well as a record of the award of Bitcoin to the miner who added the new block. Each unique block can only be solved and added to the blockchain by one miner; as a result, individual miners and mining pools on the Bitcoin network engage in a competitive process of constantly increasing their computing power to improve their individual likelihood of solving new blocks. As more miners join the Bitcoin network and its processing power increases, or if miners leave the Bitcoin network and its processing power declines, the Bitcoin network adjusts the complexity of a block-solving equation to maintain a predetermined pace of adding a new block to the blockchain approximately every ten minutes.

Bitcoin Market and Bitcoin Exchanges

Bitcoin can be transferred in direct peer-to-peer transactions through the direct sending of the digital assets over the blockchain from one Bitcoin address to another. Among end-users, Bitcoin can be used to pay other members of the Bitcoin network for goods and services under what resembles a barter system. Consumers can also pay merchants and other commercial businesses for goods or services through direct peer-to-peer transactions on the blockchain or through third-party service providers.

In addition to using Bitcoin to engage in transactions, investors may purchase and sell Bitcoin to speculate as to the value of Bitcoin in the Bitcoin market, or as a long-term investment to diversify their portfolio. The value of Bitcoin within the market is determined, in part, by the supply of and demand for Bitcoin in the global Bitcoin market, market expectations for the adoption of Bitcoin as a store of value, the number of merchants that accept Bitcoin as a form of payment, and the volume of peer-to-peer transactions, among other factors.

A Bitcoin exchange provides investors with a website that permits investors to open accounts with the exchange and then purchase and sell Bitcoin. Prices for trades on Bitcoin exchanges are typically reported publicly. An investor opening a trading account must deposit an accepted government-issued currency into their account with the exchange, or a previously acquired digital assets, before they can purchase or sell assets on the exchange. The process of establishing an account with a Bitcoin exchange and trading Bitcoin is different from, and should not be confused with, the process of users sending Bitcoin from one Bitcoin address to another Bitcoin address on the blockchain. This latter process is an activity that occurs on the Bitcoin network, while the former is an activity that occurs entirely on the private website operated by the exchange. The exchange typically records the investor's ownership of Bitcoin in its internal books and records, rather than on the blockchain. The exchange ordinarily does not transfer Bitcoin to the investor on the blockchain unless the investor makes a request to the exchange to withdraw the Bitcoin in their exchange account to an off-exchange Bitcoin wallet.

Outside of exchanges, digital assets can be traded OTC in transactions that are not publicly reported. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for Bitcoin, investment managers, proprietary trading firms, high-net-worth individuals that trade Bitcoin on a proprietary basis, entities with sizeable Bitcoin holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of Bitcoin. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price—often via phone or email—and then one of the two parties will then initiate the transaction. For example, a seller of Bitcoin could initiate the transaction by sending the Bitcoin to the buyer's Bitcoin address. The buyer would then wire U.S. dollars to the seller's bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on Bitcoin spot exchanges.

Ethereum

Ethereum is the second large cryptocurrency by market cap after Bitcoin. Like Bitcoin, it is a decentralized, open-source blockchain but with "smart contract" functionality. Ether (or ETH) is the native cryptocurrency of the platform. Each ETH transaction is broadcast to the Ethereum network and, when included in a block, recorded in the Ethereum blockchain. As each new block records outstanding ETH transactions, and outstanding transactions are settled and validated through such recording, the Ethereum blockchain represents a complete, transparent and unbroken history of all transactions of the Ethereum network.

An Overview

The Ethereum blockchain was first described in a white paper released in 2013 and through crowdfunding efforts to develop the Ethereum protocol, was first publicly launched in 2015. Whereas Bitcoin was developed principally as a payment platform, the Ethereum network was designed to allow users to add a layer of smart contract operations to enable implementation of more sophisticated logic and rules for ownership, transaction formats and other functionalities. Smart contract operations are executed on the Ethereum blockchain in exchange for payment of ETH. Ethereum's open source platform allows users to build complex applications, or "decentralized applications", with the Ethereum blockchain serving as the infrastructure instead of centralized web servers. The use of smart contracts and decentralized applications can enable users to design and implement solutions for any number of uses: create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create digital assets other than ETH. More recently, the Ethereum network has been used to create decentralized finance ("DeFi") applications and platforms, which seek to democratize access to financial services, such as borrowing, lending, custody, collateral management, trading, payments, derivatives and insurance, which seek to remove third-party intermediaries from financial transactions. Many DeFi platforms aspire to community-led decentralized governance.

Among other things, ETH is used to pay for transaction fees, or "gas fees," associated with the computational services required to process transactions or run smart contracts on the Ethereum network; senders of transactions pay for the services provided and computer resources consumed (such as computation, bandwidth, and storage) by the machines executing the requested operations. This model is designed to increase the efficiency of the Ethereum network by making wasteful code more costly to execute, to prevent accidental or malicious infinite loops, as well as to promote the economic viability of the Ethereum network by compensating network participants who contribute computational resources for their contributions. Since the decentralized applications and smart contracts must obtain ETH to pay gas fees in order to operate, this results in one source of demand for ETH, alongside speculation and other sources.

Smart Contracts and Development on the Ethereum network

Smart contracts are programs that run on a blockchain that execute automatically when activated. Smart contracts facilitate the exchange of anything representative of value, such as money (virtual or fiat), information, property or voting rights. Using smart contracts, users can vote, send or receive digital assets in accordance with complex sets of conditions, issue new digital assets, create markets, store data files or registries of debts or promises, represent ownership of property, play games, or perform a wide variety of other activities. Decentralized applications typically have a front end online interface through which they interact with the application's users, while relying on smart contracts to manage the back end by executing code on the Ethereum network and recording state changes on the Ethereum blockchain.

Historically, decentralized applications on the Ethereum network have often been used as a platform for creating new digital assets, including a number of prominent "initial coin offerings". One of the features of the Ethereum network is Ethereum Request for Comments ("ERCs"), which are uniform standards that may be proposed by anyone, and which promote interoperability through standardization. ERCs are widely used to create and launch new digital assets from Ethereum-based smart contracts, with the most common standard being ERC-20. Digital assets issued by smart contracts which are compatible with the standard are known as ERC-20 tokens. Historically, many initial coin offerings were conducted using ERC-20 tokens. The SEC has taken numerous enforcement actions against issuers and other entities involved in public offerings of ERC-20 tokens, alleging that they constituted unregistered securities offerings. Whether compatible with the ERC-20 standard or not, as of December 31, 2020, a significant percentage of all digital assets in existence have been issued by smart contracts and decentralized applications built on the Ethereum network, with such assets representing a substantial amount of the aggregate market value of all digital assets outstanding on all blockchain protocols.

Today, many non-fungible token ("NFT") platforms are built on Ethereum network, given the open source nature and easy programmability of the Ethereum network. NFTs are cryptographic assets on blockchain with unique identification codes and metadata that distinguish them from each other. Unlike cryptocurrencies, they cannot be traded or exchanged at equivalency. This differs from fungible tokens like cryptocurrencies, which are identical to each other and, therefore, can be used as a medium for commercial transactions. NFTs are unique cryptographic tokens that exist on a blockchain and cannot be replicated. Future NFTs may not be built on Ethereum network and may be built on different blockchains as well as centralized platforms. Centralized stablecoin issuers, such as Tether, also use the Ethereum network to issue their pegged or otherwise volatility-restricted digital assets.

Recently, the Ethereum network has been used for DeFi applications and platforms, which seek to democratize access to financial services. DeFi can allow users to lend and earn interest on their digital assets, exchange one digital asset for another and create digital assets such as stablecoins, which are pegged to a reserve asset such as fiat currency. Ethereum is currently the dominant blockchain protocol for building DeFi applications and smart contracts.

Ethereum Transactions

In order to own, transfer or use ETH directly on the Ethereum network (as opposed to through an intermediary, such as a custodian), a person generally must have internet access to connect to the Ethereum network. ETH transactions may be made directly between end-users without the need for a third-party intermediary. To prevent the possibility of double-spending ETH, a user must notify the Ethereum network of the transaction by broadcasting the transaction data to its network peers. The Ethereum network provides confirmation against double-spending by memorializing every transaction in the Ethereum blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending is accomplished through the Ethereum network mining process, which adds "blocks" of data, including recent transaction information, to the Ethereum blockchain.

Prior to engaging in ETH transactions directly on the Ethereum network, a user generally must first install on its computer or mobile device an Ethereum network software program that will allow the user to generate a private and public key pair associated with an ETH address, commonly referred to as a "wallet." The Ethereum network software program and the ETH address also enable the user to connect to the Ethereum network and transfer ETH to, and receive ETH from, other users.

Each Ethereum network address, or wallet, is associated with a unique "public key" and "private key" pair. To receive ETH, the ETH recipient must provide its public key to the party initiating the transfer. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient's account. The payor approves the transfer to the address provided by the recipient by "signing" a transaction that consists of the recipient's public key with the private key of the address from where the payor is transferring the ETH. The recipient, however, does not make public or provide to the sender its related private key.

Neither the recipient nor the sender reveals their private keys in a transaction, because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses his private key, the user may permanently lose access to the ETH contained in the associated address. Likewise, ETH is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending ETH, a user's Ethereum network software program must validate the transaction with the associated private key. In addition, since every computation on the Ethereum network requires processing power, there is a transaction fee involved with the transfer that is paid by the payor The resulting digitally validated transaction is sent by the user's Ethereum network software program to the Ethereum network miners to allow transaction confirmation.

Ethereum network miners record and confirm transactions when they mine and add blocks of information to the Ethereum blockchain. When a miner mines a block, it creates that block, which includes data relating to (i) the satisfaction of the consensus mechanism to mine the block, (ii) a reference to the prior block in the Ethereum blockchain to which the new block is being added and (iii) transactions that have submitted to the Ethereum network but have not yet been added to the Ethereum blockchain. The miner becomes aware of outstanding, unrecorded transactions through the data packet transmission and distribution discussed above.

Upon the addition of a block included in the Ethereum blockchain, the Ethereum network software program of both the spending party and the receiving party will show confirmation of the transaction on the Ethereum blockchain and reflect an adjustment to the ETH balance in each party's Ethereum network public key, completing the ETH transaction. Once a transaction is confirmed on the Ethereum blockchain, it is irreversible.

Some ETH transactions are conducted "off-blockchain" and are therefore not recorded in the Ethereum blockchain. Some "off-blockchain transactions" involve the transfer of control over, or ownership of, a specific digital wallet holding ETH or the reallocation of ownership of certain ETH in a pooled-ownership digital wallet, such as a digital wallet owned by a Digital Asset Exchange. In contrast to on- blockchain transactions, which are publicly recorded on the Ethereum blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off- blockchain transactions are not truly ETH transactions in that they do not involve the transfer of transaction data on the Ethereum network and do not reflect a movement of ETH between addresses recorded in the Ethereum blockchain. For these reasons, off-blockchain transactions are subject to risks as any such transfer of ETH ownership is not protected by the protocol behind the Ethereum network or recorded in, and validated through, the blockchain mechanism.

Ethereum Mining

New ETH are created and rewarded to the miners of a block in the Ethereum blockchain for verifying transactions. The infrastructure of the Ethereum network is collectively maintained on a distributed basis by the network's largely self-selected participants, or miners, who run special software to validate transactions; developers of the Ethereum protocol, who maintain and contribute updates to the Ethereum network's source code; developers of decentralized applications and smart contracts, which run on top of the Ethereum network; and users, who download and maintain on their individual computer a full or partial copy of the blockchain and related software. To begin mining, a user can download and run Ethereum network mining software, which turns the user's computer into a "node" on the Ethereum network that validates blocks. Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, as well as a record of the award of ETH to the miner who added the new block. Each unique block can only be mined and added to the Ethereum blockchain by one miner. Therefore, all individual miners and mining pools on the Ethereum network are engaged in a competitive process of constantly increasing their computing power to improve their likelihood of solving for new blocks. As more miners join the Ethereum network and its processing power increases, the Ethereum network adjusts the complexity of the block-solving equation to maintain a predetermined pace of adding a new block to the Ethereum blockchain approximately every fifteen seconds. A miner's proposed block is added to the Ethereum blockchain once a majority of the nodes on the Ethereum network confirms the miner's work.

Miners that are successful in adding a block to the Ethereum blockchain are automatically awarded ETH for their effort and may also receive transaction fees paid by transferors whose transactions are recorded in the block. This reward system is the method by which new ETH enter into circulation to the public.The mining process for ETH is currently subject to an issuance cap of 16.0 million ETH per year or 2.0 ETH per block, but there is currently no maximum cap on the total number of ETH that can be issued or outstanding. The value of ETH is determined by the supply of and demand for ETH on the digital asset exchanges or in peer-to-peer transactions.

Ethereum Protocol Development and Modifications

Though the Ethereum network is an open source project with no official developer or group of developers that controls it, historically the Ethereum Foundation and other core developers has overseen the Ethereum network's development. The Ethereum Foundation and core developers are able to access and alter the Ethereum network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Ethereum network's source code.

For example, in 2019 the Ethereum network completed a network upgrade called Metropolis that was designed to enhance the usability of the Ethereum network and was introduced in two stages. The first stage, called Byzantium, was implemented in 2017. The purpose of Byzantium was to increase the network's privacy, security, and scalability and reduce the block reward from 5.0 ETH to 3.0 ETH. The second stage, called Constantinople, was implemented in February 2019, along with another upgrade, called St. Petersburg. The purpose of these upgrades was to prepare the Ethereum network for the introduction of a proof-of-stake algorithm and reduce the block reward from 3.0 ETH to 2.0 ETH. In the second half of 2020, the Ethereum network began the first of several stages of an upgrade called Serenity, or Ethereum 2.0.

Beginning in December 2020, the Ethereum network commenced what is anticipated to be a slow transition to a new blockchain called Ethereum 2.0. Ethereum 2.0. is a new iteration of Ethereum that would amend its consensus mechanism to include proof-of-stake and sharding. The purpose of sharding is to increase scalability of a database, such as a blockchain, by splitting the data processing responsibility among many nodes, allowing for parallel processing and validation of transactions. This contrasts with the existing Ethereum blockchain, which requires each node to process and validate every transaction. The current version of the Ethereum network also contains a "difficulty bomb," under which mining will become extraordinarily difficult over time, encouraging miners to switch to proof-of-stake and join the Ethereum 2.0 fork.

In January 2020, a network upgrade called Muir Glacier was implemented in order to delay this difficulty bomb as the Ethereum network prepares to switch to proof-of-stake. Another recent network upgrade, called Istanbul, was implemented in December 2019. The purpose of Istanbul was to make the network more denial of service-resistant, enable greater ETH and Zcash interoperability as well as other Equihash- based proof of work digital assets, and to increase the scalability and performance for solutions on zero- knowledge privacy technology like SNARKs and STARKs. The release of updates to the Ethereum network's source code does not guarantee that the updates will be automatically adopted. Users and miners must accept any changes made to the Ethereum source code by downloading the proposed modification of the Ethereum network's source code. A modification of the Ethereum network's source code is only effective with respect to the Ethereum users and miners that download it. If a modification is accepted only by a percentage of users and miners, a division, or "fork" in the Ethereum network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Consequently, as a practical matter, a modification to the source code becomes part of the Ethereum network only if accepted by participants collectively having a majority of the processing power on the Ethereum network.

Core development of the Ethereum source code has increasingly focused on modifications of the Ethereum protocol to increase speed and scalability and also allow for financial and non-financial next generation uses. To the extent such projects utilize ETH as tokens for the facilitation of non-financial uses, demand for ETH and the utility of the Ethereum network as a whole may increase. Conversely, projects that operate and are built within the Ethereum blockchain may increase the data flow on the Ethereum network and could either "bloat" the size of the Ethereum blockchain or slow confirmation times.

The current architecture of the Ethereum network is able to process around 13 transactions per second, according to publicly-available sources, resulting in users having to accept long delays and/or pay high transaction fees. Through a set of interconnected upgrades, including the expected transition from proof- of-work to proof-of-stake, as well as the expected use of sharding, Ethereum 2.0 is anticipated to improve network speed and efficiency, allowing scalability for future users and strengthening network security. The purpose of sharding is to increase scalability of a database, such as a blockchain, by splitting the data processing responsibility among many nodes, allowing for parallel processing and validation of transactions. This contrasts with the existing Ethereum blockchain, which requires each node to process and validate every transaction. When complete, the redesigned Ethereum 2.0 blockchain is intended to see network throughput or transaction speed rise from current levels to thousands of transactions per second.

The preliminary stage, known as Phase 0, of what is expected to be the transition to Ethereum 2.0 was commenced in December 2020 with the launch of the validator registry, referred to as the Beacon Chain. The newly-launched Beacon Chain, which is expected to eventually serve as the coordinating mechanism for the future proof-of-stake Ethereum 2.0 consensus mechanism, will co-exist in parallel, but separately from, the main Ethereum network in its present form (or "mainnet"), which is based on proof-of-work, for a period of time. For now, the Beacon Chain is mainly intended to allow nodes to conduct staking transactions to test the new consensus mechanism. It is expected that other new features of Ethereum 2.0, such as sharding, will be gradually introduced to the Beacon Chain over time, though the timing is uncertain and these new features may never be implemented. It is presently expected that, at some point in the future, the proof-of-work-based Ethereum mainnet will merge, or "dock," into the Beacon Chain and its proof-of- stake-based consensus system, integrating and unifying both networks into a single proof-of-stake-based Ethereum network, though the timing is uncertain and it may never happen.

Other Cryptocurrencies

The Cryptocurrencies held by the Trust will change over time as the Index's constituents change upon subsequent Reconstitutions. As of June 30, 2021, a significant portion of the Index was represented by Bitcoin and Ethereum. Other holdings included Litecoin, Chainlink, Bitcoin Cash, Uniswap, Stellar Lumens, and Filecoin. Below is a summary of the key features of each of these assets:

Litecoin

Launched in 2011, Litecoin is a peer-to-peer Internet currency that enables instant, near-zero cost payments to anyone in the world. Litecoin is an open source, global payment network that is fully decentralized and no central authorities. Litecoin was derived from Bitcoin's original code, and while similar to Bitcoin in many key ways, Litecoin features faster transaction confirmation times and improved storage efficiency, improvements that are intended to create a comparably faster network that can be more readily used to facilitate merchant payments. It also uses a specialized hashing algorithm for proof of work validation that requires more complicated and expensive devices for mining, though at greater processing speeds. The Litecoin Network is stewarded by the Litecoin Foundation which is a non-profit organization with the mission of advancing Litecoin for the good of society by developing and promoting state-of-the- art blockchain technologies.

Chainlink

ChainLink is a decentralized blockchain oracles service. Chainlink does not employ its own blockchain, but rather is a network that operates via the Ethereum blockchain. Chainlink is built on the ERC677 standard, a more modern version of the popular ERC20 standard, the most used standard to issue assets on Ethereum.

Chainlink allows users to exchange assets without the involvement of third parties. It seeks to improve the security and functionality of blockchains by connecting smart contracts to oracles, which are real-time data feeds, events, transactions, payments and other data in a tamper-resistant and reliable manner. The Chainlink token can be used both for payment and for network utility. The Chainlink cryptocurrency system reads the information streams off-network and thus guarantees the security of the user's data. Chainlink aims to solve a failure by a single data point by providing a decentralized network of multiple oracles that can evaluate the same data. The accuracy of this data can be important if this data is used to trigger activity on a smart contract or other blockchain application. Current use cases for Chainlink include stablecoins, decentralized lending and borrowing, and asset management. Larger enterprises can also use Chainlink to sell their data to smart contracts that need them to trigger a certain condition.

Bitcoin Cash

Bitcoin Cash is a fork from Bitcoin. Between 2015 and 2017, the developers who supported the Bitcoin network coalesced around two different views on how to make Bitcoin handle a higher number of transactions per second. This led to a contentious discussion that eventually culminated in the fork that generated Bitcoin Cash in August 2017. At the core of the dispute was an idea, embraced by the group of developers that ultimately forked to create Bitcoin Cash, that the best way to increase the throughput of the network, and thus address high fees, was to increase the size of the blocks of transactions that were processed at one time so that they could fit more transactions. In November 2018, Bitcoin Cash split again into two factions, again due to disagreements on which use cases to prioritize in the network. The majority group is the one currently associated with Bitcoin Cash (BCH), while the minority group is currently associated with Bitcoin SV (BSV), which currently is not a member of the Bitwise 10 Large Cap Crypto Index.

Uniswap

Uniswap is an Ethereum-based decentralized exchange (DEX) for cryptocurrencies and tokens operating in the DeFi ecosystem to provide non-custodial financial products to replace centralized middlemen or platform fees in financial applications such as loans, insurance and derivatives. The Uniswap protocol facilitates automated transactions between cryptocurrency tokens on the Ethereum blockchain through the use of smart contracts. It allows users to swap ETH or any of the thousands of ERC20 tokens supported by the Uniswap platform using a pricing mechanism called the Constant Product Market Maker Model.

Uniswap uses liquidity pools rather than serving as market maker, also in contrast to centralized exchanges, with an aim to create a more efficient market. Individuals and bots—termed "liquidity providers"—provide liquidity to the exchange by adding a pair of tokens to a smart contract which can be bought and sold by other users. In return, liquidity providers are rewarded with a percentage of the trading fees earned for that trading pair thus addressing the problem of high spreads for illiquid assets on order book exchanges. For each trade a certain amount of tokens are removed from the pool for an amount of the other token, thereby changing the price. No fees are required to list tokens, which allows a large amount of Ethereum tokens to be accessible and no registration is required for users. Uniswap's code can also be forked to create new exchanges, similar to how forks occur with open-source cryptocurrencies. Changes to the protocol are voted on by owners of a native cryptocurrency and governance token called UNI, and then implemented by a team of developers.

In September 2020, Uniswap launched its UNI governance token with an airdrop to anyone who had used the protocol before September 1. Uniswap V3 launched in May 2021, adding new features including concentrated liquidity and multiple fee tiers.

Stellar Lumens

Stellar Lumens, or Stellar, is an  open source,   decentralized  protocol for low-cost transfers of  digital currency  to  fiat money  that allows cross-border transactions between any pair of currencies much faster and more cheaply than with traditional financial-system networks. The Stellar currency, which is called the lumen, is traded under the symbol XLM on various cryptocurrency exchanges.

Stellar was intended to work alongside existing assets and cryptocurrencies, allowing users to create digital representations of any asset as a Stellar token. These can then be used to transact on the blockchain, and can be redeemed at any time for the base asset.

Stellar's primary focus is on  developing economies  in the areas of  remittances  and bank loans to those who are outside of the scope of the banking services. Stellar doesn't charge individuals or institutions for using the network.

The current iteration of Stellar is a result of a 2014  fork  that created the Stellar Consensus Protocol (SCP) following which Stellar became an  open-source    system. Under this protocol, the transaction authentication process is confined to a select set of trustworthy  nodes  rather than being left open to the whole network of nodes. Each node on the network selects a set of trustworthy nodes, and a transaction is considered approved once authenticated by all nodes that are part of this select group. This shortened approval cycle allows the Stellar network to process transactions faster and keep transaction costs lower.

Filecoin

Filecoin is a decentralized storage network that turns cloud storage into an algorithmic market that runs on a blockchain with a native cryptocurrency (also called "Filecoin" or "FIL"). Filecoin was developed and issued by Protocol Labs, a U.S. company founded in 2014 by Juan Batiz-Benet and backed by several prominent investors and conducted its initial coin offering in 2017. The Filecoin Foundation is an organization that facilitates governance of the Filecoin network, funds critical development projects, and supports the growth of the Filecoin ecosystem.

Filecoin miners are run by storage providers who earn Filecoin by providing digital data storage and retrieval in the Filecoin network to clients. FIL tokens are (i) pledged by miners in the network as collateral to participate on the network, (ii) rewarded to network miners to incentivize participation, and (iii) paid as "gas" fees to process messages and transactions on the Filecoin network. A secondary trading market allows users to exchange Filecoin for Bitcoin or fiat currencies.

Unlike Bitcoin, which utilizes proof-of-work computations, Filecoin's blockchain rewards miners for contributing digital storage capacity through a proof-of-retrievability of the miner's ability to store and accurately retrieve files stored by it. A miner could be any internet-connected computer with spare storage capacity or a dedicated system with large-scale storage built specifically for Filecoin.

Regulation of Cryptocurrency and Government Oversight

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, FINRA, the Consumer Financial Protection Bureau ("CFPB"), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial institution regulators) have been examining the operations of digital assets networks, digital assets users and the digital assets exchange markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of exchanges or other service-providers that hold digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance about the treatment of digital assets transactions or requirements for businesses engaged in digital assets activity.

Various foreign jurisdictions have, and may continue to, in the near future, adopt laws, regulations or directives that affect the Bitcoin network, the digital assets markets, and their users, particularly digital assets exchanges and service providers that fall within such jurisdictions' regulatory scope. For example, on May 21, 2021, minutes of the meeting of the Financial Stability and Development Committee of the State Council of the People's Republic of China were published, at which, as part of an effort to prevent and control financial risks, restrictions on digital assets mining and trading activity were discussed. On May 18, 2021, certain influential trade bodies, including the China Banking Association, the Payment and Clearing Association of China, and the National internet Finance Association of China, issued a statement instructing their members not to provide virtual currency-related trading or payments services, or the exchange of virtual currencies for China's renminbi, among others, to their customers. In 2017, the People's Bank of China and other Chinese financial regulators issued an announcement prohibiting token issuances such as initial coin offerings, and imposing restrictions on virtual currency exchange platforms and financial institutions and non-bank payment institutions in connection with token-related activity. There have been reports over the years that Chinese regulators have taken action to shut down a number of China-based virtual currency exchanges. On March 5, 2020, South Korea voted to amend its Financial Information Act to require virtual asset service providers to register and comply with its AML and counter-terrorism funding framework. These measures also provide the South Korean government with the authority to close virtual currency exchanges that do not comply with specified processes. The South Korean government previously banned initial coin offerings. Similarly, in April 2018, the Reserve Bank of India banned the entities it regulates from providing services to any individuals or business entities dealing with or settling digital assets. On March 5, 2020, this ban was overturned in the Indian Supreme Court, although the Reserve Bank of India has challenged this ruling. The laws, regulations or directives of authorities in jurisdictions worldwide may conflict with those of the United States and may negatively impact the acceptance of or demand for digital assets by users, merchants and service providers, may impede the growth or continued operation of the global digital assets economy or digital assets mining, or may otherwise negatively affect the value of digital assets.

The effect of any future regulatory change on the Trust or digital assets is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

THE TRUST AND DIGITAL ASSETS PRICES

Overview of the Trust

The Trust is an ETF that issues Shares that trade on the Exchange. The Sponsor believes that the Trust will provide a cost-efficient way for Shareholders to implement strategic and tactical asset allocation strategies that use digital assets by investing in the Trust's Shares rather than purchasing, holding and trading digital assets directly. The latter alternative would require selecting a digital assets exchange and opening an account or arranging a private transaction, establishing a personal computer system capable of transacting directly on the blockchain, and incurring the risk associated with maintaining and protecting a private key that is irrecoverable if lost, among other difficulties.

The Trust's investment objective is to reflect the performance of the Index less the expenses of the Trust's operations. The Index is calculated every second throughout a 24-hour trading day, seven days per week, using published, real-time bid and ask quotes for Index constituents (i.e., Cryptocurrencies) observed on Core Exchanges through the publicly available Application Programming Interface. The value assigned to each Cryptocurrency in the Index, which determines the Index value, is the sum of the weighted Cryptocurrencies' prices from Core Exchanges.

Valuation of the Index's Cryptocurrencies

For each contributing Core Exchange, the value of each Cryptocurrency (i.e., each digital asset in the Index) is the midpoint between the best bid (highest bid price) and best ask (lowest ask price) subject to the following exclusions:

• If the Calculation Agent is unable to retrieve the Digital Assets	Key Concept to Understand
Order Book from a contributing Core Exchange that is no less	Digital Assets Order Book -
than 30 seconds of age prior to the calculation timestamp, the
Core Exchange is omitted.	a record of bid and ask prices
for digital assets that is
• If the Digital Assets Order Book from a contributor Core	maintained by an exchange
Exchange exhibits a crossed market (bid over ask), omits a bids or ask, contains neither bids or asks or is in any other way of a format non conformant to the standard order book format such that it can be parsed effectively, the Core Exchange is omitted.
• Where a Core Exchange is omitted, weights are adjusted to
reflect the reduced number of Core Exchanges used in the
calculation

Currently, there are many Digital Assets Exchanges operating worldwide, representing a substantial percentage of digital assets buying and selling activity, and providing the most data with respect to prevailing valuations of digital assets. The below table reflects the trading volume (in thousands of USD) of each of the digital assets exchanges included in the Index as of [_], 2021, using data reported by Index Provider from [_] to [_], 2021:

Total Volume (in
Exchanges included in the Index as of [_], 2021	thousands of USD)

Bitstamp	$[_]

Coinbase	$[_]

Gemini(1)	$[_]

itBit	$[_]

Kraken	$[_]

(1)Trading volume for Gemini is as of [_], 2021, using data reported by Index Provider from [_] to [_], 2021.

Trust Structure

The Trust is a Delaware statutory trust, formed on July 30, 2021 pursuant to the Delaware Statutory Trust Act. The Trust continuously issues common shares (i.e., Shares) representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust operates pursuant to the Agreement and Declaration of Trust, which is referred to herein as the Trust Agreement, dated as of July 30, 2021. The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on July 16, 2021.

Description of the Index Construction and Maintenance

The Index is owned and administered by Nasdaq, Inc. as Index Provider. The Index is calculated by CF Benchmarks Limited or other agent designated by the Index Provider as Calculation Agent. The Calculation Agent is experienced in calculating and administering digital assets indices. The Calculation Agent publishes daily the Index constituents, the Index constituents' weightings, the intraday value of the Index (under the ticker NCI) and the daily settlement value of the Index (under the ticker NCIS), which is effectively the Index's closing value.

The Index is derived from a rules-based methodology, which is referred to herein as the Index Rules. The Index Rules are overseen by the Nasdaq Crypto Index Oversight Committee. The Committee governs the Index and is responsible for the implementation, administration, and general oversight of the Index, including assessing digital assets for eligibility, adjustments to account for regulatory changes, and periodic methodology reviews. The Index Rules may only be changed by the Index Provider with the approval of the Committee. Neither the Trust, nor the Sponsor or Manager have control over the Index Rules; and changes to Index Rules may result in adverse effects to the Trust and/or in the ability of the Sponsor and Manager to implement the Trust's investment program.

Pursuant to the Index Rules, to be eligible for inclusion in the Index, digital assets must meet the following criteria as of the Reconstitution and Rebalance Date (defined below):

(1)Have been traded actively on at least three Core Exchanges since the last Reconstitution and Rebalance Date;

Why? The involvement of three Core Exchanges evidences relevance and liquidity, and facilitates price discovery. Core Exchanges trading digital assets provide data used by the Index to support a number of fundamental tasks, including price discovery and liquidity measurements. The Index rules defining the list of Core Exchanges are meant to select exchanges aligned with the broad economic realities the Index seeks to represent.

(2)Have been custodied by at least two Core Custodians since the last Reconstitution and Rebalance Date;

Why? Custodians typically evaluate the security and legal risks of digital assets before agreeing to custody them. Accordingly, the presence of two Core Custodians reflects positively on a digital asset. Digital assets exist within the codebase of an underlying software protocol. Accordingly, digital assets require special services to hold them in storage. Eligible digital assets must have a secure institutional custody solution by a licensed and reputable service provider. This type of service is essential to facilitate the implementation of the Index by investment funds. The requirement that a digital asset is supported by at least two Core Custodians ensures a digital asset pool with superior market maturity. Custodians usually evaluate security and legal risks, as well as market demand, when deciding to provide custody services to an asset. Requiring an asset to pass the vetting process of two custodians enhances the robustness of the eligible asset pool. The restriction also makes the Index more investable as competition between the different custody providers tends to drive prices down, which helps avoid excessive costs for funds replicating the Index.

(3)During the 40 days immediately following the last Reconstitution and Rebalance Date, the median daily trading volume in the U.S.-dollar pair of a digital asset that is not yet in the Index, across all Core Exchanges, has been no less than 0.5% of the digital asset with the highest median trading volume, and the median daily trading volume in the U.S.-dollar pair of a digital asset that is currently in the Index, across all Core Exchanges, has been no less than 0.5% of the digital asset with the highest median trading volume;

Why? Digital assets that satisfy this liquidity constraint provide better price discovery and investability. This puts funds replicating the Index in a better position to find enough liquidity in the Core Exchanges to trade all desirable assets while minimizing the impact on pricing, i.e., it ensures a minimum level of price discovery and liquidity for the digital asset to be considered tradable and priced in a way that should accurately reflect its market value. Where an existing Index constituent falls below this threshold, its trading volume shall be assessed by the Committee for potential removal from the Index.

(4)Their price free floats (i.e., is not pegged to the value of any other asset).

Why? By excluding digital assets that are pegged to the value of other assets, through fiat or crypto collateralization, algorithmic strategy, or any other means, the Index better reflects the values of its components.

The Index will be reconstituted and rebalanced on a quarterly basis, on the first Business Day (as defined herein) in March, June, September, and December (each, a "Reconstitution and Rebalance Date"). The term "Business Day" is defined as a day when U.S. equity markets are open for trading according to the Financial Industry Regulatory Authority calendar. Four Business Days prior to the Reconstitution and

Rebalance Day (the "Index Announcement Day"), Index constituents are selected and overall market capitalization for the following quarter is determined.

If digital assets, including a fork or airdrop in digital assets already in the Index, meets the four (4) criteria above, it will be eligible for inclusion in the Index as of the next Reconstitution and Rebalance Date. However, the Committee may still exclude them based on, for example, fraud, manipulation, or security concerns and may include other digital assets so as to ensure that the Index includes at least 75% of the market capitalization of all eligible digital assets. The digital assets to be included in the Index as of the next Reconstitution and Rebalance Date (i.e., Cryptocurrencies) are thus established and weighted by relative free float market capitalization.

To the extent that the Trust receives cash in connection with an investor's purchase of its securities, the Manager will cause the Trust to purchase and sell Cryptocurrencies (i) in order to cause the Trust's portfolio of Cryptocurrencies to reflect the weightings of Index constituents as of the most recent Index Reconstitution and Rebalance Date or (ii) to account for flows of capital into or out of the Trust as a result of subscriptions or redemptions.

CALCULATION OF NAV

Net Asset Value and Net Asset Value Per Share

NAV, as used throughout this Prospectus, means the total assets of the Trust, including, but not limited to, all Cryptocurrencies and cash, less total liabilities of the Trust, each determined on the basis of U.S. generally accepted accounting principles. The Administrator determines the NAV of the Trust on each day that the Exchange is open for regular trading, as promptly as practical after 4:00 p.m. EST. In determining the Trust's NAV, the Administrator values the Cryptocurrencies held by the Trust by reference to orderly transactions in the principal active market for each such Cryptocurrency as of 4:00 p.m. EST. The Administrator also calculates the NAV per Share, which is calculated by dividing the NAV by the total number of Shares outstanding as of the NAV calculation time.

Intraday Indicative Value

Throughout the core trading session of the Exchange on each Exchange trading day, the Sponsor will cause more current information regarding the value of Shares to be provided in the form of an intraday indicative value ("IIV"). The IIV will be calculated by using the prior day's closing NAV per Share of the Trust as a base and updating that value throughout the trading day to reflect changes in the price of digital assets.

The IIV disseminated during the Exchange core trading session hours should not be viewed as an actual real time update of the NAV, because NAV per Share is calculated only once at the end of each trading day based upon the relevant end of day values of the Trust's investments. The IIV will be disseminated on a per Share basis every 15 seconds during regular Exchange core trading session hours of 9:30 a.m. EST to 4:00 p.m. EST. [_] will disseminate the IIV value through the facilities of CTA/CQ High Speed Lines. In addition, the IIV will be published on the Exchange's website and will be available through on-line information services such as Bloomberg and Reuters. The IIV may differ from the NAV per Share due to the differences in the time window of trades used to calculate each price (i.e., the NAV and NAV per Share use a [10-second] window, whereas the IIV draws prices from the last trade on each Core Exchange in an effort to produce a relevant, real-time price). The Sponsor does not believe this will cause confusion in the marketplace, as Authorized Participants are the only Shareholders who interact with the NAV per Share, and the Sponsor will communicate its NAV per Share calculation methodology clearly to Authorized Participants.

There are many instances in the market today where the IIV and the NAV per share of an ETF are different, whether due to the calculation methodology, market hours overlap or other factors. The Sponsor has seen limited adverse impact on trading, liquidity or other factors for ETFs in this situation. The Sponsor believes that the IIV will closely track the globally integrated Cryptocurrency prices as reflected on the contributing real digital assets exchanges.

Dissemination of the IIV provides additional information that is not otherwise available to the public and is useful to Shareholders and market professionals in connection with the trading of the Shares on the Exchange. Shareholders and market professionals will be able throughout the core trading day to compare the market price of the Shares and the IIV. If the market price of the Shares diverges significantly from the IIV, market professionals will have an incentive to execute arbitrage trades. For example, if Shares appear to be trading at a discount compared to the IIV, a market professional could buy Shares on the Exchange and redeem them to the Trust. Such arbitrage trades can minimize the difference between the market price of Shares and the NAV per Share, which can be beneficial to all market participants.

The IIV is not, and should not be taken to be or relied on as being, the value of a Share or the price at which Shares may be subscribed for or redeemed (or purchased or sold on the Exchange). In particular, any IIV provided for the Trust where the Shares are not actively traded during the time of publication of such IIV may not reflect the true value of a Share, may be misleading and should not be relied on. The inability of the Sponsor to provide an IIV, on a real-time basis, or for any period of time, will not in itself result in a halt in the trading of the Shares on the Exchange, which will be determined by the rules of the Exchange in the circumstances. Investors should be aware that the calculation and reporting of any IIV may reflect time delays in the receipt of the prices of the relevant digital assets in comparison to other calculated values. Investors interested in dealing in Shares on the Exchange should not rely solely on any IIV which is made available in making investment decisions, but should also consider other market information and relevant economic and other factors. None of the Trust, Sponsor, the Manager Administrator, any Authorized Participant or other service provider shall be liable to any person who relies on the IIV.

The Sponsor reserves the right to adjust the Share price in the future to maintain convenient trading ranges for Shareholders. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV per Share, but would have no effect on the NAV of the Trust or the value of any Shareholder's investment.

ADDITIONAL INFORMATION ABOUT THE TRUST

The Trust

The Trust is a Delaware statutory trust, formed on July 30, 2021, pursuant to the Delaware Statutory Trust Act. The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust operates pursuant to the Trust Agreement dated July 30, 2021. Delaware Trust Company, a Delaware trust company, is the Trustee of the Trust and serves as the Delaware trustee of the Trust. The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on July 16, 2021. The Trust has no fixed termination date.

The Trust is not registered as an investment company under the 1940 Act. In addition, the Trust does not expect to hold or trade commodities regulated by the CEA, as administered by the CFTC; therefore, neither the Sponsor nor the Manager or Trustee is registered as an investment adviser or a commodity pool operator or a commodity trading adviser in connection with the Trust or Shares.

The number of Shares outstanding is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of cash or Cryptocurrencies equal in value to the aggregate NAV per Share of the Baskets being created or redeemed.

The Trust's Fees and Expenses

The Trust will pay the Sponsor a management fee equal to an annual rate of [_]% of the Trust's average daily net assets ("Sponsor Fee") . The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement. The Administrator will make its determination regarding the Sponsor Fee in respect of each day by reference to the Trust's NAV as of that day. The Sponsor Fee will be accrued and be payable in U.S. dollars. The Sponsor has agreed to pay the fees owed to the Manager and the Index Provider with respect to the Trust.

In addition to the Sponsor Fee, the Trust will bear and be charged with all its ongoing administrative and operating expenses as incurred, and will pay all other out-of-pocket and extraordinary expenses arising from the conduct of the Trust's business, including portfolio transaction costs, including any brokerage commissions and exchange fees; costs and expenses in respect of custody and administration of cash and cash equivalents and Trust investments; costs and fees of legal counsel, tax advisors, auditors and accountants; insurance costs; indemnification obligations; taxes, fees or government charges assessed against or in respect of Fund investments; costs and expenses related to the Trust's compliance with applicable laws; costs and expenses in respect of any material change in the legal, tax or regulatory system in which the Trust operates; marketing and distribution fees and expenses in respect to the Shares; other normal or recurring day-to-day expenses related to the operations and activities of the Trust; and any extraordinary expense of the Fund, including fees and expenses associated with any actual or threatened tax or other audit, investigation, litigation, administrative or other proceeding, regulatory matter, settlement or review of the Trust.

The Manager from time to time will sell Cryptocurrency in such quantity as is necessary to permit payment of the Sponsor Fee and of Trust fees, expenses, and liabilities (including taxes) not assumed by the Sponsor. The Sponsor is authorized to sell Cryptocurrency investments at such times and in the smallest amounts required to permit such payments as they become due, it being the intention to avoid or minimize the Trust's holdings of assets other than the Cryptocurrencies. Accordingly, the amount of Cryptocurrency investments to be sold may vary from time to time depending on the level of the Trust's expenses and liabilities and the market price of Cryptocurrencies.

Termination of the Trust

The Sponsor will notify Shareholders at least 30 days before the date for termination of the Trust Agreement and the Trust if any of the following occurs:

•Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five business days of their delisting;

•180 days have elapsed since the Trustee notified the Sponsor of the Trustee's election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

•the SEC determines that the Trust is an investment company under the 1940 Act, and the Sponsor has made the determination that termination of the Trust is advisable;

•the CFTC determines that the Trust is a commodity pool under the CEA, and the Sponsor has made the determination that termination of the Trust is advisable;

•the Trust is determined to be a "money service business" under the regulations promulgated by FinCEN under the authority of the US Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder or is determined to be a "money transmitter" (or equivalent designation) under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Sponsor has made the determination that termination of the Trust is advisable;

•a United States regulator requires the Trust to shut down or forces the Trust to liquidate its digital assets;

•any ongoing event exists that either prevents the Trust from making or makes impractical the Trust's reasonable efforts to make a fair determination of the price of digital assets for purposes of determining the NAV of the Trust;

•the Sponsor determines that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust;

•60 days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;

•the Trustee elects to terminate the Trust after the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation and a successor sponsor has not been appointed; or

•the Sponsor elects to terminate the Trust after the Trustee, Manager, Administrator or the Custodian (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be the trustee, manager, administrator or custodian of the Trust, as applicable, and no replacement trustee, manager, administrator and/or custodian acceptable to the Sponsor is engaged.

In addition, the Trust may be dissolved at any time for any reason by the Sponsor in its sole discretion. In respect of termination events that rely on Sponsor determinations to terminate the Trust (e.g., if the SEC determines that the Trust is an investment company under the 1940 Act; the CFTC determines that the Trust is a commodity pool under the CEA; the Trust is determined to be a money transmitter under the regulations promulgated by FinCEN; or, following a resignation by a trustee or custodian, the Sponsor determines that no replacement is acceptable to it), the Sponsor may consider, without limitation, the profitability to the Sponsor and other service providers of the operation of the Trust, any obstacles or costs relating to the operation or regulatory compliance of the Trust relating to the determination's triggering event, and the ability to market the Trust to investors. To the extent that the Sponsor determines to continue operation of the Trust following a determination's triggering event, the Trust will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Trust is an investment company, the Trust and Sponsor would have to comply with the regulations and disclosure and reporting requirements applicable to investment companies and investment advisers. In the instance of a determination that the Trust is a commodity pool, the Trust and the Sponsor would have to comply with regulations and disclosure and reporting requirements applicable to commodity pools and commodity pool operators or commodity trading advisers. In the event that the Trust is determined to be a money transmitter, the Trust and the Sponsor will have to comply with applicable federal and state registration and regulatory requirements for money transmitters and/or money service businesses. In each such case and in the case of the Sponsor's determination as to whether a potential successor trustee or custodian is acceptable to it, the Sponsor will not be liable to anyone for its determination of whether to continue or to terminate the Trust.

Upon termination of the Trust, following completion of winding up of its business by the Sponsor, the Trustee, upon written directions of the Sponsor, will cause a certificate of cancellation of the Trust's Certificate of Trust to be filed in accordance with applicable Delaware law. Upon the termination of the Trust, the Sponsor will be discharged from all obligations under the Trust Agreement except for its certain obligations that survive termination of the Trust Agreement.

Amendments

The Trust Agreement can be amended by the Sponsor in its sole discretion and without the Shareholders' consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement to the Trust Agreement will be effective on such date as designated by the Sponsor in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustee will require the Trustee's prior written consent, which it may grant or withhold in its sole discretion. Every Shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event will any amendment impair the right of Authorized Participants to surrender Baskets and receive therefor the amount of Trust assets represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law.

THE TRUST'S SERVICE PROVIDERS

The Sponsor

Victory Capital Digital Assets serves as the Sponsor of the Trust. The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and for the listing of Shares on the Exchange. The Sponsor will oversee the affairs of the Trust, develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares, and will implement the marketing plan of the Trust on an ongoing basis. For its services, the Sponsor receives a Sponsor Fee equal to an annual rate of [__]% of the Trust's average daily net assets.

The Sponsor is a wholly-owned subsidiary of Victory Capital Management Inc. ("Victory Capital"). Victory Capital is in turn an affiliate of Victory Capital Holdings, Inc. ("Victory Capital Holdings"), a diversified global asset management firm with $161.9 billion in assets under management as of June 30, 2021. Victory Capital operates a next-generation business model combining boutique investment qualities with the benefits of a fully integrated, centralized operating and distribution platform. Victory Capital provides specialized investment strategies to institutions, intermediaries, retirement platforms and individual investors, and offers a wide array of investment styles and investment vehicles, including actively managed mutual funds, separately managed accounts, active and passive exchange-traded funds ("ETFs"), multi-asset class strategies, custom-designed solutions and a 529 College Savings Plan.

The Manager

Hashdex Asset Management is the Manager of the Trust. The Manager provides investment support and Cryptocurrency trading services to the Trust. The Manager has filed as an exempt reporting advisor with the SEC pursuant to the Investment Advisers Act of 1940, and is registered as a "Securities – Registered Person" with the Cayman Islands Monetary Authority ("CIMA"). The Manager is a subsidiary of Hashdex, Ltd. ("Hashdex"), a holding company that controls different entities focused on the management of digital assets. For its services, the Manager is compensated by the Sponsor (not the Trust).

In February 2021, the Manager launched the world's first cryptocurrency ETF, the Hashdex Nasdaq Crypto Index ETF, which is currently available for trading at the Bermuda Stock Exchange ("BSX"). Subsequently, with the approval of the Brazilian Securities and Exchange Commission, a subsidiary of Hashdex launched the first cryptocurrency ETF in Latin America, known as HASH11, which is currently available for trading at the Brazilian Stock Exchange ("B3") and is among the largest and most traded crypto ETFs worldwide. More recently, Hashdex announced Bitcoin-only and Ethereum-only ETFs in Brazil, which should begin trading at B3 in the third quarter of 2021. For its services, the Manager is compensated by the Sponsor (not the Trust).

The Trustee

Delaware Trust Company is the Trustee of the Trust. The Trustee, a Delaware trust company, acts as the trustee of the Trust as required to create a Delaware statutory trust in accordance with the Trust Agreement and the Delaware Statutory Trust Act. The Trustee is a fiduciary under the Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement.

Resignation, Discharge or Removal of Trustee; Successor Trustees

The Trustee may resign at any time by giving at least 30 days advance written notice to the Sponsor. The Sponsor may remove the Trustee at any time by giving at least 30 days advance written notice to the Trustee. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.

If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, is required to use reasonable efforts to appoint a successor trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the DSTA. Any resignation or removal of the Trustee and appointment of a successor Trustee cannot become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid or waived by the outgoing Trustee. Following compliance with the preceding sentence, the successor will become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations herein. If no successor Trustee shall have been appointed and shall have accepted such appointment within forty-five (45) days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee resigns and no successor trustee is appointed within 180 days after the date the Trustee issues its notice of resignation, the Sponsor will terminate and liquidate the Trust and distribute its remaining assets.

The Administrator

[] serves as the Administrator of the Trust. The Administrator's principal address is [_____]. Under the Trust Administration and Accounting Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust, including valuing the Trust's Cryptocurrency investments and calculating the net asset value per Share of the Trust and supplying information to the Sponsor for the Trust's website. In addition, the Administrator makes available the office space, equipment, personnel and facilities required to provide such services.

The fee payable to the Administrator is based on its standard schedule of fees charged by the Administrator for similar services. The Trust or the Administrator may terminate the Administration Agreement as of a calendar month end upon sixty (60) days prior written notice to the other parties, or sooner under certain circumstances.

The Administration Agreement provides that the Administrator will not be liable to the Trust for any action or inaction of the Administrator except to the extent of losses resulting solely from the gross negligence, willful misconduct or fraud of the Administrator in the performance of its duties or obligations under the Administration Agreement. Under no circumstances will the Administrator be liable to the Trust for losses that are indirect, special, incidental, consequential, punitive, exemplary, enhanced or similar (including lost profits, opportunity costs and diminution of value).

Under the Administration Agreement, the Trust has agreed to indemnify and hold harmless the Administrator from and against losses (including legal fees and costs to enforce the provisions of Administration Agreement) that the Administrator suffers, incurs, or pays as a result of any third party Action, except to the extent of losses resulting solely from the gross negligence, willful misconduct or fraud of the Administrator in the performance of its duties or obligations under the Administration Agreement. As set forth in the Administration Agreement, the term "Action" means any civil, criminal, regulatory or administrative lawsuit, allegation, demand, claim, counterclaim, action, dispute, sanction, suit, request, inquiry, investigation, arbitration, mediation or proceeding, in each case, made, asserted, commenced or threatened by any person or corporate or unincorporated entity or organization (including any government authority), regardless of the legal, equitable or other theory.

The Administrator will not provide any investment advisory or management service to the Trust and therefore will not be in any way responsible for the Trust's performance. The Administrator will not be responsible for the activities, investment restrictions, objectives or strategies of the Trust (or the monitoring thereof) or compliance with same and therefore will not be liable for any breach thereof. The Administrator has no responsibility for the accuracy or adequacy of the offering memorandum for the Trust.

The Custodians

Cash Custodian.[ ] serves as the Trust's Cash Custodian. The Cash Custodian is authorized to serve as such under the Trust Agreement and pursuant to the terms and provisions of the Cash Custodial Agreement. Under the Cash Custodial Agreement, the Cash Custodian is responsible for safekeeping all of the cash, whether denominated in U.S. dollars or otherwise, owned by the Trust. Although the Trust generally does not intend to hold cash or cash equivalents, there may be situations where the Trust will hold cash on a temporary basis. For example, the Manager may choose for the Trust temporarily not to hold a given Cryptocurrency if appropriate custody arrangements for it cannot be made. In that case, the Cash Custodian would custody the cash.

Cryptocurrency Custodians. The following entities serve as the Trust's Cryptocurrency Custodians: [__], [__] and [__]. They serve as custodians of the Trust's Cryptocurrency assets pursuant to separate contractual arrangements with each Cryptocurrency Custodian ("Cryptocurrency Custodial Agreements"). The Cryptocurrency Custodians are responsible for keeping passwords, keys or phrases that allow transfers of digital assets ("Security Factors") safe, secure and confidential. Pursuant to a request from the Trust, the Cryptocurrency Custodians will establish accounts and any necessary subaccounts on the digital assets networks solely for the Trust (together, the "Cryptocurrency Accounts"). The Cryptocurrency Custodians will follow valid instructions given by the Trust or the Manager to use its Security Factors to effect transfers from the Cryptocurrency Accounts. The Manager may choose, at its discretion, to add or remove Cryptocurrency Custodians at any time.

The Transfer Agent

[ ], [address], serves as transfer agent for the Trust pursuant to a Transfer Agency Services Agreement. Under its agreement with the Trust, [ ] has agreed, among other things, to (1) perform and facilitate the performance of purchases and redemptions of Creation Units by Authorized Participants; (2) record and calculate the number of outstanding Fund shares; (3) maintain shareholder accounts; (4) perform duties relating to anti-money laundering and identity theft prevention; and (5) make periodic reports to the Board and regulators regarding its operations.

The Marketing Agent

Victory Capital Services, Inc. (the "Marketing Agent") is responsible for: (1) in conjunction with the Manager and the Administrator, reviewing and approving, or rejecting, purchase and redemption orders of Baskets placed by Authorized Participants with the Administrator; and (2) reviewing and approving the marketing materials prepared by the Trust for compliance with applicable SEC and Financial Industry Regulatory Authority ("FINRA") advertising laws, rules, and regulations.

The Index Provider

The Index is owned and administered by Nasdaq, Inc. as Index Provider. It is calculated by CF Benchmarks Limited or other agent designated by the Index Provider as Calculation Agent. The Calculation Agent is experienced in calculating and administering digital assets indices. The Calculation Agent publishes daily the Index constituents, the Index constituents' weightings, the intraday value of the Index (under the ticker NCI) and the daily settlement value of the Index (under the ticker NCIS), which is effectively the Index's closing value.

CUSTODY OF THE TRUST'S ASSETS

The Trust's Custodians, including its Cash Custodian and its Cryptocurrency Custodians, will keep custody of all of the Trust's assets. The Trust reserves the right, in its sole discretion, to change Custodians without notice to Shareholders.

Cash Custodian.[ ] serves as the Trust's Cash Custodian.

Cryptocurrency Custodians. The following entities serve as the Trust's Cryptocurrency Custodians: [__], [__] and [__].

A single type of Cryptocurrency held by the Trust may be custodied or secured in different ways (e.g., with respect to a particular Cryptocurrency, a portion of the Trust's holdings may be custodied by one Cryptocurrency Custodian while another portion is custodied by another Cryptocurrency Custodian), and different types of Cryptocurrencies may have different custody or security arrangements. Over time, the Trust may choose to change a custody or security arrangement for a particular Cryptocurrency. The Manager will decide the appropriate security and custody arrangements for a particular Cryptocurrency, if necessary (i.e., in the case of cash creations that require the Manager to invest cash in the Cryptocurrencies), based on the availability the Cryptocurrency Custodians and the Manager's judgment at that time of the Cryptocurrency Custodians to safeguard the relevant Cryptocurrencies.

Digital asset private keys are stored in two different forms: "hot wallet" storage, whereby the private keys are stored on secure, internet-connected devices, and "cold" storage, where digital currency private keys are stored completely offline. The Cryptocurrency Custodial Agreements require the Cryptocurrency

Custodians to hold the Trust's digital assets investments in cold storage, unless required to facilitate deposits or withdrawals as a temporary measure.

Each Cryptocurrency Custodian will use segregated cold storage digital assets investments addresses for the Trust which are separate from the Cryptocurrency investment addresses that it uses for its other customers and that are directly verifiable. Each Cryptocurrency Custodian will at all times record and identify in its books and records that such Cryptocurrency investments constitute the property of the Trust. The Cryptocurrency Custodian will not withdraw the Trust's Cryptocurrency investments from the Trust's account, or loan, hypothecate, pledge or otherwise encumber the Trust's Cryptocurrency investments, without the Trust's instruction.

Each Cryptocurrency Custodian has adopted the following security policies and practices with respect to digital assets held in cold storage: hardware security modules ("HSMs") are used to generate, store and manage cold storage private keys; multi-signature technology is used to provide both security against attacks and tolerance for losing access to a key or facility, eliminating single points of failure; all HSMs are stored offline in air-gapped environments within a diverse network of guarded, monitored and access- controlled facilities that are geographically distributed; multiple levels of physical security and monitoring controls are implemented to safeguard HSMs within storage facilities; and all fund transfers require the coordinated actions of multiple employees. Such procedures may change and/or evolve over time, in accordance with the development of new storage and management techniques and standards.

Each Cryptocurrency Custodian has adopted the following security policies and practices with respect to digital assets held in its hot wallet, which is permissible on a temporary basis only (e.g., in connection with a creation or redemption): (i) its hot wallet environment is designed with fail-over redundant HSMs that are safeguarded within access-controlled and monitored data centers; (ii) the hot wallet keys have been replicated and cloned to geographically dispersed regions to protect against service disruptions and single points of failure; (iii) tiered access-controls are applied to the Custodian's production environment to restrict access to employees based on role, following the principle of least-privilege; (iv) administrative access to its production environment requires multi-factor authentication; (v) it offers additional account level protections such as crypto address whitelisting, which allows customers to restrict withdrawals to addresses only included in the customer's whitelist. Such procedures may change and/or evolve over time, in accordance with the development of new storage and management techniques and standards.

The Trust expects that it would pay its Custodians such customary fees for its services as the Trust and such parties negotiate from time to time. The Trust reserves the right, in its sole discretion, to change the custodial arrangements and procedures without further notice to Investors.

FORM OF SHARES

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Transfer Agent has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. The Transfer Agent keeps a record of all Shareholders and holders of the Shares in certified form in the registry ("Register"). The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in Depository Trust Company ("Depository").

Book Entry

Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Administrator with the Depository and registered in the name of [__], as nominee for the Depository. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) participants in the Depository, such as banks, brokers, dealers and trust companies ("Depository Participants"), (2) those who maintain, either directly or indirectly, a custodial relationship with a Depository Participant ("Indirect Participants"), and (3) those who hold interests in the Shares through Depository Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. Depository Participants acting on behalf of Shareholders holding Shares through such participants' accounts in the Depository will follow the delivery practice applicable to securities eligible for the Depository's Same-Day Trusts Settlement System. Shares are credited to Depository Participants' securities accounts following confirmation of receipt of payment.

The Depository has advised us as follows: It is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository holds securities for Depository Participants and facilitates the clearance and settlement of transactions between Depository Participants through electronic book-entry changes in accounts of Depository Participants.

TRANSFER OF SHARES

Shares are only transferable through the book-entry system of the Depository. Shareholders who are not Depository Participants may transfer their Shares through the Depository by instructing the Depository Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with the Depository are made in accordance with the usual rules and operating procedures of the Depository and the nature of the transfer. The Depository has established procedures to facilitate transfers among the participants and/or accountholders of it. Because the Depository can only act on behalf of Depository Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in the Depository, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

The Depository has advised us that it will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more Depository Participants in whose account with the Depository interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such Depository Participant(s) has or have given such direction.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell Shares of the Trust in secondary market transactions through brokers. Shares trade on the Exchange under the ticker symbol "[ ]." Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges.

Authorized Participants

The offering of the Trust's Shares is a best efforts offering. The Trust continuously offers Baskets consisting of 25,000 Shares to Authorized Participants. Authorized Participants pay a transaction fee for each order they place to create or redeem one or more Baskets.

The offering of Baskets is being made in compliance with Rule 2310 of the FINRA Rules. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

The NAV per Share of Shares offered in Baskets on each Business Day will be the Trust NAV, as calculated shortly after the close of the Exchange on that day, divided by the number of issued and outstanding Shares of the Trust. An Authorized Participant is not required to sell any specific number or dollar amount of Shares.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem Baskets or to offer to the public Shares of any Baskets it does create.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a "distribution," as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. For example, the initial Authorized Participant will be a statutory underwriter with respect to the initial purchase of Baskets. Any purchaser who purchases Shares with a view towards distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed "underwriting." For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor "underwriters" but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an "unsold allotment" within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(a)(3) of the 1933 Act.

While the Authorized Participants may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or Sponsor for their purchases of Baskets.

CREATION AND REDEMPTION OF SHARES

The Trust creates and redeems Shares from time to time, but only in one or more Baskets. Baskets are typically only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of digital assets represented by the Baskets being created or redeemed, the amount of which is equal to the combined NAV of the number of Shares included in the Baskets being created or redeemed determined as of 4:00 p.m. EST on the day the order to create or redeem Baskets is properly received.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be both (1)(a) registered broker-dealers and a member in good standing with FINRA or (b) securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers or be members of FINRA to engage in the securities transactions described below, and (2) Depository Participants. Authorized Participants will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of their business so requires. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Sponsor. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery, or facilitation, of the digital assets required for such creation and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trust, without the consent of any Shareholder or Authorized Participant. Authorized Participants pay the Transfer Agent a fee for each order they place to create or redeem one or more Baskets. The transaction fee may be reduced, increased or otherwise changed by the Sponsor. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or Sponsor, and no such person will have any obligation responsibility to the Sponsor or Trust to effect any sale or resale of Shares.

The following description of the procedures for the creation and redemption of Baskets (both in kind and in cash) is only a summary and purchasers should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and form of Authorized Participant Agreement are filed as exhibits to the registration statement of which this Prospectus is a part.

Authorized Participants will place orders through the Transfer Agent. The Transfer Agent will coordinate with the Trust's Custodians in order to facilitate settlement of the Shares and Cryptocurrencies, as described in more detail in "Creation Procedures" and "Redemption Procedures," below.

Creation and Redemption procedures

Creation Procedures

On any business day, an Authorized Participant may place an order with the Transfer Agent to create one or more Baskets. Purchase orders must be placed by 4:00 p.m. EST, or the close of regular trading on the Exchange, whichever is earlier, on any Business Day. The day on which an order is received by the Transfer Agent is considered the purchase order date.

By placing a purchase order, an Authorized Participant agrees to facilitate the deposit of Cryptocurrencies or cash with the Trust. Prior to the delivery of Baskets in connection with a purchase order, the Authorized Participant must have tendered the Basket Deposit (as defined below) or cash in lieu thereof and also have wired to the Transfer Agent the nonrefundable transaction fee due for the purchase order. Authorized Participants may not withdraw a purchase order.

The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement. By placing a purchase order, an Authorized Participant agrees to facilitate the deposit of Cryptocurrencies and/or cash with the appropriate Custodian(s). If an Authorized Participant fails to consummate the foregoing, the purchase order will be cancelled.

The total deposit of Cryptocurrencies and cash required to create each Basket is an amount that is in the same proportion to the total assets of the Trust, net of accrued expenses, fees and other liabilities, on the date the purchase order is properly received, and as the number of Shares created pursuant to the purchase order is in proportion to the total number of Shares outstanding on the same date. Each night, the Sponsor will publish the amount of Cryptocurrencies and/or cash that will be required in exchange for each purchase order on the following Business Day.

Following an Authorized Participant's purchase order, to the extent that the order is in kind, the Trust's cryptocurrency custody accounts must be credited with the required Cryptocurrencies by the end of the second business day following the purchase order date and with any cash in lieu of the Cryptocurrencies by [_]. Upon receipt of the Cryptocurrencies in the Trust's cryptocurrency custody accounts, the applicable Custodian(s) will notify the Transfer Agent, the Authorized Participant, the Sponsor and Manager that the Cryptocurrencies have been deposited. The Transfer Agent will then direct the Depository to credit the number of Shares created to the applicable Depository Participant account.

Cryptocurrency held in the Trust's cryptocurrency custody accounts is the property of the Trust and is not traded, leased, or loaned under any circumstances.

Determination of Required Deposits

The total deposit of Cryptocurrencies and/or cash required to create a Basket of Shares ("Basket Deposit") changes from day to day. On each Business Day, the Administrator adjusts the quantity of Cryptocurrencies and/or cash constituting the Basket Deposit as appropriate to reflect accrued expenses, fees and liabilities. The computation is made by the Administrator as promptly as practicable after 4:00 p.m. EST. The Administrator determines the Basket Deposit for each Business Day by dividing the value of the Cryptocurrencies held by the Trust as of the opening of business on that Business Day, adjusted for the amount of Cryptocurrencies constituting estimated accrued but unpaid fees, liabilities and expenses of the Trust, divided by the number of Shares issued and outstanding, multiplied by 25,000. Fractions of a Cryptocurrency smaller than 0.001 are disregarded for purposes of the computation of the Basket Deposit. The Basket Deposit is communicated via electronic mail message to all Authorized Participants, and made available on the Trust's website.

Delivery of Required Deposits

An Authorized Participant who places a purchase order must follow the procedures outlined in "Creation Procedures," above. Upon receipt of the Basket Deposit, the relevant Custodian(s) will notify the Transfer Agent that the Cryptocurrencies and/or cash have been received, and the Transfer Agent will direct the Depository to credit the number of Shares ordered to the applicable Depository Participant account on the second business day following the purchase order date. The expense and risk of delivery and ownership of any Cryptocurrency, until received by the Trust's Cryptocurrency Custodians on behalf of the Trust, will be borne solely by the Authorized Participant.

Rejection of Purchase Orders

The Sponsor or its designee, including the Manager (if so designated), has the absolute right, but not the obligation, to reject any purchase order or Basket Deposit if the Sponsor determines that:

•the purchase order or Basket Deposit, whether comprised of cash and/or Cryptocurrencies, is not in proper form;

•acceptance would not be in the best interest of the Shareholders of the Trust;

•acceptance of the purchase order or the Basket Deposit, whether comprised of cash and/or Cryptocurrencies, would have adverse tax consequences to the Trust or its Shareholders;

•acceptance or receipt would, in the opinion of counsel to the Sponsor or Manager, be unlawful; or

•circumstances outside the control of the Trust, Sponsor, Manager, Marketing Agent and/or Custodians make it, for all practical purposes, not feasible to process Baskets.

None of the Sponsor, Manager, Transfer Agent or Custodians will be liable for the rejection of any purchase order or Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Participant may redeem one or more Baskets mirror the procedures for the creation of Baskets with an additional safeguard on Cryptocurrencies being removed from the Trust's cryptocurrency custodial accounts. On any business day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Baskets. Redemption orders must be placed by 4:00 p.m. EST, or the close of regular trading on the Exchange, whichever is earlier. A redemption order will be effective on the date it is received by the Transfer Agent.

The redemption distribution from the Trust will consist of a movement of Cryptocurrencies and/or cash in the amount that represents the fractional undivided interest of the Shares being redeemed. The redemption distribution due from the Trust will be delivered once the Transfer Agent notifies the relevant Custodian(s) and Sponsor or Manager that the Authorized Participant has delivered the Basket(s) of Shares to the Trust's Depository account. If the Trust's Depository account has not been credited with all such Shares, the redemption distribution will be delayed until such time as the Transfer Agent confirms receipt of all such Shares.

Once the Transfer Agent notifies the Custodian, Sponsor and Administrator that the Shares have been received in the Trust's Depository account, the Administrator instructs the Custodian to transfer Cryptocurrencies and/or cash from the Trust's Custodian accounts to the Authorized Participant.

Cryptocurrency held in the Trust's cryptocurrency custodial accounts is the property of the Trust and is not traded, leased, or loaned under any circumstances.

Determination of Redemption Distribution

The redemption distribution from the Trust will consist of an amount of Cryptocurrencies and/or cash that is determined in the same manner as the determination of Basket Deposits discussed above.

Delivery of Redemption Distribution

The redemption distribution due from the Trust, whether comprised of cash and/or Cryptocurrencies, will be delivered on the second business day following the redemption order date, if the Trust's Depository account has been credited with the Shares to be redeemed. If the Trust's Depository account has not been credited with all of the Shares to be redeemed by such time, the redemption distribution will be delayed.

Suspension or Rejection of Redemption Orders

The Sponsor or Manager, as the delegate of the Sponsor, may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of Cryptocurrencies (or other digital assets, as applicable,) is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust's assets. If the Sponsor has difficulty liquidating the Trust's positions, e.g., because of a market disruption event or an unanticipated delay in the liquidation of a position in an OTC contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of the Sponsor, Manager, Transfer Agent or other person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement, or the Custodians will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption orders must be made in whole Baskets. The Sponsor or Manager, as the delegate of the Sponsor, acting by itself or through the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement, may, in its sole discretion, reject any redemption order (1) the Sponsor or Manager determines not to be in proper form, (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of the Custodians, Sponsor, Manager, Transfer Agent or other person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement, make it, for all practical purposes, not feasible for the Shares or Cryptocurrencies and/or cash to be delivered in connection with the redemption order. The Sponsor or Manager, as the delegate of the Sponsor, may also reject a redemption order if the number of Shares being redeemed would reduce the remaining outstanding Shares to [_] Shares (i.e., [_] Baskets) or less.

Creation and Redemption Transaction Fee

To compensate the Transfer Agent for expenses incurred in connection with the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee to the Transfer Agent to create or redeem Baskets, which does not vary in accordance with number of Baskets in such order. The transaction fee may be reduced, increased, otherwise changed or waived by the Sponsor or Manager, as the delegate of the Sponsor. The Sponsor or Manager will notify the Depository of any change in the transaction fee and will not implement any increase in the fee for the redemption of Baskets until thirty (30) days after the date of notice.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Trust will create and redeem Shares from time to time, but only in one or more Baskets. The creation (redemption) of Baskets is typically made in exchange for delivery to (distribution by) the Trust of the amount of Cryptocurrencies equal in value to the number of Shares in the Baskets being created (redeemed), as determined on the day that the creation (redemption) order to is properly received.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.

Authorized Participants that do offer to the public Shares from the Baskets they create will do so at per- Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV and NAV per Share of the Trust at the time the Authorized Participant purchased the Baskets, the NAV per Share at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of the offer of the Shares to the public, and the liquidity of Cryptocurrencies and other digital assets.

An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either the Trust or the Sponsor and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares. Shares trade in the secondary market on the Exchange.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of Shareholders who seek to purchase or sell Shares in the secondary market and the liquidity of digital assets. Baskets are generally redeemed when the market price per Share is less than the NAV per Share, i.e., trading at a discount. By contrast, Baskets are generally created when the market price per Share is higher than the NAV per Share, i.e., trading at a premium.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance of Baskets will typically consist of cash and/or Cryptocurrencies. Cryptocurrency deposits are held by the Cryptocurrency Custodians on behalf of the Trust until (i) delivered out in connection with redemptions of Baskets or (ii) sold by the Sponsor, which may be facilitated by the Cryptocurrency Custodians, to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor. Cash subscriptions received will be invested in Cryptocurrencies and the Sponsor will deposit any residual cash with the Cash Custodian.

OWNERSHIP OR BENEFICIAL INTEREST IN THE TRUST

The beneficial interest in the Trust is divided into Shares. Each Share of the Trust represents an equal, undivided, fractional beneficial interest in the NAV of the Trust. In the event of a distribution, each holder of Shares is thus entitled to a pro rata distribution of assets and income from the Trust.

All Shares are fully paid and non-assessable. No Share will have any priority or preference over any other Share. All distributions, if any, will be made ratably among all Shareholders from the assets of the Trust based on the number of Shares held, of record, by such Shareholders on the record date for any distribution; or, in the case of termination of the trust, on the date of termination. Except as otherwise provided by the Sponsor, Shareholders will have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

The Sponsor will have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Sponsor may from time to time determine, (b) to divide the beneficial interest in the Trust into an unlimited amount of shares, with or without par value, as the Sponsor will determine, (c) to issue shares without limitation as to number (including fractional shares), to such persons and for such amount of consideration, subject to any restriction set forth in the By-Laws, if any, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to divide or combine the shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the shares in the assets held, and (e) to take such other action with respect to the shares as the Sponsor may deem desirable. The ownership of Shares will be recorded on the books of the Trust or a transfer or similar agent for the Trust. No certificates certifying the ownership of Shares will be issued except as the Sponsor may otherwise determine from time to time. The Sponsor may make such rules as it considers appropriate for the issuance of share certificates, transfer of Shares and similar matters. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, will be conclusive as to the identity of the Shareholders and as to the number of Shares held from time to time by each.

CONFLICTS OF INTEREST

Conflicts Disclosure

There are present and potential future conflicts of interest in the Trust's structure and operation you should consider before you purchase Shares. The Sponsor and the Manager will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor and/or the Manager are not able to resolve these conflicts of interest adequately, it may impact the Trust's ability to achieve its investment objective.

The officers, directors and employees of the Sponsor and of the Manager do not devote their time exclusively to the Trust. These persons are directors, officers or employees of other entities which may compete with the Trust for their services. They could have a conflict between their responsibilities to the Trust and to those other entities.

The Sponsor and the Manager have the authority to manage the investments and operations of the Trust, and this may allow them to act in a way that furthers their own interests, which may create a conflict with Shareholders' best interests. Shareholders have very limited voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, change in the Trust's basic investment policy, dissolution of the Trust, or the sale or distribution of the Trust's assets.

Trust may be influenced by the effect they would have on other funds their affiliates may manage. A portfolio manager may manage other accounts which have materially higher fee arrangements than the Trust and may manage other accounts which have a performance-based fee. A portfolio manager also may make personal investments in accounts he or she manages or supports. The side-by-side management of the Trust along with other accounts may raise potential conflicts of interest by incenting a portfolio manager to direct a disproportionate amount of: (1) their attention; (2) limited investment opportunities, such as less liquid securities or initial public offering; and/or (3) desirable trade allocations, to such other accounts. In addition, certain trading practices, such as cross-trading between Funds or between a Fund and another account, raise conflict of interest issues.

In addition, the Sponsor and the Manager may be required to indemnify their officers, directors and key employees with respect to their activities on behalf of other funds, if the need for indemnification arises. This potential indemnification could cause the Sponsor's or Manager's assets to decrease. If the Sponsor's or Manager's other sources of income are not sufficient to compensate for the indemnification, they could cease operations, which could in turn result in Trust losses and/or termination of the Trust.

If the Sponsor or Manager acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Trust, they will have no duty to offer such opportunity to the Trust. The Sponsor and the Manager will not be liable to the Trust or the Shareholders for breach of any fiduciary or other duty if Sponsor or Manager pursues such opportunity or directs it to another person or does not communicate such opportunity to the Trust. Neither the Trust nor any Shareholder has any rights or obligations by virtue of the Trust Agreement, the trust relationship created thereby, or this Prospectus in such business ventures or the income or profits derived from such business ventures. The pursuit of such business ventures, even if competitive with the activities of the Trust, will not be deemed wrongful or improper.

The Index Provider, as index administrator for the Index, may have conflicts of interest as a result of its relationship with the Index. Procedures have been implemented to mitigate any conflicts of interest adversely affecting the interests of Shareholders. However, Shareholders should be aware that the Index Provider has not taken the interests of the Shareholders into consideration when creating the Index, and the Index Provider will have no obligation to take the interests of the Shareholders into account when maintaining, modifying, rebalancing, reconstituting or discontinuing the Index. Actions taken by the Index Provider in respect of the Index may have an adverse impact on the value or liquidity of the Shares. The interests of the Index Provider and the Shareholders may not be aligned. The Index Provider will have no responsibility or liability to the Shareholders.

Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists between the Sponsor or any of its affiliates, on the one hand, and the Trust or any Shareholders or any other person, on the other hand, the Sponsor will resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

DUTIES OF THE SPONSOR

The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries,) are replaced entirely by the terms of the Trust Agreement (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).

Additionally, under the Trust Agreement, the Sponsor has the following obligations as a sponsor of the Trust:

•execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

•retain independent public accountants to audit the accounts of the Trust;

•employ attorneys to represent the Trust;

•select the Trust's Trustee, administrator, transfer agent, custodian(s), digital assets exchange counterparties and OTC market participant counterparties, index provider, marketing agent(s); insurer(s) and any other service provider(s) and cause the Trust to enter into contracts with such service provider(s);

•negotiate and enter into insurance agreements to secure and maintain the insurance coverage to the extent described in the Prospectus;

•develop a marketing plan for the Trust on an ongoing basis and prepare marketing materials regarding the Trust;

•maintain the Trust's website;

•valuing the Trust's Shares;

•enter into an Authorized Participant Agreement with each Authorized Participant and discharge the duties and responsibilities of the Trust and the Sponsor thereunder;

•receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted purchase orders, as described in the Trust Agreement and in the Authorized Participant Agreement;

•in connection with purchase orders, receive directly or through its delegates the number of digital assets and/or cash in an amount equal to the NAV of a Basket from Authorized Participants;

•in connection with purchase orders, after accepting an Authorized Participant's purchase order and receiving digital assets and/or cash, as applicable, in an amount equal to the NAV of the Basket(s), the Sponsor or its delegate will direct the Trust's appointed transfer agent to credit the Baskets to fill the Participant's purchase order within one Business Day immediately following the purchase order date;

•receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted redemption orders, as described in the Trust Agreement and in the Authorized Participant Agreement;

•in connection with redemption orders, after receiving the redemption order specifying the number of Baskets that the Authorized Participant wishes to redeem and after the Trust's Depository account has been credited with the Baskets to be redeemed, the Sponsor or its delegates will transfer to the redeeming Authorized Participant: (i) in the case of a cash redemption, an amount of cash and (ii) in the case of an in-kind redemption, an amount of digital assets, in each case equal to the NAV of the Trust multiplied by the number of Shares to be redeemed under the redemption order;

•assist in the preparation and filing of reports and proxy statements (if any) to the Shareholders, the periodic updating of the Registration Statement and Prospectus and other reports and documents for the Trust required to be filed by the Trust with the SEC and other governmental bodies;

•monitor all fees charged to the Trust, and the services rendered by the service providers to the Trust, to determine whether the fees paid by, and the services rendered to, the Trust are at competitive rates and are the best price and services available under the circumstances, and if necessary, renegotiate the fee structure to obtain such rates and services for the Trust;

•perform such other services as the Sponsor believes the Trust may from time to time require; and

•in general, to carry out any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant or growing out of or connected with the aforesaid business or purposes, objects or powers.

To the extent that a law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or to any other person, the Sponsor will not be liable to the Trust, Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus, unless such reliance constitutes gross negligence, bad faith, or willful misconduct on the part of the Sponsor.

LIABILITY AND INDEMNIFICATION

Trustee

The Trustee will not be liable for the acts or omissions of the Sponsor, nor will the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Trust Agreement. The Trustee will not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:

(a)the Trustee will not be personally liable for any error of judgment made in good faith except to the extent such error of judgment constitutes gross negligence on its part;

(b)no provision of the Trust Agreement will require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(c)under no circumstances will the Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

(d)the Trustee will not be personally responsible for or in respect of the validity or sufficiency of the Trust Agreement or for the due execution hereof by the Sponsor;

(e)the Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of any governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by an authorized officer of the Sponsor or any other corresponding directing party, as to such fact or matter, and such certificate will constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

(f)in the exercise or administration of the trust hereunder, the Trustee (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee will not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys will have been selected by the Trustee in good faith and with due care and (ii) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

(g)except as expressly provided in the Trust Agreement, the Trustee acts solely as a trustee under the Trust Agreement and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by the Trust Agreement will look only to the Trust's property for payment or satisfaction thereof; and

(h)the Trustee will not be liable for punitive, exemplary, consequential, special or other similar damages under any circumstances.

The Trustee or any officer, affiliate, director, employee, or agent of the Trustee (each, an "Indemnified Person") will be entitled to indemnification from the Sponsor or the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under State or federal securities laws) of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Trust Agreement or the transactions contemplated in the Trust Agreement; provided, however, that the Sponsor and the Trust will not be required to indemnify any Indemnified Person for any Expenses that are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person. The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons will survive the termination of the Trust Agreement.

Sponsor

The Sponsor will not be under any liability to the Trust, the Trustee or any Shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any digital assets or other assets held in trust hereunder; provided, however, that this provision will not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee's counsel or by any other Person for any matters arising hereunder. The Sponsor will in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder or to the Trustee other than as expressly provided for herein. The Trust will not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

In addition, as described in the Trust Agreement, (i) whenever a conflict of interest exists or arises between the Sponsor or any of its Affiliates, on the one hand, and the Trust, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated herein or therein provides that the Sponsor will act in a manner that is, or provides terms that are, fair and reasonable to the Trust, the Sponsor will resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor will not constitute a breach of the Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

The Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries (each a "Sponsor Indemnified Party") will be indemnified by the Trust and held harmless against any loss, liability or expense incurred hereunder without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under Section [ ] of the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

PROVISIONS OF LAW

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met. These conditions require that no indemnification of the Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator(s) of the State(s) in which the plaintiffs claim they were offered or sold interests.

MANAGEMENT; VOTING BY SHAREHOLDERS

The Shareholders of the Trust take no part in the management or control, and have no voice in, the Trust's operations or business. Except in limited circumstances, Shareholders have no voting rights under the Trust Agreement.

The Sponsor generally has the right to amend the Trust Agreement as it applies to the Trust provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the Shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee will be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.

The Trust does not have any directors, officers or employees. The creation and operation of the Trust has been arranged by the Sponsor. The Sponsor is not governed by a board of directors. The following persons, in their respective capacities as directors or executive officers of the Sponsor perform certain functions with respect to the Trust that, if the Trust had directors or executive officers, would typically be performed by them. The biographies of the Sponsor's principals and other members of the investment team are set forth below.

Michael D. Policarpo

Michael D. Policarpo is President, Chief Financial Officer, and Chief Administrative Officer for Victory Capital. He is responsible for the firm's financial operations, accounting, and treasury management, as well as the day-to-day operations of the business platform, including all operational and administrative functions. Mr. Policarpo joined the firm in 2005 and has held several senior level roles, including serving as Chief Operating Officer from February 2016 to March 2019 and chief financial officer from August 2013 through June 2017.  Prior to joining Victory Capital, Mr. Policarpo served as vice president of finance for Gartmore Global Investments, Inc., and prior to that, Ernst & Young LLP as a senior accountant. Mr.

Policarpo holds a Bachelor of Science degree in business and economics from Lehigh University. He is a Certified Public Accountant and holds Series 7, 24, 27, and 99 securities licenses.

Nina Gupta

Nina Gupta is Chief Legal Officer and Head of Human Resource Administration of Victory Capital. Previously, Ms. Gupta was General Counsel and Secretary of RS Investments, which was acquired by Victory Capital in July 2016. Prior to joining RS, Ms. Gupta worked at BlackRock Institutional Trust Company N.A., where she was Deputy General Counsel of BlackRock Institutional Trust Company, responsible for providing legal advice in connection with corporate matters, counterparty trading, transactional documentation, and regulatory issues in connection with a variety of different fund structures and accounts. Previously, Ms. Gupta was an associate at the law firm of Shearman & Sterling LLP in New York and Menlo Park, where her practice focused on general corporate, structured finance and banking matters. Ms. Gupta earned a law degree from the University of London in 1996 and a Masters in Law from the University of Cambridge in 1997.

Mannik Dhillon

Mannik S. Dhillon serves as President of VictoryShares and Solutions for Victory Capital. In this role, he leads and oversees the firm's multi-asset, multi-manager, active quantitative and exchange-traded fund business. The VictoryShares and Solutions team is responsible for providing custom advice and solutions to clients across a variety of channels and portfolio types. Additionally, Mr. Dhillon leads the firm's product development, management and strategy efforts, which includes working with Victory Capital's franchises on product enhancements, extensions and innovations designed to best meet the needs of clients. Mr. Dhillon also contributes to the evaluation of capabilities of potential new franchises as part of the firm's acquisition strategy. Prior to joining Victory Capital in 2015, Mr. Dhillon served as a Managing Director and Head of Manager Research with Wilshire Associates. While there, he led the team responsible for evaluating asset managers for inclusion in Wilshire's multi-manager portfolios. He was also in charge of leading strategic consulting engagements for Wilshire. Mr. Dhillon has a strong background on the institutional consulting side of the business, where he spent nine years as a manager research and defined contribution consultant with Hewitt before joining Wilshire in 2010. Mr. Dhillon earned his Bachelor of Business Administration degree in finance from the University of Georgia. He holds the Chartered Financial Analyst® and Chartered Alternative Investment Analyst designations.

BOOKS AND RECORDS

The Trust keeps its books of record and account at the office of the Sponsor located at 15935 La Cantera Parkway, San Antonio, TX 78256, or at the offices of the Administrator, located at [________], or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust's satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.

The Trust keeps a copy of the Trust Agreement on file in the Sponsor's office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

STATEMENTS, FILINGS, AND REPORTS TO SHAREHOLDERS

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner, as is required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Manager and Administrator will assist and support the Sponsor in the preparation of such reports.

The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

FISCAL YEAR

The fiscal year of the Trust is the calendar year. The Sponsor may select an alternate fiscal year.

GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION

The rights of the Sponsor, the Trust, the Depository (as registered owner of the Trust's global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, Trust and Depository and, by accepting Shares, each Depository Participant and each Shareholder, consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor and the Trust.

LEGAL MATTERS

Litigation and Claims

Within the past five years of the date of this Prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

K&L Gates LLP has advised the Sponsor in connection with the Shares being offered. K&L Gates LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust. Certain opinions of counsel will be filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The financial statements of the Trust will be included herein in reliance on the report of [_], an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

MATERIAL CONTRACTS

Administration Agreement

[To be provided by subsequent amendment.]

Custody Agreements

[To be provided by subsequent amendment.]

Distribution Agreement

[To be provided by subsequent amendment.]

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion of the material U.S. federal income tax consequences that generally will apply to the purchase, ownership and disposition of Shares by a U.S. Shareholder (as defined below) represents, insofar as it describes conclusions as to U.S. federal income tax law and subject to the limitations and qualifications described therein, the opinion of K&L Gates LLP, special U.S. federal income tax counsel to the Sponsor. The discussion below is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Certain Shareholders (including but not limited to banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, tax-exempt or tax-advantaged retirement plans or accounts, brokers or dealers, traders, partnerships for U.S. federal income tax purposes, persons holding Shares as a position in a "hedging," "straddle," "conversion," "constructive sale" or other integrated transaction for U.S. federal income tax purposes, persons whose "functional currency" is not the U.S. dollar, persons required for U.S. federal income tax purposes to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement, or other investors with special circumstances) may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who will hold Shares as "capital assets" (generally, property held for investment). Moreover, the discussion below does not address the effect of any state, local or foreign tax law consequences that may apply to an investment in Shares. Purchasers of Shares are urged to consult their own tax advisers with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a "U.S. Shareholder" is a Shareholder that is:

•an individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes;

•a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable and we urge you to consult your own tax adviser for the U.S. federal income tax implications of the purchase, ownership and disposition of such Shares.

Taxation of the Trust

[To be provided by subsequent amendment.]

Taxation of U.S. Shareholders

[To be provided by subsequent amendment.]

PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF THE TRUST

PURCHASES BY EMPLOYEE BENEFIT PLANS

The Employee Retirement Income Security Act of 1974 ("ERISA") and/or Section 4975 of the Code impose certain requirements on: (i) employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, or other arrangements that are subject to Title I of ERISA and/or Section 4975 of the Code, as well as entities whose underlying assets are considered to include "plan assets" (as defined below) of any such plan or arrangement, including certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested (each, a "Plan" and collectively, "Plans"); and (ii) persons who are fiduciaries with respect to the investment of assets treated as "plan assets" within the meaning of U.S. Department of Labor (the "DOL") regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the "Plan Assets Regulation"), of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Plan or the management or disposition of the assets of such Plan, or who renders investment advice for a fee or other compensation to such Plan, is generally considered to be a fiduciary of the Plan.

"Governmental plans" within the meaning of Section 3(32) of ERISA, certain "church plans" within the meaning of Section 3(33) of ERISA and "non-U.S. plans" described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or

Section 4975 of the Code, may be subject to one or more federal, state, local, non-U.S. or other law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code (collectively, "Similar Laws"). Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.

In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the "Risk Factors" discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider, among other issues, whether: (1) the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) the investment would constitute a direct or indirect non-exempt prohibited transaction with a "party in interest" or "disqualified person" within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan's funding objectives; and (4) such investment is appropriate for the Plan under the general fiduciary standards of investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan's investment portfolio and the Plan's need for sufficient liquidity to pay benefits when due. When evaluating the prudence of an investment in the Shares, the Plan fiduciary should consider the DOL's regulation on investment duties, which can be found at 29 C.F.R. § 2550.404a-1.

It is intended that: (a) none of the Sponsor, the Trustee, the Custodian or any of their respective affiliates (the "Transaction Parties") has through this report and related materials provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase or acquire such Shares; and (b) the information provided in this report and related materials will not make a Transaction Party a fiduciary to the Plan.

By acceptance of a Share, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the shares constitutes assets of any Plan or any plan subject to Similar Laws or (ii) the purchase of the Shares or the holding of the Shares by such purchaser or transferee will not constitute a non-exempt prohibited transaction under, or otherwise violate, ERISA, Section 4975 of the Code, or any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the Shares (and holding the Shares) on behalf of, or with the assets of, any Plan or any plan subject to Similar Laws, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code, and any Similar Laws to such transactions and whether an exemption would be applicable to the purchase and holding of the Shares.

Purchasers of the Shares have the exclusive responsibility for ensuring that their purchase and holding of the Shares complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules or other requirements of ERISA, the Code, or Similar Laws.

INFORMATION YOU SHOULD KNOW

This Prospectus contains information you should consider when making an investment decision about the Shares. You should rely only on the information contained in this Prospectus or any applicable prospectus supplement. None of the Trust or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on

it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this Prospectus was obtained from us and other sources we believe to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this Prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this "Prospectus," we are referring to this Prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this Prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this Prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this Prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

SUMMARY OF PROMOTIONAL AND SALES MATERIAL

The Trust expects to use the following sales material it has prepared:

•the Trust's website, www. [_].com; and

•the Trust Fact Sheet found on the Trust's website.

The materials described above are not a part of this Prospectus or the registration statement of which this Prospectus is a part.

INTELLECTUAL PROPERTY

The Sponsor owns trademark registrations for the Trust. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

The Sponsor also owns trademark registrations for the Sponsor. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

NOTICE WITH RESPECT TO THE NASDAQ CRYPTO INDEXTM

The Trust is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the "Corporations"). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Trust. The Corporations make no representation or warranty, express or implied to the investors of the Trust or any member of the public regarding the advisability of investing in securities generally or in the Trust particularly, or the ability of the Index to track general crypto market performance. The Corporations' only relationship to Victory Capital Digital Assets, LLC and its affiliated persons (in such capacity, the "Licensee") is in the licensing of the Nasdaq® and certain trade names of the Corporations and the use of the Index, which is to be determined, composed and calculated by Nasdaq without regard to Licensee or the Trust. Nasdaq has no obligation to take the needs of the Licensee or the investors in the Trust into consideration in determining, composing or calculating the proposed Index. The Corporations are not responsible for and have not participated in the determination of the timing of issuances of interests in the Trust, or in the determination or calculation of the equation by which interests in the Trust are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Trust.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ CRYPTO INDEXTM OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, MEMBERS OF THE FUND, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ CRYPTO INDEXTM OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ CRYPTO INDEXTM OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed a registration statement on Form S-1 with the SEC under the 1933 Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which is available online at www.sec.gov.

Information about the Trust and the Shares can also be obtained from the Trust's website, which is www.[_].com. The Trust's website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act.

The reports and other information is available online at www.sec.gov.

PRIVACY POLICY

The Trust and the Sponsor may collect or have access to certain nonpublic personal information about current and former Shareholders. Nonpublic personal information may include information received from Shareholders, such as a Shareholder's name, social security number and address, as well as information received from brokerage firms about Shareholder holdings and transactions in Shares of the Trust.

The Trust and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Trust and the Sponsor restrict access to the nonpublic personal information they collect about Shareholders to those of their and their affiliates' employees and service providers who need access to such information to provide products and services to Shareholders.

The Trust and the Sponsor maintain safeguards that comply with federal law to protect Shareholders' nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of Shareholders' records and information, (2) protect against any anticipated threats or hazards to the security or integrity of Shareholders' records and information, and (3) protect against unauthorized access to or use of Shareholders' records or information that could result in substantial harm or inconvenience to any Shareholder.

Third-party service providers with whom the Trust and the Sponsor share nonpublic personal information about Shareholders must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Sponsor's current Privacy Policy, which is applicable to the Trust, is provided to Shareholders annually and is also available at [_].

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[To be provided by amendment]

VICTORYSHARES HASHDEX NASDAQ CRYPTO INDEX ETF

COMMON SHARES OF BENEFICIAL INTEREST

PROSPECTUS

[ ], 2021

Until [_], 2021 (25 calendar days after the date of this Prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the Shares pursuant to the Prospectus contained in this registration statement.

SEC registration fee (actual)	$	[_____]*

Listing fee (actual)	$[_____]*

Auditor's fees and expenses	$	[_____]*

Legal fees and expenses	$[_____]*

Printing expenses	$	[_____]*

Miscellaneous expenses	$[_____]*

Total	$	[_____]*

*To be provided by amendment.

Item 14. Indemnification of Directors and Officers.

The Trust Agreement provides that the Sponsor agrees to compensate the Delaware Trust Company (the "Trustee") in accordance with a separate fee agreement with the Trustee. To the fullest extent permitted by applicable law, the Sponsor agrees to (i) reimburse the Trustee for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) incurred by the Trustee in connection with actions authorized pursuant to this Trust Agreement, and (ii) indemnify (a) the Trustee, (b) any affiliate of the Trustee, and (c) any officers, directors, receipt holders, members, partners, employees, representatives, nominees, custodians or agents of the Trustee (each of the persons or entities in (a) through (c) being referred to as an "Indemnified Person") for, and to hold each Indemnified Person harmless against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever, whether direct, indirect or consequential, or as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation the other parties hereto, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of the this Trust Agreement or any other document or agreement to which the Trust is a party or any transactions contemplated therein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation (collectively, "Claims") which may at any time be imposed on, incurred by, or asserted against the Trustee or any Indemnified Party in any way relating to or arising out of this Trust Agreement or any other document or agreement, the trust estate held by or on behalf of the Trust, the administration of the Trust or the trust estate held hereunder or the action or inaction of the

Trustee hereunder or thereunder, other than from and against Claims arising or resulting from (i) its own willful misconduct, bad faith or gross negligence. The obligation to indemnify as set forth in this paragraph 8 shall survive the resignation or removal of the Trustee, the termination, amendment and/or restatement of this Trust Agreement, and shall survive the transfer by the Sponsor of any or all of its interest in the Trust pursuant to this Trust Agreement or otherwise.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

(a)Exhibits.

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which is incorporated herein by reference.

(b)Financial Statement Schedules.

Not applicable.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)If the registrant is relying on Rule 430B:

(A)each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of San Antonio, and state of Texas, on August 3rd, 2021.

VICTORYSHARES HASHDEX NASDAQ

CRYPTO INDEX ETF

By: Victory Capital Digital Assets, LLC, as Sponsor of the registrant

By:/S/ Michael D. Policarpo

Name: Michael D. Policarpo

Title: President, CFO and CAO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title	Date

/S/ Michael D. Policarpo	Principal Executive Officer	August 3, 2021
Principal Financial Officer and
/S/ Michael D. Policarpo	Principal Accounting Officer	August 3, 2021

*The registrant will be a trust and the persons are signing in their capacities as officers of Victory Capital Digital Assets, LLC, the Sponsor of the registrant.

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.1Agreement and Declaration of Trust*

3.2Certificate of Trust

5.1Opinion of K&L Gates LLP as to legality*

8.1Opinion of K&L Gates LLP as to tax matters*

10.1Form of Sponsor Agreement*

10.2Form of Initial Authorized Participant Agreement*

10.3Form of Marketing Agreement*

10.4Form of Custodial Services Agreement*

10.5Form of Trust Administration and Accounting Agreement*

10.6Form of Transfer Agency Agreement*

23.1Consent of Independent Registered Public Accounting Firm*

23.2Consent of K&L Gates LLP (included in Exhibits 5.1 and 8.1)*

*To be filed by amendment.